UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

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☐	Soliciting Material under Rule 14a-12

RAIT FINANCIAL TRUST

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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RAIT FINANCIAL TRUST

2929 Arch Street, 17th Floor

Philadelphia, PA 19104

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 22, 2012

To the Shareholders of RAIT FINANCIAL TRUST:

Notice is hereby given that the annual meeting (the “Annual Meeting”) of shareholders of RAIT FINANCIAL TRUST, a Maryland real estate investment trust (“RAIT”), will be held in the Revolution Room located in the Hub at the Cira Centre, 2929 Arch Street, Philadelphia, Pennsylvania, on Tuesday, May 22, 2012, at 9:00 A.M., Philadelphia time, for the following purposes:

1. To elect eight trustees to serve until the next annual meeting of shareholders in 2013.

2. To approve the selection of Grant Thornton LLP as the independent registered public accounting firm for RAIT for the fiscal year ending December 31, 2012.

3. To approve the amendment and restatement of the RAIT Financial Trust 2008 Incentive Award Plan, including renaming the plan as the RAIT Financial Trust 2012 Incentive Award Plan (the “Incentive Award Plan”), increasing the number of RAIT’s common shares authorized for issuance under the Incentive Award Plan and extending the term of the Incentive Award Plan.

4. To transact such other business as may properly be brought before the Annual Meeting and any adjournment, postponement or continuation thereof.

Only shareholders of record on the books of RAIT at the close of business on March 12, 2012 will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. A list of shareholders entitled to vote at the Annual Meeting will be available for inspection at the Annual Meeting and at the offices of RAIT at 2929 Arch Street, 17th Floor, Philadelphia, Pennsylvania 19104. The stock transfer books will not be closed.

SHAREHOLDERS CAN HELP AVOID THE NECESSITY AND EXPENSE OF SENDING FOLLOW-UP LETTERS TO ASSURE A QUORUM BY PROMPTLY RETURNING THE ENCLOSED PROXY. THE ENCLOSED ADDRESSED ENVELOPE REQUIRES NO POSTAGE AND YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE ITS USE.

By order of the Board of Trustees,

/s/ RAPHAEL LICHT
Raphael Licht
Secretary

March 22, 2012

RAIT FINANCIAL TRUST

2929 Arch Street, 17th Floor

Philadelphia, PA 19104

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

GENERAL

Introduction

The 2012 annual meeting of shareholders of RAIT Financial Trust, or the annual meeting, will be held on Tuesday, May 22, 2012, at 9:00 A.M., Philadelphia time, in the Revolution Room located in the Hub at the Cira Centre, 2929 Arch Street, Philadelphia, Pennsylvania, for the purposes set forth in the accompanying notice. Only shareholders of record at the close of business on March 12, 2012 will be entitled to notice of and to vote at the annual meeting. Unless we have indicated otherwise, or the context otherwise requires, references in this proxy statement to “RAIT,” “we,” “us,” and “our” or similar terms are to RAIT Financial Trust and its subsidiaries. If you wish to attend the annual meeting and vote in person, you may contact RAIT’s Investor Relations at (215) 243-9000 for directions.

This statement is furnished in connection with the solicitation by the board of trustees of RAIT, or the board, of proxies from holders of our common shares of beneficial interest, par value $0.03 per share, or common shares, to be used at the annual meeting, and at any and all adjournments thereof. Proxies in the accompanying form, properly executed and duly returned to RAIT, and not revoked, will be voted at the annual meeting and any and all adjournments thereof.

We will send this proxy statement and the accompanying form of proxy on or about March 30, 2012 to shareholders of record of common shares as of March 12, 2012.

Revocation of Proxy

If a proxy in the accompanying form is executed and returned, it may nevertheless be revoked at any time before its exercise by giving written notice of revocation to our secretary at the address given at the top of this page, by submitting a later dated proxy or by attending the annual meeting and voting in person.

Expenses and Manner of Solicitation

We will bear the cost of soliciting proxies. Our trustees, officers and regular employees may solicit proxies either personally, by letter or by telephone. We will not specifically compensate our trustees, officers or employees for soliciting proxies. We expect to reimburse banks, brokers, and other persons for their reasonable out-of-pocket expenses in handling proxy materials for beneficial owners of our common shares. We also have made arrangements with Phoenix Advisory Partners to assist in soliciting proxies for the annual meeting and in communicating with shareholders and have agreed to pay Phoenix Advisory Partners $7,500 plus expenses for its services.

VOTING AT THE ANNUAL MEETING

At the annual meeting, only those holders of common shares at the close of business on March 12, 2012, the record date, will be entitled to vote. As of the record date, 49,874,846 common shares were outstanding. Each holder is entitled to one vote per share on each matter of business properly brought before the annual meeting. Shareholders do not have cumulative voting rights. RAIT has an authorized capitalization of 225,000,000 shares of beneficial interest, consisting of 200,000,000 common shares, par value $0.03 per share, and 25,000,000 preferred shares of beneficial interest, par value $0.01 per share.

The presence at the annual meeting in person or by proxy of holders of outstanding common shares entitled to cast a majority of all the votes entitled to be cast at the annual meeting will constitute a quorum. The presence of a quorum for any proposal establishes a quorum for all of the proposals, even if holders of outstanding common shares entitled to cast a majority of all the votes entitled to be cast at the annual meeting do not vote on all of the proposals.

Common shares represented at the annual meeting in person or by proxy but not voted on one or more proposals will be included in determining the presence of a quorum for all of the proposals, but will not be considered cast on any proposal on which they were not voted. A failure by brokers to vote in person or by proxy common shares held by them in nominee name will mean that such common shares will not be counted for the purposes of establishing a quorum and will not be voted.

We refer to the situation where a broker does not receive voting instructions from the beneficial owner of common shares on a particular matter and indicates on the proxy delivered with respect to such common shares that it does not have discretionary authority to vote on that matter as a broker “non-vote.” For broker non-votes, those common shares will be considered as present for the purpose of determining whether a quorum exists, but will not be considered cast on any proposal on which they were not voted. With respect to abstentions, those common shares will be considered as present for the purpose of determining whether a quorum exists, but will not be considered cast on any matter, except with regard to meeting New York Stock Exchange, or NYSE, shareholder approval requirements relating to Proposal 3 in the manner described below.

Brokers that are member firms of the NYSE and who hold common shares in street name for customers generally may vote their customers’ shares on proposals considered a “routine” matter under the NYSE rules and may not vote their customers’ shares on proposals that are not considered a “routine” matter under the NYSE rules if the customers have not furnished voting instructions within a specified period of time prior to the annual meeting. Proposals One and Three described below are not considered “routine” matters under the NYSE rules. Proposal Two described below is considered a “routine” matter under the NYSE rules.

Proposal 1. The number of votes required in order to be elected as a trustee is dependent on whether an election is contested or uncontested. Our bylaws define an election as uncontested if no shareholder provides proper notice of an intention to nominate one or more candidates to compete with the board’s nominees in a trustee election, or if any such shareholders have withdrawn all such nominations at least five days prior to the mailing of notice of the meeting to shareholders. As no such notice has been provided, the trustee election described in Proposal 1 below is an uncontested election. In order to be elected as a trustee in an uncontested election as described in Proposal 1 below, each trustee is elected by a majority of votes cast with respect to such trustee nominee at a meeting of shareholders duly called and at which a quorum is present. A “majority of votes cast” means that the number of shares voted “for” a trustee’s election exceeds 50% of the total number of votes cast with respect to that trustee’s election. Votes “cast” includes votes “for”, votes to withhold authority and votes “against” and “no” votes, but excludes abstentions with respect to a trustee’s election or with respect to the election of trustees in general. In the case of any contested election, our bylaws provide that trustees shall be elected by a plurality of votes cast at a meeting of shareholders duly called and at which a quorum is present.

If an incumbent trustee nominated for election as a trustee receives a greater number of “withhold”, “against” or “no” votes for his or her election than votes “for” such election, or a majority against vote, then that trustee, as a holdover trustee under Maryland law, shall tender an offer of his or her resignation to the board for consideration promptly following certification of such vote. The nominating and governance committee, or the nominating committee, shall promptly consider any resignation offer so tendered and a range of possible responses, based on any facts or circumstances they consider relevant, and make a recommendation to the board as to the response to the resignation offer. If each member of the nominating committee received a majority against vote at the same election, then the independent trustees (as defined in our declaration of trust) who did not receive a majority against vote shall appoint a committee among themselves to consider the resignation offers and to recommend to the board a response to the resignation offers. The board of trustees shall take action on the nominating committee’s recommendation (or committee of independent trustees’ recommendation) within 90 days following certification of the shareholder vote. Any trustee whose resignation is under consideration shall abstain from participating in any board or committee deliberations regarding the acceptance of his or her offer of resignation or the offer of resignation of any other trustee tendered because that trustee received a majority against vote.

If an incumbent trustee’s offer of resignation is accepted by the board, then such trustee shall cease to be a member of the board upon the effective date of acceptance by the board of the offer of resignation. If an incumbent trustee’s offer of resignation is not accepted by the board, then such trustee shall continue to serve until the earlier of the next annual meeting and until his or her successor is elected and qualifies and his or her subsequent resignation or removal.

If any nominee for trustee who is not an incumbent fails in an uncontested election to receive a majority of votes cast at a meeting of shareholders duly called and at which a quorum is present, such nominee shall not be elected and shall not take office. All of the board’ nominees for election as a trustee at the annual meeting are incumbents. If an incumbent trustee’s offer of resignation is accepted by the board, or if a non-incumbent nominee for trustee is not elected, the board may fill any resulting vacancy pursuant to our bylaws or may decrease the size of the board pursuant to our declaration of trust.

Proposal 2. The affirmative vote of the holders of at least a majority of the votes cast at the annual meeting at which a quorum is present is required to approve the selection of Grant Thornton LLP, or Grant Thornton, as our independent registered public accounting firm as described in our discussion of Proposal 2 below.

Proposal 3. The affirmative vote of the holders of at least a majority of the votes cast at the annual meeting at which a quorum is present is required to approve the amendment and restatement of the 2008 RAIT Financial Trust Incentive Award Plan, or the incentive award plan, as described in our discussion of Proposal 3 below. In addition, under NYSE rules, in order to list the additional common shares that would be issuable under the incentive award plan on the NYSE if the proposed amendment and restatement is approved, the total votes cast on Proposal 3 must represent over 50% in interest of all common shares. Abstentions will be treated as “votes cast” solely for purposes of determining whether the total vote cast on Proposal 3 represents over 50% in interest of all common shares as required by NYSE rules. Accordingly, an abstention will have the same effect as a vote “against” Proposal 3 for purposes of determining whether the Proposal 3 has been approved by a majority of votes cast on such Proposal under NYSE rules.

Proposal 4. For any other matter which may properly come before the annual meeting as described in our discussion of Proposal 4 below, the affirmative vote of the holders of at least a majority of the votes cast at the annual meeting at which a quorum is present is required, either in person or by proxy, for approval, unless otherwise required by law.

Any proxy not specifying to the contrary, and not designated as a broker non-vote, will be voted FOR:

•	the election of the trustees;

•	the approval of the selection of Grant Thornton as the independent registered public accounting firm for RAIT for the fiscal year ending December 31, 2012; and

•	the amendment and restatement of the incentive award plan.

Should any matters not described above be properly presented at the meeting, the persons named in the proxy will vote in accordance with their judgment. The proxy authorizes these persons, in their discretion, to vote upon such matters as may properly be brought before the meeting or any adjournment, postponement or continuation thereof.

PROPOSAL 1. ELECTION OF TRUSTEES

Trustees

Our by-laws provide that the number of trustees shall be fixed by resolution of the board, provided that there shall be a minimum of three and a maximum of nine trustees. The board has fixed the number of trustees at eight. All trustees are elected for a term of one year or until their successors are elected and qualified. The board, upon the recommendation of its nominating committee, has nominated Scott F. Schaeffer, Edward S. Brown, Frank A. Farnesi, S. Kristin Kim, Arthur Makadon, John F. Quigley, III, Jon C. Sarkisian and Murray Stempel, III for election at the annual meeting for a term to expire at the 2013 annual meeting or until their successors are elected or appointed.

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES NAMED IN PROPOSAL 1.

It is the intention of the persons named in the enclosed proxy, in the absence of a contrary direction, to vote for the election of all of the nominees named in Proposal 1. Should any of the nominees become unable or refuse to accept nomination or election as a trustee, the persons named as proxies intend to vote for the election of such other person as the nominating committee may recommend. The board knows of no reason why any of the nominees might be unable or refuse to accept nomination or election.

Information is set forth below regarding the principal occupation of each nominee.

Names of Trustees, Principal Occupations and Other Information

Scott F. Schaeffer, age 49, has served as our chairman of the board and as a trustee since December 2010, chief executive officer, or CEO, since February 2009, our president since February 2008, our chief operating officer from February 2008 to February 2009, our co-president and co-chief operating officer from December 2006 to February 2008 and our president and chief operating officer from September 2000 to December 2006. Mr. Schaeffer serves on the board of directors of two of our subsidiaries whose public offerings we are sponsoring: Independence Realty Trust, Inc., or IRT, and Independence Mortgage Trust, Inc., or IMT. Mr. Schaeffer has served as the chairman of the board of directors and as a director of IRT since we acquired IRT in January 2011. IRT files reports under the Securities Exchange Act of 1934, or the Exchange Act. Mr. Schaeffer has served as the chairman of IMT’s board of directors since October 2011. Mr. Schaeffer served as a director of Resource America, Inc. (a publicly traded specialty finance company), or Resource America, from 1997 to 2002, the vice chairman of the board of directors of Resource America from 1998 to 2000, the executive vice president of Resource America from 1997 to 1998, and a senior vice president of Resource America from 1995 to 1997. Mr. Schaeffer also served as President of Resource Properties, Inc. (a wholly owned real estate subsidiary of Resource America) from 1992 to 2000.

Edward S. Brown, age 71, has served as a trustee of RAIT since June 1999. Mr. Brown has been president of The Edward S. Brown Group (a real estate development company) since 1985.

Frank A. Farnesi, age 64, has served as a trustee of RAIT since December 2006 when he joined the board in connection with our acquisition of Taberna Realty Finance Trust, or TRFT, in December 2006, or the TRFT acquisition. He was a member of TRFT’s board from April 2005 until the TRFT acquisition in December 2006. He is a retired partner of the international accounting firm of KPMG LLP, where he worked from 1969 to 2001. Before retiring from KPMG, he was the Pennsylvania business unit partner in charge of tax. He also served as national partner in charge of tax compliance and worked with a wide variety of clients in the banking, real estate, technology and private equity fields. He currently serves on the board of trustees of Immaculata University and the board of directors of Beneficial Mutual Bancorp, Inc., a publicly held federally chartered stock holding company for Beneficial Mutual Savings Bank.

S. Kristin Kim, age 48, has served as a trustee of RAIT since October 2003. Ms. Kim is the founder of Sansori, which has provided educational programs for social entrepreneurs and strategic planning services for social ventures since 2009. Prior to Sansori, Ms. Kim was president of AllLearn, an online education venture among Oxford, Stanford, and Yale Universities from November 2002 until 2006, having joined AllLearn in January 2001 as its general counsel. From 1999 to 2001, Ms. Kim held several senior positions at Harvard University’s John F. Kennedy School of Government, including Director for New Initiatives. From 1989 to 1999, she was an attorney at the law firm of Simpson Thacher & Bartlett.

Arthur Makadon, age 69, has served as trustee of RAIT since July 2002. Mr. Makadon is a partner of Ballard, Spahr, LLP, or Ballard Spahr, (a law firm) in its litigation department and practice leader of the white collar/investigations group. Mr. Makadon served as the chairman of Ballard, Spahr from July 2002 through June 2011. Before that, since 1984, Mr. Makadon had been chairman of Ballard Spahr’s litigation department.

John F. Quigley, III, age 49, has served as a trustee of RAIT since December 2006 when he joined the board in connection with the TRFT acquisition. He was a member of TRFT’s board of trustees from April 2005 until the TRFT acquisition in December 2006. Since February 2006, he has been a vice president with Patriarch Management Company, a commercial real estate company in suburban Philadelphia. From 2004 to January 2006, he was the chief financial officer and chief administrative officer of Storecast Merchandising Corp., an in-store merchandising services company. From 2003 to 2004, Mr. Quigley was a financial consultant with LeBus Bakery, Inc. and Patriarch Management Company. From 1999 to 2003, Mr. Quigley was the co-founder and co-managing partner of Harron Capital, LP, a private equity fund. From 1998 to 2003, Mr. Quigley was co-founder, principal and chief financial officer of Metrocast Cablevision of New Hampshire, LLC, a cable television company. From 1991 to 1999, Mr. Quigley served in various capacities, including as chief financial officer, vice president of finance/administration and treasurer of Harron Communications Corp., a privately held cable television, broadcast television and direct broadcast satellite company.

Jon C. Sarkisian, age 50, has served as a trustee of RAIT since December 2011. Mr. Sarkisian has been an executive vice president of CBRE Group, Inc., or CBRE, a publicly traded commercial real estate services firm, since July 2003. Mr. Sarkisian joined CBRE when it acquired Insignia/ESG, or Insignia, a commercial real estate services firm, in July 2003. Mr. Sarkisian was an executive vice president at Insignia from June 1998 to July 2003. Mr. Sarkisian joined Insignia when it acquired Jackson-Cross Company, or Jackson-Cross, a commercial real estate services firm, in June 1998. Mr. Sarkisian was a senior vice-president for Jackson-Cross from October 1988 to June 1998.

Murray Stempel, III, age 57, has served as a trustee of RAIT since December 2006 when he joined the board in connection with the TRFT acquisition. He was a member of TRFT’s board of trustees from April 2005 until the TRFT acquisition in December 2006. Mr. Stempel has served since 2008 as the vice chairman of Royal Bancshares of Pennsylvania, Inc., or Royal Bancshares, a publicly traded bank holding company. Mr. Stempel is a director of Royal Bancshares. From 2004 until 2008 he served as executive vice president and chief lending officer at Royal Bank America, a wholly-owned bank subsidiary of Royal Bancshares, responsible for the day-to-day management of the bank. From 2000 to 2004, he was a senior vice president at Royal Bank America.

Our nominating committee has not adopted specific, minimum qualifications or specific qualities or skills that must be met by a nominating committee-recommended nominee. For a discussion of the methods the nominating committee uses for identifying and evaluating nominees for trustee, see “Information Concerning Our Board of Trustees, Committees and Governance-Nominating and Governance Committee.” Set forth below is a brief discussion of the specific experience, qualifications, attributes or skills that led to the conclusion that each person listed above should serve as a trustee of RAIT:

Mr. Schaeffer has served as an executive officer of RAIT for the past 11 years and currently serves as our chairman of the board, chief executive officer and president. He has spent the past 26 years with RAIT and other businesses focused on investing in commercial real estate, which gives him broad knowledge of, and experience addressing, the operational, financial and strategic issues and opportunities facing specialty finance companies like RAIT.

Mr. Brown has over 27 years experience as president of a company focused on investing in commercial real estate, which gives him a broad understanding of the challenges and opportunities relating to RAIT’s investment portfolio and new business initiatives in this sector. His experience is coupled with knowledge of financial matters and financial reporting.

Mr. Farnesi’s experience in leadership roles within KPMG, including his position as national partner in charge of tax compliance, and his years of experience providing advisory services to a wide variety of clients give him a significant financial, accounting and tax background.

Ms. Kim has significant experience founding, leading or having senior roles in organizations focused on leadership and education. She also has broad legal experience in the international capital markets.

Mr. Makadon serves as a practice leader of a large law firm and has broad legal experience with respect to business and financial matters.

Mr. Quigley has extensive experience in finance and investment management and has served in senior management positions and as the chief financial officer of several privately owned businesses.

Mr. Sarkisian has over 23 years experience in commercial real estate and plays a leading role in the Philadelphia region for a major commercial real estate company.

Mr. Stempel is the vice chairman, and previously served as a senior officer, of a publicly traded bank holding company with broad finance and operational experience, including real estate and real estate lending experience.

Information Concerning Our Board of Trustees, Committees and Governance

Board Leadership Structure

Our common shares are listed on the NYSE under the symbol “RAS” and we are subject to the NYSE’s listing standards. We have adopted trust governance guidelines and charters for the audit, compensation and nominating committees of the board intended to satisfy NYSE listing standards. We have also adopted a code of business conduct and ethics, or the code, for our trustees, officers and employees intended to satisfy NYSE listing standards and the definition of a “code of ethics” set forth in applicable Securities and Exchange Commission, or SEC, rules. Our trust governance guidelines, code and these charters are available on our website at www.raitft.com.

Our trust governance guidelines provide that the board has no policy in principle with respect to the separation of the offices of chairman and the chief executive officer and that this issue is part of the succession planning process within the scope of the board’s authority to decide. Since December 31, 2010, Scott F. Schaeffer has served as both chairman and chief executive officer. From December 2006 to December 2010, the offices were separated with Mr. Schaeffer serving as chief executive officer. Prior to December 2006, the offices were combined. In the periods when the positions of chairman and chief executive officer have been held by the same person, including the current time, no lead independent trustee has been designated. The board believes that the trust governance guidelines provide it with appropriate flexibility to determine from time to time the leadership structure for RAIT that best enables it to pursue its business strategies and goals.

The board considered Mr. Schaeffer’s significant experience in the industry and with RAIT as part of its rationale for deciding to combine the roles. The board believes that its current leadership structure is appropriate at this time because it enhances Mr. Schaeffer’s ability to provide strong and consistent leadership and a unified voice for RAIT and because the board believes its governance processes, as reflected in RAIT’s trust governance guidelines and board committee charters, preserve board independence by ensuring independent discussion among trustees and independent evaluation of, and communication with, members of senior management.

Mr. Schaeffer’s employment agreement provides that he agrees to continue to serve as the chairman, subject to the board’s right to elect a different person to serve as chairman, and that the election by the board of a different person to serve as chairman shall not be deemed to be good reason for Mr. Schaeffer to terminate his employment agreement so long as (i) he continues to have his duties assigned to him by the board and (ii) no executive officers or other employees of RAIT have their duties assigned to them by the chairman. Mr. Schaeffer’s employment agreement also provides that, during his employment term, RAIT will nominate him for election to the board at any meeting of the shareholders of RAIT where the election of the members of the board is included in the purposes of such meeting and that he shall serve as a member of the board subject to his election to the board by the shareholders.

Our trust governance guidelines provide that, at all times, a majority of the board must be comprised of persons who shall be independent within the meaning of RAIT’s trustee independence standards, or the independence standards, set forth in our trust governance guidelines, which are available on our website at the address given above. Among the requirements in our independence standards is the requirement that the trustee must meet all applicable requirements for independence under the listing standards of the primary exchange on which RAIT’s common shares trade and that the trustee must be an independent trustee as that term is defined in our declaration of trust. The board has determined that Mr. Brown, Mr. Farnesi, Ms. Kim, Mr. Makadon, Mr. Quigley, Mr. Sarkisian and Mr. Stempel each satisfy the independence standards, including the requirements for independence set out in Section 303A.02 of the rules of the NYSE, and that each of these trustees has no material relationships with RAIT (other than being a trustee and/or a shareholder of RAIT). Interested parties may communicate directly with the non-employee or independent trustees by sending their communications to our counsel, Ledgewood, P.C., or Ledgewood, at 1900 Market Street, Suite 750, Philadelphia, PA 19103. Shareholders may send communications to the board by sending them to Ledgewood as well. Ledgewood will forward these communications to the chairman of the audit committee of the board, or the audit committee, who will distribute them to the board members to whom the communications are addressed.

As set forth in our trust governance guidelines and in accordance with NYSE listing standards, the non-employee trustees meet in executive session quarterly without management. The trustee who presides at these executive sessions is rotated each meeting among the chairs of the audit committee, compensation committee and nominating committee.

The board held a total of 11 meetings during 2011. The board currently has a standing audit committee, compensation committee and nominating committee. The trustees who serve on these committees, the current chairman of these committees and the number of meetings these committees held during 2011 are set forth below:

Board Member	Audit	Compensation	Nominating and Governance
Scott F. Schaeffer
Edward S. Brown	Chairman
Frank A. Farnesi	X
S. Kristin Kim	X		X
Arthur Makadon(1)		Chairman
Daniel Promislo(1)		Chairman
John F. Quigley, III		X	X
Jon C. Sarkisian(1)
Murray Stempel, III		X	Chairman
Meetings held in 2011	10	7	3

(1)

On December 15, 2011, Daniel Promislo retired from the board and as the chairman of the compensation committee of the board, or the compensation committee. Upon the recommendation of the nominating and governance committee of the board, or the nominating committee, on December 15, 2011, the board appointed Mr. Makadon to replace Mr. Promislo as chairman of the compensation committee. Mr. Schaeffer referred Mr. Sarkisian to the nominating committee and, upon the recommendation of the nominating committee, on December 15, 2011, the board elected Jon C. Sarkisian to serve on the board to fill the vacancy on the board created by Mr. Promislo’s retirement.

During fiscal 2011, all incumbent trustees attended at least 75% of the aggregate of:

•	the total number of meetings of the board held during the period for which the trustee had been a trustee; and

•	the total number of meetings held by all committees of the board on which the trustee served during the periods that the trustee served.

It is the policy of the board that all trustees attend the annual meeting of shareholders of RAIT, if practicable. Seven of the eight trustees of RAIT serving at the time attended our 2011 annual meeting of shareholders.

As noted above, on December 15, 2011, Mr. Promislo retired from the board and as the chairman of the compensation committee. Mr. Promislo had served on the board since RAIT’s founding in August 1997 and, in recognition of his personal, in-depth knowledge of RAIT’s history and business, and the unusually valuable contributions he had made to RAIT since its inception, RAIT entered into a consulting agreement with Mr. Promislo, or the Promislo consulting agreement, designating him as a “trustee emeritus.” In this capacity, Mr. Promislo serves as an advisor to the board, to the compensation committee and to RAIT’s management, and performs the duties as may be reasonably assigned to him by the chairman of the board, the chairman of the compensation committee and/or by the chief executive officer of RAIT and other management. Mr. Promislo may attend meetings of the board and the compensation committee, and may participate in the discussions that occur during the portions of such meetings which he attends. Mr. Promislo is not entitled to vote on any business coming before the board or the compensation committee, nor is Mr. Promislo counted as a member of the board or the compensation committee.

Board Role in Risk Oversight

The board oversees RAIT’s risk management process. At each regularly scheduled board meeting, the board receives a risk management report from Ken R. Frappier, our executive vice president-portfolio and risk management, including an update on credit risk and management’s risk mitigation efforts, where appropriate. Risk management, led by Mr. Frappier, who reports to the board and to the chief executive officer, is a company-wide function that is responsible for an integrated effort to identify, assess and manage risks that may affect our ability to execute on our business strategy and fulfill our business objectives. The board’s role is to oversee this function.

The audit committee enhances the board’s oversight of risk management. The audit committee’s role is also one of oversight, recognizing that management is responsible for executing RAIT’s risk management policies. The audit committee’s responsibilities include discussing with management RAIT’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including RAIT’s risk assessment and risk management policies. The audit committee also discusses guidelines and policies to govern the process by which risk assessment and management is undertaken.

The compensation committee also enhances the board’s oversight of risk management by considering the impact of RAIT’s compensation plans, and the incentives created by RAIT’s compensation plans, on RAIT’s risk profile. The chief financial officer, or CFO, makes an annual presentation to the compensation committee regarding compensation risk.

Audit Committee

The audit committee is appointed by the board to assist board oversight of:

•	the integrity of our financial statements,

•	our compliance with legal and regulatory requirements,

•	the independent registered public accounting firm’s qualifications and independence,

•	the performance of our internal audit function and of our independent registered public accounting firm, and

•	related party transactions (as defined in the trust governance guidelines).

For a discussion of the audit committee’s role in RAIT’s risk oversight, see “Board Role in Risk Oversight” above. For a discussion of the audit committee’s role serving as the conflicts committee in the oversight of related party transactions, see “Certain Relationships and Related Party Transactions” below. The audit committee also prepares the audit committee report required by the rules of the SEC to be included in our annual proxy statement. The audit committee has adopted the audit and non-audit services pre-approval guidelines attached as Appendix A to this proxy statement. The board has determined that Mr. Brown, Mr. Farnesi and Ms. Kim meet the independence standards, including the independence standards for audit committee members set forth in the listing standards of the NYSE and those set forth in Rule 10A-3(b)(1) of the Exchange Act, and that Mr. Brown qualifies as an “audit committee financial expert” as that term is defined in applicable rules and regulations under the Exchange Act.

Audit Committee Report

In connection with the preparation and filing of RAIT Financial Trust’s, or RAIT, annual report on Form 10-K for the year ended December 31, 2011, or the annual report:

•	The audit committee of the board of trustees of RAIT, or the audit committee, has reviewed and discussed the audited financial statements to be included in the annual report with RAIT’s management;

•

The audit committee has discussed with RAIT’s independent registered public accounting firm, Grant Thornton LLP, or Grant Thornton, the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380),1 as adopted by the Public Company Accounting Oversight Board, or the PCAOB, in Rule 3200T;

•

The audit committee has received the written disclosures and the letter from Grant Thornton required by applicable requirements of the PCAOB regarding Grant Thornton’s communications with the audit committee concerning independence, and has discussed with Grant Thornton the independence of Grant Thornton and satisfied itself as to Grant Thornton’s independence; and

•	Based on the review and discussions referred to above, the audit committee recommended to the board of trustees of RAIT that the audited financial statements be included in the annual report.

The audit committee has provided this report. This report shall not be deemed incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Act, and the Securities Exchange Act of 1934, as amended, or the Exchange Act, except to the extent RAIT specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

The Audit Committee of the Board of Trustees:
Edward S. Brown, Chairman Frank A. Farnesi S. Kristin Kim

Compensation Committee

The compensation committee is appointed by the board and has direct responsibility for approving the compensation of our chief executive officer, our other executive officers and the non-employee trustees of RAIT. The compensation committee also has direct responsibility for administering our equity-based compensation plans and reviewing any extraordinary compensatory payments to any of our employees. Pursuant to these responsibilities, in 2011, the compensation committee reviewed the compensation of six executive officers and grants to officers and other employees of equity compensation under the incentive award plan. For a discussion of the compensation committee’s role in RAIT’s risk oversight, see “Board Role in Risk Oversight” above and “Compensation Disclosure and Analysis-Implementing Our Objectives- Risk Management and RAIT’s Compensation Policies and Procedures” below.

In 2011, Mr. Schaeffer, our chairman, chief executive officer and president, set the compensation of anyone whose compensation was not set by the compensation committee and, if requested by the compensation committee, reported to the compensation committee on the basis for any such compensation decision. Our CFO included management’s estimate of bonus amounts in budgets for RAIT, and these estimates were reviewed by Mr. Schaeffer. These estimates of bonus amounts were necessary for budget purposes and therefore were established early in the year. In addition, with respect to officers whose compensation is set by the compensation committee, the committee determined the size of the bonus pool and the amount of the bonus it intended to give to Mr. Schaeffer in 2011. Mr. Schaeffer suggested bonus amounts to the compensation committee at year-end based on amounts then remaining in the bonus pool which were advisory and played a significant role in evaluating individual performance. The compensation committee exercised final authority to determine all compensation decisions for which it was responsible, and was not restricted by these recommendations, estimates and suggestions.

Under its charter, the compensation committee has authority to retain compensation consultants, outside counsel, and other advisors that the committee deems appropriate, in its sole discretion, to assist it in discharging its duties, and to approve the terms of retention and fees to be paid to such consultants. Since December 2007, the compensation committee has directly retained an independent compensation consultant, Pearl Meyer & Partners, or PM&P, to periodically assist the committee in establishing and implementing executive and trustee compensation strategy, interpreting competitive compensation data and trends, designing individual executive compensation packages, including but not limited to the amount and form of total compensation and its individual components, and compliance and disclosure matters relating to executive and trustee compensation. In 2011, Pearl Meyer & Partners was consulted regarding competitive compensation data and trends for certain named executives and trustee compensation advice.

The compensation consultant reports directly and exclusively to the compensation committee and receives no other fees from RAIT apart from its role as advisor to the compensation committee. PM&P periodically interacts with RAIT management or employees to gather and review information related to the executive or trustee compensation program, but such work is done only at the direction of the compensation committee. PM&P does not perform any services unrelated to executive and trustee compensation. Accordingly, the compensation committee considers PM&P to be independent from our management.

All of the members of the compensation committee have been determined by the board to be independent under our independence standards, including applicable NYSE listing standards. The compensation committee is comprised of Mr. Makadon, as Chairman, Mr. Quigley and Mr. Stempel. As noted above, the previous chairman of the compensation committee, Daniel Promislo, retired on December 15, 2011 from the board and as the chairman of the compensation committee. Upon the recommendation of the nominating committee, on December 15, 2011, the board appointed Mr. Makadon to replace Mr. Promislo as chairman of the compensation committee.

Under the Dodd-Frank Act, further guidance will soon be available as to appropriate independence standards for the compensation committee and its advisors. At the time such guidance is available, we will reassess the independence of compensation committee members and its advisors against the new standards.

Nominating and Governance Committee

The nominating committee is appointed by the board to:

•

assist the board in maintaining an effective and knowledgeable board, including by identifying individuals qualified to become trustees and recommending to the board the trustee nominees for the next annual meeting of shareholders and the trustees to be appointed to the audit, compensation and nominating committees, and

•	develop and recommend for the board of trustee’s consideration governance guidelines for RAIT.

The nominating and governance committee uses a variety of methods for identifying and evaluating nominees for trustee. In recommending trustee nominees to the board, the nominating committee solicits candidate recommendations from its own members, other trustees and management. It also may engage the services and pay the fees of a professional search firm to assist it in identifying potential trustee nominees. The nominating committee assesses the appropriate size of the board and whether any vacancies on the board are expected due to retirement or otherwise. If vacancies are anticipated, or otherwise arise, the nominating committee considers whether to fill those vacancies and, if applicable, considers various potential trustee candidates. These candidates are evaluated at regular or special meetings of the nominating committee, and may be considered at any point during the year. The nominating committee seeks to make its recommendations for trustee nominees for each annual meeting to the board at its first meeting held each year.

The nominating committee has not adopted specific, minimum qualifications or specific qualities or skills that must be met by a nominating committee-recommended nominee. The nominating committee seeks to ensure that the membership of the board and each committee of the board satisfies all relevant listing standard requirements of the NYSE and applicable laws and regulations and all requirements of our governance documents, as well as to provide trustees who have a mixture of skills relevant to our business. The nature of the specific qualifications, qualities, experience or skills (including international versus domestic background, diversity, age, and legal and regulatory requirements) that the nominating committee may look for in any particular trustee nominee depends on the qualifications, qualities, experience and skills of the rest of the trustees at the time of any vacancy on the board. The nominating committee does not have a formal policy regarding the consideration of diversity in identifying trustee nominees beyond being committed to ensuring that no person would be excluded from consideration for service as a trustee of RAIT as a result of their sex, race, religion, creed, sexual orientation or disability. Our trust governance guidelines provide that no trustee may be nominated to a new term if he or she would be age 75 or older on the date of the election.

The nominating committee will consider candidates for nomination as a trustee recommended by shareholders, trustees, officers, third party search firms and other sources. In evaluating candidates, the nominating committee considers the attributes of the candidate and the needs of the board, and will review all candidates in the same manner, regardless of the source of the recommendation. The nominating committee will consider individuals recommended by shareholders for nomination as a trustee in accordance with the procedures described under “Shareholder Proposals and Nominations.”

All of the members of the nominating committee have been determined by the board to be independent under the independence standards, including applicable NYSE listing standards. The nominating committee is comprised of Mr. Stempel, as Chairman, Ms. Kim and Mr. Quigley.

PROPOSAL 2. APPROVAL OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We are asking our shareholders to approve the selection of Grant Thornton, LLP, or Grant Thornton, as our independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2012. Although approval is not required by our bylaws or otherwise, the board is submitting the selection of Grant Thornton to our shareholders for approval as a matter of good corporate practice. The audit committee has engaged Grant Thornton to review our financial statements for the first three quarters of 2012 but has not yet engaged an independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2012. If Grant Thornton is not approved, the audit committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if Grant Thornton is approved, the audit committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of RAIT and our shareholders.

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE SELECTION OF GRANT THORNTON TO AUDIT THE FINANCIAL STATEMENTS OF RAIT FOR THE FISCAL YEAR ENDING DECEMBER 31, 2012.

We expect that representatives of Grant Thornton will be present at the annual meeting. These representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Audit Fees

The following table presents the aggregate fees billed by Grant Thornton for each of the services listed below for each of our last two fiscal years.

	2011	2010
Audit Fees(1)	$817,878	$987,377
Audit-Related Fees(2)	35,000	148,007
Tax Fees(3)	—	—
All Other Fees(4)	—	—

Total	$852,878	$1,135,384

(1)	Audit fees consisted of the aggregate fees billed for professional services rendered by Grant Thornton in connection with its audit of our consolidated financial statements, audit of internal controls relating to Section 404 of the Sarbanes-Oxley Act and its reviews of the unaudited consolidated interim financial statements that are normally provided in connection with statutory and regulatory filings or engagements for these fiscal years. Audit fees include fees of $102,091 and $160,604 associated with the registration and/or issuance of our common shares during 2011 and 2010, respectively.

(2)	Audit-related fees consisted of the aggregate fees billed for assurance and related services rendered by Grant Thornton that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not disclosed under “Audit Fees” above. These services consisted primarily of preparation of attestation reports regarding our compliance with minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers (USAP), employee benefit plan audits and accounting consultations in 2011 and 2010.

(3)	Tax fees would consist of the aggregate fees billed for professional services rendered by Grant Thornton for tax compliance, tax advice and tax planning; however, no such services were rendered in the relevant periods.

(4)	All other fees would consist of the aggregate fees billed for products and services provided by Grant Thornton other than the services described under audit fees, audit-related fees and tax fees; however, no such products and services were provided in the relevant periods.

Exchange Act rules generally require any engagement by a public company of an accountant to provide audit or non-audit services to be pre-approved by the audit committee of that public company. This pre-approval requirement is waived with respect to the provision of services other than audit, review or attest services if certain conditions set forth in Rule 2-01(c)(7)(i)(C) under the Exchange Act are met. All of the audit and audit- related services described above were pre-approved by the audit committee and, as a consequence, such services were not provided pursuant to a waiver of the pre-approval requirement set forth in this Rule. The audit committee has adopted the audit and non-audit services pre-approval guidelines attached as Appendix A to this proxy statement.

PROPOSAL 3. APPROVAL OF THE AMENDMENT AND RESTATEMENT OF RAIT’S 2008 INCENTIVE AWARD PLAN

In March 2012, the compensation committee adopted, subject to shareholder approval at the annual meeting, an amendment and restatement of RAIT’s 2008 Incentive Award Plan that would include the following changes:

•	The name of the incentive award plan would be changed from the “RAIT Financial Trust 2008 Incentive Award Plan” to the “RAIT Financial Trust 2012 Incentive Award Plan.”

•

The total number of common shares authorized for issuance under the incentive award plan would be increased from 1,500,000 common shares (of which 341,977 common shares remain available for issuance) to 4,000,000 common shares, an increase of 2,500,000 common shares.

•	The term of the incentive award plan would be extended so that the incentive award plan would terminate on May 22, 2022, as opposed to May 19, 2018.

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE INCENTIVE AWARD PLAN IN PROPOSAL 3.

Shareholder approval is being sought (i) so that the compensation attributable to grants under the incentive award plan (including cash awards) may qualify for the exemption from the $1 million deduction limit under section 162(m) of the Internal Revenue Code, or IRC (see discussion of section 162(m) under the section entitled “Federal Income Tax Consequences” below), (ii) in order for incentive stock options to meet the requirements of section 422 of the IRC, and (iii) in order to meet the NYSE listing standards.

The material features of the incentive award plan, as proposed to be amended and restated, are summarized below. A copy of the full text of the incentive award plan, as proposed to be amended and restated, is attached to this Proxy Statement as Appendix B. This summary of the incentive award plan is not intended to be a complete description of the incentive award plan and is qualified in its entirety by the actual text of the incentive award plan in Appendix B.

The board has directed that the proposal to approve the amendment and restatement of the incentive award plan, which includes the increase in the number of common shares that may be issued under the incentive award plan, be submitted to RAIT’s shareholders for their approval at the annual meeting. The board and compensation committee believe that the approval of the proposed amendment and restatement of the incentive award plan by the shareholders will further RAIT’s ability to attract, retain and motivate top quality management, employees, non-employee trustees and consultants. The board and compensation committee believe RAIT’s compensation structure and overall compensation strategy, including the ability of RAIT’s employees, non-employee trustees and consultants to acquire or increase their equity stake in RAIT, are material to RAIT’s success, and the board and compensation committee have concluded that these would be enhanced by the proposed amendment and restatement of the incentive award plan. The board and compensation committee believe that the common shares remaining available for issuance under the incentive award plan are not sufficient to maintain an appropriate mix of equity-based incentives and that the compensation committee will need to consider alternative cash-settled instruments if this proposal is not approved by shareholders.

MATERIAL FEATURES OF THE PLAN

General. The proposed amendment and restatement of the incentive award plan would change the name of the incentive award plan from the “RAIT Financial Trust 2008 Incentive Award Plan” to the “RAIT Financial Trust 2012 Incentive Award Plan.” The incentive award plan currently provides for the grant of nonqualified options, incentive stock options, share appreciation rights, or SARs, units, share awards, dividend equivalents, cash awards and other share-based awards.

The proposed amendment and restatement of the incentive award plan would increase the total number of common shares authorized for issuance under the incentive award plan from 1,500,000 common shares (of which 341,977 common shares remain available for issuance) to 4,000,000 common shares, an increase of 2,500,000 common shares. This number is subject to adjustment in certain circumstances as described below. The common shares may be authorized but unissued common shares or reacquired common shares, including common shares purchased by RAIT on the open market for purposes of the incentive award plan. Grants paid in cash shall not count against the foregoing common share limit. Exercised SARs settled in whole or in part in common shares shall count against the foregoing common share limit only to the extent of the number of common shares issued upon the exercise of the SARs, not the number of SARs exercised.

For administrative purposes, when the compensation committee makes a grant payable in whole or in part in common shares, the compensation committee shall reserve common shares equal to the maximum number of common shares that may be payable under the grant. With respect to SARs, no reservation is required until the compensation committee determines to settle the SARs in whole or in part in common shares; and any such reservation may be limited to the number of common shares the compensation committee determines to be issuable upon any exercise of the SARs. Any reservation of common shares by the compensation committee may be adjusted by the compensation committee at any time and from time to time in its discretion. To the extent that any grants are paid in cash, and not in common shares, any common shares previously reserved for issuance or transfer pursuant to such grants will again be available for issuance or transfer under the incentive award plan. If and to the extent options or SARs granted under the incentive award plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised or if any share awards, units, dividend equivalents or other share-based awards are forfeited or terminated, or otherwise not paid in full, or if the compensation committee otherwise reduces the number of common shares reserved for any grants, the common shares subject to such grants which have not been issued will again be available for purposes of the incentive award plan. Common shares surrendered in payment of the option price of an option or withheld for purposes of satisfying RAIT’s minimum tax withholding obligations with respect to grants under the plan will be available for re-issuance or transfer under the plan.

The maximum aggregate number of common shares with respect to which all grants, other than dividend equivalents and cash awards, may be made under the incentive award plan to any individual during any calendar year is 1,000,000 common shares, subject to adjustment as described below. The maximum aggregate number of common shares with respect to which all grants, other than options, SARs, dividend equivalents and cash awards, that may be made under the incentive award plan to any individual in any calendar year is 500,000 common shares, subject to adjustment as described below. A grantee may not accrue dividend equivalents during any calendar year in excess of $2,500,000. The maximum cash award that an employee may be paid under the incentive award plan in any twelve month period is $2,500,000. These individual limits apply without regard to whether the grants are to be paid in common shares or in cash. All cash payments (other than dividend equivalents and cash awards) will equal the fair market value of the common shares to which the cash payment relates.

The proposed amendment and restatement of the incentive award plan would extend the term of the incentive award plan so that the incentive award plan would terminate on May 22, 2022, as opposed to May 19, 2018. If approved by the shareholders, the incentive award plan, as amended and restated, will become effective on May 22, 2012.

Administration. The incentive award plan is administered and interpreted by the compensation committee. Ministerial functions relating to the incentive award plan may be performed by employees designated with such authority by the compensation committee. The compensation committee has the authority to (a) designate the employees, non-employee trustees and consultants who are eligible to participate in the incentive award plan; (b) make grants provided in the incentive award plan in such form and amount as the compensation committee determines; (c) impose such limitations, restrictions and conditions upon any such grant as the compensation committee deems appropriate; and (d) interpret the incentive award plan and any grant under the incentive award plan, adopt, amend and rescind rules and regulations relating to the incentive award plan and any grant under the incentive award plan, and make all other determinations and take all other actions necessary or advisable for the implementation and administration of the incentive award plan. No member of the compensation committee will be liable for any action taken or decision made in good faith relating to the incentive award plan or any grant thereunder.

Eligibility for Participation. All of the employees (including officers and employees who are trustees) of RAIT or its subsidiaries and affiliates will be eligible for grants under the incentive award plan. In addition, non-employee trustees and consultants and advisors who have contributed to the success of RAIT or its subsidiaries and affiliates will be eligible to participate in the incentive award plan. As of February 21, 2012, all of RAIT’s 366 employees and seven non-employee trustees would be eligible to receive grants under the incentive award plan. It is not possible to specify in advance the number of advisors and consultants who may be eligible for grants.

TYPES OF AWARDS

Stock Options

The compensation committee may grant options intended to qualify as incentive stock options, or ISOs, within the meaning of Section 422 of the IRC, so-called “nonqualified stock options” that are not intended to so qualify, or NQSOs, or any combination of ISOs and NQSOs. Anyone eligible to participate in the incentive award plan may receive a grant of NQSOs. Only employees of RAIT and certain of its subsidiaries may receive a grant of ISOs.

The compensation committee fixes the exercise price per share for options on the date of grant. The exercise price of any option granted under the incentive award plan may not be less than the fair market value of the underlying common shares on the date of grant. However, if the grantee of an ISO is a person who holds more than ten percent of the total combined voting power of all classes of outstanding shares of beneficial interest of RAIT, the ISO exercise price per share must be at least 110% of the fair market value of a common share on the date of grant. To the extent that the aggregate fair market value of common shares, determined on the date of grant, with respect to which ISOs become exercisable for the first time by a grantee during any calendar year exceeds $100,000, such ISOs will be treated as NQSOs.

The compensation committee determines the term of each option; provided, however, that the term may not exceed ten years from the date of grant and, if the grantee of an ISO is a person who holds more than 10% of the combined voting power of all classes of outstanding shares of beneficial interest of RAIT, may not exceed five years from the date of grant. The vesting period for options commences on the date of grant and ends on such date as is determined by the compensation committee, in its sole discretion, which is specified in the grant agreement. The compensation committee may accelerate the exercisability of options at any time for any reason and may also provide that options will become exercisable before the date they become vested. The compensation committee will also determine the period, if any, after a grantee terminates employment or service during which vested options will remain exercisable. A grantee may exercise an option by delivering notice of exercise to RAIT or its designated agent. The grantee must pay the exercise price and any withholding taxes for the option: (a) in cash or by certified check, (b) with the approval of the compensation committee, by delivering common shares already owned by the grantee and having a fair market value on the date of exercise equal to the exercise price or attestation to ownership of such shares, (c) with the approval of the compensation committee, in cash, on the settlement date that occurs after the exercise date specified in the notice of exercise, provided that the grantee exercises the option through an irrevocable agreement with a registered broker and the payment is made in accordance with the procedures permitted by Regulation T of the Federal Reserve Board and such procedures do not violate applicable law, or (d) by such other method as the compensation committee may approve, to the extent permitted by applicable law. The compensation committee may provide that if a grantee uses common shares to exercise an option, the grantee will receive an additional option to purchase a number of common shares equal to the number of common shares used to exercise the option and withheld to pay any taxes. These additional options will have an exercise price no less than the fair market value of the common shares on the date of grant of the additional option and will have a term no longer than the term of the original option.

SARs

The compensation committee may grant SARs, which may be granted in connection with, or independently of, any option granted under the incentive award plan. Upon exercise of a SAR, the grantee will receive an amount equal to the excess of the fair market value of the common shares on the date of exercise over the base amount set forth in the grant agreement. Such payment to the grantee will be in cash, in common shares, or in a combination of cash and common shares, as determined by the compensation committee. The compensation committee will determine the period when SARs vest and become exercisable, the base amount for SARs (which will not be less than the fair market value of the corresponding common shares on the date of grant) and whether SARs will be granted in connection with, or independently of, any options The compensation committee determines the terms and conditions of SARs and may grant SARs separately from or in tandem with any option (for all or a portion of the applicable option); provided, however, that the term of any SAR may not exceed ten years from the date of grant. The compensation committee may grant SARs to anyone eligible to participate in the incentive award plan.

Units

The compensation committee may grant units to anyone eligible to participate in the incentive award plan. Each unit provides the grantee with the right to receive a Common Share or an amount based on the value of a Common Share at a future redemption date. The compensation committee determines the number of units that will be granted, whether units will become redeemable if specified performance goals or other conditions are met, or under other circumstances, and the other terms and conditions applicable to the units. Units may be paid at the end of a specified period or deferred to a date authorized by the compensation committee. If a unit becomes redeemable, it will be paid to the grantee in cash, in common shares, or in a combination of cash and common shares, as determined by the compensation committee. The compensation committee may determine that a grantee’s entitlement to dividends or other distributions with respect to share awards will be subject to the achievement of performance goals or other conditions.

Share Awards

The compensation committee may grant share awards to anyone eligible to participate in the incentive award plan. Share awards are an award of common shares, subject to certain terms and conditions specified by the compensation committee. The compensation committee may require that grantees pay consideration for the share awards and may impose restrictions on the share awards. If restrictions are imposed on share awards, the compensation committee will determine whether they will lapse over a period of time or according to such other criteria as the compensation committee determines appropriate. The compensation committee determines the number of common shares subject to the grant of share awards and the other terms and conditions of the grant. The compensation committee will determine to what extent and under what conditions grantees will have the right to vote common shares and to receive dividends or other distributions paid on such shares during the restriction period. The compensation committee may determine that a grantee’s entitlement to dividends or other distributions with respect to share awards will be subject to the achievement of performance goals or other conditions; provided, however, that if the Share Awards are subject to achievement of performance goals, then dividends may accrue, but shall be payable only upon, and to the extent of, the satisfaction of such performance goals.

Dividend Equivalents

The compensation committee may grant dividend equivalents to anyone eligible to participate in the incentive award plan. Dividend equivalents are the right to receive an amount equal to the value of dividends paid on the common shares, as if the grant under the incentive award plan were common shares at the time of the dividend. Dividend equivalents may be granted separately from any other grants. In addition, when the compensation committee makes a grant under the incentive award plan, the compensation committee may grant dividend equivalents in connection with such grants, under such terms and conditions as the compensation committee deems appropriate; provided, however, that the compensation committee may not grant dividend equivalents in connection with grants of options or SARs. Dividend equivalents are payable in cash or common shares and may be paid currently or accrued as contingent obligations. The terms and conditions of dividend equivalents are determined by the compensation committee. The compensation committee may provide that dividend equivalents will be payable based on the achievement of specific performance goals. Any dividend equivalents with respect to performance-based grants will vest and be paid only to the extent the underlying grant vests and is paid.

Other Share-Based Awards

The compensation committee may grant other share-based awards, which are awards that are based on, measured by or payable in common shares to any grantee, on such terms and conditions as the compensation committee will determine. Other share-based awards may be awarded subject to the achievement of performance goals or other conditions and may be payable in cash, common shares or any combination of the foregoing, as the compensation committee will determine in the grant agreement. Common shares needed to satisfy RAIT’s obligations under the existing RAIT Investment Trust Phantom Share Plan, or the phantom share plan, to grantees in the phantom share plan, will be issued under the incentive award plan as an “other share-based award.” The rights of phantom shares granted under the phantom share plan may be substantially similar to the rights of units granted pursuant to the incentive award plan. The compensation committee may determine, in its discretion, whether to grant phantom shares under the phantom share plan or units under the incentive award plan in the event the compensation committee determines to grant such rights to any eligible person.

Cash Awards

The compensation committee may grant cash awards under the incentive award plan to any employee who is eligible to receive a grant under the incentive award plan. The terms, conditions and restriction of any such cash awards will be determined by the compensation committee. Cash awards granted under the incentive award plan will be awarded subject to achievement of performance goals, as determined by the compensation committee and set forth in the employee’s grant agreement. All cash awards will be paid solely in cash.

Qualified Performance-Based Compensation. The incentive award plan provides that the compensation committee may determine that units, share awards, dividend equivalents, other share-based awards and cash awards granted to an employee will constitute “qualified performance-based compensation” under Section 162(m) of the IRC. See “Federal Income Tax Consequences” below for a discussion of Section 162(m) of the IRC.

When units, share awards, dividend equivalents, other share-based awards or cash awards that are to constitute “qualified performance-based compensation” are granted, the compensation committee establishes

(a) the objective performance goals that must be met, (b) the period during which performance will be measured, (c) the maximum amounts that may be paid if the performance goals are met, and (d) any other conditions that the compensation committee deems appropriate and consistent with the incentive award plan and the requirements of Section 162(m) of the IRC for “qualified performance-based compensation.” The performance goals established by the compensation committee for this purpose will be intended to satisfy the requirements for “qualified performance-based compensation,” including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the performance goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. The compensation committee will not have discretion to increase the amount of compensation that is payable upon achievement of the designated performance goals, but the compensation committee may reduce the amount of compensation that is payable upon achievement of the designated performance goals.

The compensation committee must use objectively determinable performance goals based on one or more of the following criteria: common share price, earnings per common share, net earnings, operating earnings, total fees generated, assets under management, economic book value, REIT taxable income, capital gains, capital losses, funds from operations, adjusted funds from operations, enterprise value, market capitalization (of the common shares, any series of RAIT’s preferred shares or any combination of any or all classes or series of RAIT’s equity securities), return on capital, return on assets, shareholder return, return on equity, growth in assets, unit volume, sales, market share, or strategic business criteria consisting of one or more objectives based on meeting specific revenue goals, market penetration goals, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures. The performance goals may relate to the grantee’s business unit or the performance of RAIT, a subsidiary or affiliate of RAIT, an entity sponsored by RAIT, or RAIT and its subsidiaries and affiliates as a whole, or any combination of the foregoing. For purposes of measuring the performance goals, the goals may exclude any or all of the following, as determined by the compensation committee at the time of establishing the performance goals: capital gains, capital losses, amounts resulting from accounting changes, merger, acquisition or divestiture-related amounts, non-recurring or special items, and amounts resulting from restructuring, or any combination of the foregoing. Performance goals need not be uniform as among grantees. Performance goals may be measured against prior year, any other time period, an absolute goal and/or relative to a peer group or market index.

Deferrals. The compensation committee may permit or require grantees to defer receipt of the payment of cash or the delivery of common shares that would otherwise be due to the grantee in connection with a grant under the incentive award plan. The compensation committee will establish the rules and procedures applicable to any such deferrals.

Adjustment Provisions. In the event of any change in the number or kind of outstanding common shares by reason of a share dividend, spinoff, recapitalization, stock split or combination or exchange of common shares; a merger, reorganization or consolidation; a reclassification or change in par value; or any other extraordinary or unusual event affecting outstanding common shares as a class without RAIT’s receipt of consideration, the compensation committee will equitably adjust, in such manner as the compensation committee deems appropriate, the maximum number of common shares which may be issued under the incentive award plan, the maximum number of common shares for which any individual may receive pursuant to grants (other than dividend equivalents and cash awards) in any year, the kind and number of common shares subject to outstanding grants, the kind and number of shares issued or to be issued under the incentive award plan, and the price per common share or the applicable market value of such grants, to reflect any increase or decrease in the number of, or change in the kind or value of, the issued common shares to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the incentive award plan and such outstanding grants. Prior to the amendment and restatement this adjustment was at the discretion of the compensation committee. Any adjustments determined by the compensation committee will be final, binding and conclusive.

Change of Control. The incentive award plan provides that if a change of control occurs where RAIT is not the surviving entity (or survives only as a subsidiary of another entity), unless the compensation committee determines otherwise, all outstanding options and SARs that are not exercised will be assumed by, or replaced with comparable options and rights, by the surviving entity (or a parent or subsidiary of the surviving entity), and other grants that remain outstanding will be converted to similar grants of the surviving entity (or a parent or subsidiary of the surviving entity).

In the event of a change of control, the compensation committee may also take any of the following actions with respect to outstanding grants: (a) determine that outstanding options and SARs will accelerate and become exercisable, in whole or in part, upon the change of control or upon such other event as the compensation committee determines, (b) determine that the restrictions and conditions on outstanding share awards will lapse, in whole or in part, upon the change of control or upon such other event as the compensation committee determines, (c) determine that grantees holding units will receive a redemption in settlement of such units and that dividend equivalents and other share-based awards will become fully payable in cash or common shares in amounts determined by the compensation committee, (d) require that grantees surrender their outstanding options and SARs in exchange for a payment by RAIT, in cash or common shares as determined by the compensation committee, in an amount equal to the amount by which the then fair market value of the common shares subject to the grantee’s unexercised options and SARs exceeds the option price of the options or the base amount of SARs, as applicable, or (e) after giving grantees an opportunity to exercise their outstanding options and SARs, terminate any or all unexercised options and SARs at such time as the compensation committee deems appropriate. In addition, consequences of a change of control of RAIT to awards under the incentive award plan, and the applicable definition of a change in control, may be varied by the terms of any employment agreement approved by the compensation committee.

Foreign Grantees. If the amendment and restatement of the incentive award plan is approved, if any individual who receives a grant under the incentive award plan is subject to taxation in countries other than the United States, the compensation committee may make grants to such individuals on such terms and conditions as the compensation committee determines appropriate to comply with the laws of the applicable country.

No Repricing without Shareholder Approval. Notwithstanding anything in the incentive award plan to the contrary, except in connection with an extraordinary transaction involving RAIT (including, without limitation, any common share dividend, common share split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the compensation committee may not reprice Options or SARs, nor may the compensation committee amend the incentive award plan to permit repricing of Options or SARs, unless the shareholders of RAIT provide prior approval for such repricing. “Repricing” subject to this approval requirement includes (a) amending the terms of outstanding Options or SARs to reduce the exercise price of such outstanding Options or SARs; (b) canceling outstanding Options or SARs in exchange for Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs or (c) buyouts or exchanges of outstanding Options or SARs for cash or other Grants at a time when the exercise price of such Options or SARs is higher than the Fair Market Value of the Common Shares.

Transferability. The compensation committee may permit the transferability of NQSOs in limited circumstances.

Amendment and Termination of the Incentive Award Plan. The compensation committee may amend or terminate the incentive award plan at any time; provided, however, that the compensation committee will not amend the incentive award plan without shareholder approval if such approval is required in order to comply with the IRC or applicable laws, to comply with applicable stock exchange requirements or to approve repricing of options or SARs as described above. The compensation committee may also condition or modify grants under the incentive award plan in response to changes in securities, tax or other laws or rules, regulations or regulatory interpretations thereof applicable to the incentive award plan or to comply with the rules or requirements of any stock exchange on which the common shares are listed or quoted. The compensation committee may at any time and from time to time terminate or modify or amend the incentive award plan in any respect, except that without shareholder approval the compensation committee may not (i) increase the maximum number of common shares which may be issued under the incentive award plan, (ii) extend the maximum period during which any grant may be granted or exercised, or (iii) extend the term of the incentive award plan. The termination or any modification or amendment of the incentive award plan, except as provided above, will not, without the consent of a participant, adversely affect his or her rights under a grant previously awarded to him or her. If the proposed amendment and restatement of the incentive award plan is approved, no grants may be issued under the incentive award plan after May 22, 2022.

RAIT Policies. All grants under the incentive award plan will be subject to the applicable provisions of any applicable clawback or recoupment policies, share trading policies and other policies that may be approved by the board or the compensation committee, as such policies may be in effect from time to time.

Current Incentive Award Plan Information. The maximum number of common shares that may be issued under the incentive award plan currently is 1,500,000 common shares. As of March 12, 2012, an aggregate of 576,853 common shares remain reserved for issuance under the incentive award plan, of which 234,876 are currently reserved for issuance under outstanding options and phantom units. The number of common shares available as of March 12, 2012 for new grants under the current incentive award plan is 341,977 common shares. If the proposed amendment and restatement of the incentive award plan is approved by shareholders at the annual meeting, the total number of common shares that may be issued under the incentive award plan will be 4,000,000 common shares, with 2,841,977 common shares available for new grants.

Grants Under the Incentive Award Plan. It is currently not possible to predict the number of common shares that will be granted or who will receive any grants under the incentive award plan after the annual meeting.

The last sales price of RAIT’s common shares on March 21, 2012, was $5.29 per share.

FEDERAL INCOME TAX CONSEQUENCES

The Federal income tax consequences arising with respect to awards granted under the incentive award plan will depend on the type of the award. The following provides only a general description of the application of federal income tax laws to certain awards under the incentive award plan. This discussion is intended for the information of shareholders considering how to vote at the annual meeting and not as tax guidance to grantees in the incentive award plan, as the consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement. The summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws.

From the recipients’ standpoint, as a general rule, ordinary income will be recognized at the time of payment of cash, or delivery of actual common shares. Future appreciation on common shares held beyond the ordinary income recognition event will be taxable at capital gains rates when the common shares are sold. RAIT, as a general rule, will be entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the recipient, and RAIT will not be entitled to any tax deduction in respect of capital gain income recognized by the recipient.

Exceptions to these general rules may arise under the following circumstances: (a) if common shares, when delivered, are subject to a substantial risk of forfeiture by reason of failure to satisfy any employment or performance-related condition, ordinary income taxation and RAIT’s tax deduction will be delayed until the risk of forfeiture lapses (unless the recipient makes a special election to ignore the risk of forfeiture); (b) if an employee is granted an option that qualifies as an “incentive stock option,” no ordinary income will be recognized, and RAIT will not be entitled to any tax deduction, if common shares acquired upon exercise of such option are held more than the longer of one year from the date of exercise and two years from the date of grant; (c) RAIT will not be entitled to a tax deduction for compensation attributable to awards granted to its chief executive officer and certain other of its executive officers, if and to the extent such compensation does not qualify as “performance-based” compensation under Section 162(m) of the IRC, and such compensation, along with any other non-performance-based compensation paid in the same calendar year, exceeds $1,000,000, and (d) an award may be taxable to the recipient at 20 percentage points above ordinary income tax rates at the time it becomes vested, plus interest, even if that is before the delivery of the cash or shares in settlement of the award, if the award constitutes “deferred compensation” under Section 409A of the IRC, and the requirements of Section 409A of the IRC are not satisfied.

Section 162(m) of the IRC generally disallows a publicly-held corporation’s tax deduction for compensation paid to its chief executive officer and the next three highest paid executive officers (excluding the chief financial officer) in excess of $1,000,000 in any year. Compensation that qualifies as “performance-based compensation” is excluded from the $1,000,000 deductibility cap, and therefore remains fully deductible by the company that pays it. Options and SARs generally qualify if they are granted at fair market value and there is an individual limit under the incentive award plan. Share awards, units, dividend equivalents, other share-based awards and cash awards will generally qualify for the performance-based exception under section 162(m) of the IRC if such grants are contingent on the attainment of one or more objective performance goals. However, there is no requirement that these awards meet these requirements if they are granted under the incentive award plan. If they do not meet these requirements, the value of such awards will count toward the $1,000,000 limit for the affected individual. As a real estate investment trust, or REIT, the consequences of Section 162(m) of the IRC for RAIT are limited. One requirement that must be met in order to qualify as a REIT is that, generally, a REIT must distribute at least 90% of the sum of its taxable income. To the extent that a REIT retains income, it must pay tax on such income just like any other corporation. As a result, to the extent executive compensation is not deductible for a REIT under Section 162(m) of the IRC, the REIT cannot deduct such compensation from income subject to the 90% distribution rule and the REIT cannot deduct such compensation from undistributed income subject to taxation. Options and SARs granted under the incentive award plan are generally intended to meet the requirements of Section 162(m) of the IRC. Share awards, units, dividend equivalents and other share-based awards granted under the incentive award plan will only qualify as “performance-based compensation” when the compensation committee conditions such grants on the achievement of specific performance goals in accordance with the requirements of Section 162(m) of the IRC as described above.

The incentive award plan provides that RAIT has the right to require the grantee of any award under the incentive award plan to pay to the grantee’s employer an amount necessary for such employer to satisfy its federal, state or local tax withholding obligations with respect to such grants. RAIT may withhold from other amounts payable to such individual an amount necessary to satisfy these obligations. The compensation committee may permit a grantee to satisfy RAIT’s withholding obligation by having shares acquired pursuant to the grant withheld, provided that the number of shares withheld does not exceed the individual’s minimum applicable withholding tax rate for federal, state and local tax liabilities. The incentive award plan also provides that the compensation committee may permit a grantee to satisfy the grantee’s withholding obligation that exceeds the minimum applicable withholding rate by transferring to RAIT previously acquired common shares.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information regarding RAIT’s equity compensation plans as of December 31, 2011.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights	(b) Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a))
Equity compensation plans approved by security holders
Options	38,933	$68.34
Phantom units	416,767	n/a

Total equity compensation plans approved by security holders	455,700		246,549
Equity compensation plans not approved by security holders	—	n/a	—

Total	455,700		246,549

The following table sets forth certain information regarding RAIT’s equity compensation plans as of March 12, 2012.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights	(b) Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a))
Equity compensation plans approved by security holders(1)
Options	38,933	$68.34
Phantom units	195,943	n/a

Total equity compensation plans approved by security holders	234,876		341,977
Equity compensation plans not approved by security holders	—	n/a	—

Total	234,876		341,977

(1)	Excludes 2,172,000 SARs grants awarded January 24, 2012 with an exercise price of $5.68 that vest in three equal annual installments and may be settled in cash or common shares at the discretion of the compensation committee. Assuming that all of these SARs were vested as of the date of the information in the table, no common shares would be issued upon an exercise on such date because the fair market value of a common share on such date was higher than the exercise price. In addition, the compensation committee will settle SARs in cash to the extent common shares are not available under the plan and so the maximum number of common shares issuable under these SARs will not exceed the number of common shares then available for issuance under the incentive award plan and not reserved for issuance under other grants under the incentive award plan. The average term remaining for outstanding options and SARs is 1.3 years as of March 12, 2012.

PROPOSAL 4. OTHER MATTERS

As of the date of this proxy statement, the board does not intend to present and has not been informed that any other person intends to present any other matters for action at the annual meeting. However, if other matters do properly come before the annual meeting or any adjournment, postponement or continuation thereof, it is the intention of the persons named as proxies to vote upon them in accordance with their best judgment. For any other matter which may properly come before the annual meeting, the affirmative vote of the holders of at least a majority of the votes cast at the annual meeting at which a quorum is present is required, either in person or by proxy, for approval, unless otherwise required by law.

Except as set forth in this section, all common shares represented by valid proxies received will be voted in accordance with the provisions of the proxy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number and percentage owned by each person who, to the knowledge of RAIT as of March 12, 2012, is the beneficial owner of more than 5% of the outstanding:

•	common shares;

•	7.75% Series A cumulative redeemable preferred shares of beneficial interest, par value $0.01 per share, or Series A preferred shares;

•	8.375% Series B cumulative redeemable preferred shares of beneficial interest, par value $0.01 per share, or Series B preferred shares; or

•	8.875% Series C cumulative redeemable preferred shares of beneficial interest, par value $0.01 per share, or Series C preferred shares.

This information is reported in accordance with the beneficial ownership rules of the SEC under which a person is deemed to be the beneficial owner of a security if that person has or shares voting power or investment power with respect to such security or has the right to acquire such ownership within 60 days. Unless otherwise indicated in footnotes to the table, each person listed has sole voting and dispositive power with respect to the securities owned by such person.

Title of Class	Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Common Shares	BlackRock, Inc.	2,504,052	(1)	5.0%
Common Shares	RIMA Senvest Management, L.L.C.	4,139,612	(2)	8.3%

(1)

Information obtained from the Schedule 13G filed by BlackRock, Inc. on behalf of itself and BlackRock Institutional Trust Company, N.A., BlackRock Fund Advisors, BlackRock Asset Management Canada Limited, BlackRock Advisors, LLC and BlackRock Investment Management, LLC with the SEC on February 9, 2012. BlackRock, Inc. is the beneficial owner of 2,504,052 common shares, of which it has both sole voting power and sole dispositive power. The principal business address of BlackRock, Inc. is 40 East 52nd Street, New York, NY 10022.

(2)

Information obtained from the Form 3, or the RIMA Form 3, filed by RIMA Senvest Management, L.L.C. (formerly known as RIMA Management, LLC.), or RIMA, on December 9, 2011 reporting that it indirectly beneficially owned our 7.00% Convertible Senior Notes due 2031, or the 7% convertible senior notes, and common shares, and the Form 4, or the RIMA Form 4, filed by RIMA on March 8, 2012 reporting that it indirectly beneficially owned 2,378,611 common shares. The RIMA Form 3 and RIMA Form 4 report that these securities are held in the accounts of several investment partnerships and investment funds, or the RIMA investment vehicles, for which RIMA serves as investment manager or general partner and note that Richard Mashaal is the managing member of RIMA and that RIMA and Mr. Mashaal may be deemed to beneficially own the securities held by the RIMA investment vehicles by virtue of RIMA’s position as investment manager or general partner of the RIMA investment vehicles and Mr. Mashaal’s status as the managing member of RIMA. RIMA filed a Schedule 13G/A on February 14, 2012 in which it reported that RIMA and Mr. Mashaal each had shared voting power and shared dispositive power regarding 5,189,573 common shares and that Senvest Master Fund, L.P., or SMF, had shared voting power and shared dispositive power regarding 3,323,642 common shares. To assist us in maintaining our qualification as a real estate investment trust, or REIT, our declaration of trust generally prohibits any shareholder from directly or indirectly owning more than 8.3% of our outstanding common shares, or the ownership limit. Our 7% convertible senior notes provide that no holder of our 7% convertible senior notes is entitled to receive common shares upon a conversion thereof to the extent that receipt of such common shares would cause such holder (together with the affiliates of such holder) to exceed the ownership limit. As a result, in calculating the common shares beneficially owned by RIMA in the table above, we are including common shares underlying the 7% convertible senior notes only to the extent they would not exceed the ownership limit. The principal business address of RIMA and Mr. Mashaal is 110 East 55th Street, Suite 1600, New York, NY 10022 40 East 52nd Street, New York, NY 10022 and the principal business address of SMF is c/o Goldman Sachs (Cayman) Trust, Limited, dba Goldman Sachs Administration Services, Gardenia Court, Suite 3307, 45 Market Street, Camana Bay, P.O. Box 896, Grand Cayman KY1-1103, Cayman Islands.

Holders of our preferred shares generally have no voting rights and will have no voting rights at the annual meeting. The holders of these shares only obtain voting rights in limited circumstances, none of which have occurred. In particular, in the event dividends on any series of preferred shares were in arrears for six or more quarterly periods (whether or not consecutive), the holders of that series (voting together as a single class with all other shares of any class or series of shares ranking on a parity with any series which is entitled to similar voting rights, if any) would be entitled to vote for the election of two additional trustees to serve on the board until all such dividends in arrears have been paid or declared and set apart for payment. In addition, the issuance of future senior shares or certain changes to the terms of any series of preferred shares that would be materially adverse to the rights of holders of that series of preferred shares cannot be made without the affirmative vote of the holders of at least two-thirds of the outstanding shares of that series of preferred shares.

The following tables set forth the number and percentage owned as of March 12, 2012 by each of our present trustees, each of our present named executives, as defined in “Executive Officer Compensation” below, and all of our present executive officers (whether or not deemed to be named executives) and trustees as a group of:

•	common shares;

•	Series A preferred shares;

•	Series B preferred shares; and

•	Series C preferred shares.

This information is reported in accordance with the beneficial ownership rules of the SEC under which a person is deemed to be the beneficial owner of a security if that person has or shares voting power or investment power with respect to such security or has the right to acquire such ownership within 60 days. Common shares issuable pursuant to vested options or warrants are deemed to be outstanding for purposes of computing the percentage ownership of the person or group holding such options or warrants but are not deemed to be outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated in footnotes to the table, each person listed has sole voting and dispositive power with respect to the securities owned by such person.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Common shares	Trustees:
	Scott F. Schaeffer	168,503	(1)	*
	Edward S. Brown	36,931	(2)	*
	Frank A. Farnesi	40,946		*
	S. Kristin Kim	37,403	(3)	*
	Arthur Makadon	33,403	(4)	*
	John F. Quigley III	38,057		*
	Jon C. Sarkisian	10,583		*
	Murray Stempel III	36,521	(5)	*

	Non-Trustee Executive Officers:
	Jack E. Salmon	77,679		*
	Raphael Licht	70,297	(6)	*
	Ken R. Frappier	48,652	(7)	*
	James J. Sebra	34,248		*

	Other Named Executive:
	Plamen B. Mitrikov(8)	77,238		*

	All trustees, executive officers and other named executive as a group:
	(13 persons)	747,728		1.3%

*	Does not exceed 1%

(1)	Includes 152,337 common shares directly held by Mr. Schaeffer, 3,666 common shares held in a RAIT 401(k) plan account for the benefit of Mr. Schaeffer and 12,500 common shares issuable upon exercise of vested options granted under the incentive award plan.

(2)	Includes 3,333 common shares owned by the Brown Family Limited Partnership. The sole limited partners of this limited partnership are trusts for the benefit of the children of Mr. Brown. The sole general partner of this limited partnership is a limited liability company whose sole members are these trusts and whose sole manager is an individual who is not a member of Mr. Brown’s family. None of Mr. Brown’s children share the reporting person’s household at this time and he disclaims beneficial ownership of these common shares.

(3)	Includes 3,333 common shares issuable upon exercise of vested options granted under the incentive award plan.

(4)	Includes 3,666 common shares issuable upon exercise of vested options granted under the incentive award plan.

(5)	Includes 1,796 common shares held in a trust for the benefit of Mr. Stempel’s spouse.

(6)	Includes 1,666 common shares , in the aggregate, held in two UGMA accounts for the benefit of Mr. Licht’s children, as to which Mr. Licht disclaims beneficial ownership. Excludes 1,000 common shares held by Mr. Licht’s father, as to which Mr. Licht disclaims beneficial ownership.

(7)	Includes 42,625 common shares directly held by Mr. Frappier, 1,194 common shares held in a RAIT 401(k) plan account for the benefit of Mr. Frappier, 1,000 common shares held by Mr. Frappier’s spouse and 3,833 common shares issuable upon exercise of vested options granted under the incentive award plan.

(8)	RAIT and Mr. Mitrikov mutually agreed to terminate his employment with RAIT effective July 15, 2011.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Series A Preferred Shares	Trustees:
	Scott F. Schaeffer	10,000		*
	Edward S. Brown	—		—
	Frank A. Farnesi	—		—
	S. Kristin Kim	—	(1)	—
	Arthur Makadon	—		—
	John F. Quigley, III	—		—
	Jon C. Sarkisian	—		—
	Murray Stempel, III	—		—

Non-Trustee Executive Officers:
	Jack E. Salmon	—		—
	Raphael Licht	—		—
	Ken R. Frappier	—		—
	James J. Sebra	250		*

Other named executive:
	Plamen B. Mitrikov	—		—

All trustees, executive officers and other named executive as a group:
	(13 persons)	10,250		*

*	Does not exceed 1%

(1)	Excludes 2,000 Series A preferred shares held by Ms. Kim’s mother. Ms. Kim disclaims beneficial ownership of these Series A preferred shares.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Series B Preferred Shares	Trustees:
	Scott F. Schaeffer	—	—
	Edward S. Brown	—	—
	Frank A. Farnesi	—	—
	S. Kristin Kim	—	—
	Arthur Makadon	—	—
	John F. Quigley, III	—	—
	Jon C. Sarkisian	—	—
	Murray Stempel, III	—	—

Non-Trustee Executive Officers:
	Jack E. Salmon	—	—
	Raphael Licht	—	—
	Ken R. Frappier	—	—
	James J. Sebra	—	—

Other named executive:
	Plamen B. Mitrikov	—	—

All trustees, executive officers and other named executive as a group:
	(13 persons)	—	—

*	Does not exceed 1%

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Series C Preferred Shares	Trustees:
	Scott F. Schaeffer	—	—
	Edward S. Brown	—	—
	Frank A. Farnesi	—	—
	S. Kristin Kim	—	—
	Arthur Makadon	—	—
	John F. Quigley, III	—	—
	Jon C. Sarkisian	—	—
	Murray Stempel, III	—	—

Non-Trustee Executive Officers:
	Jack E. Salmon	—	—
	Raphael Licht	300	*
	Ken R. Frappier	—	—
	James J. Sebra	—	—

Other named executive:
	Plamen B. Mitrikov	—	—

All trustees, executive officers and other named executive as a group
	(13 persons)	300	*

*	Does not exceed 1%

NON-TRUSTEE EXECUTIVE OFFICERS

Information is set forth below regarding the background of each of our executive officers who is not also a trustee. For our officer who is also a trustee, Scott F. Schaeffer, this information can be found above under “Proposal 1. Election of Trustees—Names of Trustees, Principal Occupations and Other Information.”

Jack E. Salmon, age 57, has served as our CFO and treasurer since December 2006. Mr. Salmon joined RAIT in connection with the TRFT acquisition having served as TRFT’s executive vice president, chief financial officer and treasurer since March 2005. Mr. Salmon has served as the president and chief financial officer and as a director of IRT since January 2011. Mr. Salmon was employed by Cohen & Company, an investment bank, from January 2005 until April 2005. From 2003 until joining Cohen & Company, he was a vice president and chief accounting officer of The Rubenstein Company, L.P., a diversified privately-owned real estate company. From 1975 to 2003, Mr. Salmon worked in public accounting serving a variety of real estate and financial services companies, including public and privately held REITs, major real estate opportunity funds, developers and institutional investors in real estate. From 2002 to 2003, Mr. Salmon was a partner with KPMG LLP, an accounting firm. Mr. Salmon was a partner with Arthur Andersen LLP, an accounting firm, from 1989 to 2002. As an audit partner with Arthur Andersen LLP, Mr. Salmon had responsibility for REIT initial public offerings and due diligence engagements. He also advised multiple REITs on mergers and acquisitions, portfolio transactions and SEC matters.

Raphael Licht, age 44, has served as our chief operating officer since February 2009, our secretary since December 2006, and our chief legal officer and chief administrative officer from December 2006 to February 2009. Mr. Licht joined RAIT in connection with the TRFT acquisition having served as TRFT’s chief legal officer and secretary since March 2005 and executive vice president and chief administrative officer since April 2006. Mr. Licht served as a director of IRT from January 2011 to March 2011. Mr. Licht has served as IMT’s president and as one of its directors since October 2011. Mr. Licht also served as the chief legal officer of Cohen & Company from 2001 until April 2006. From 2000 until 2001, Mr. Licht served as general counsel at iATM global.net Corporation, an ATM software joint venture between TRM Corporation and NCR Corporation. From 1997 until 2000, Mr. Licht was an associate with Morgan Lewis & Bockius LLP, a law firm, specializing in structured finance and securitizations. From 1996 until 1997, Mr. Licht was an associate at Ledgewood, P.C., a law firm, specializing in real estate and securities law.

Ken R. Frappier, age 59, has served as our executive vice president-portfolio and risk management since May 2011, our executive vice president-risk management from February 2008 to May 2011, our chief credit officer from December 2006 to February 2008 and served as our senior vice president-portfolio and risk management from April 2002 to December 2006. Mr. Frappier has served as IMT’s executive vice president—portfolio and risk management since October 2011. From December 1999 until he joined RAIT, Mr. Frappier was a senior vice president and regional chairman of the senior officers’ loan committee in Pennsylvania and Southern New Jersey for Hudson United Bank (a commercial bank), following the merger of Hudson United Bancorp (a bank holding company) and JeffBanks, Inc., (a bank holding company) of which Mr. Frappier had been senior vice president since 1993. Before 1993, Mr. Frappier was an executive vice president for Dominion Bancshares Corporation’s, or Dominion, Greater Washington Region (Northern Virginia, Washington, D.C. & Maryland) and, before the acquisition of State National Bank, or State, by Dominion in 1987, he was senior vice president and senior lender at State. Before 1977, he was a national bank examiner for the Comptroller of the Currency, a bureau of the U.S. Treasury Department.

James J. Sebra, age 36, has served as our senior vice president and chief accounting officer since May 2007. Mr. Sebra has served as IRT’s treasurer since January 2011. Mr. Sebra has served as IMT’s chief financial officer and treasurer since October 2011. Mr. Sebra joined RAIT in connection with the TRFT acquisition having served as TRFT’s vice president and chief accounting officer since June 2005. Prior to joining TRFT, Mr. Sebra was the controller of Brandywine Realty Trust, a publicly held real estate investment trust, from 2004 through 2005. From 1998 through 2004, Mr. Sebra worked with Arthur Andersen LLP and KPMG LLP, public accounting firms, serving a variety of publicly held and privately held real estate companies and professional service firms.

EXECUTIVE OFFICER AND TRUSTEE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

Our compensation policies are intended to compensate and reward executive officers who build long-term value for our shareholders and to provide appropriate compensation packages to attract, motivate, reward and retain talented and experienced executive officers. RAIT’s compensation committee has designed executive compensation programs to carry out these policies by rewarding performance that is directly relevant to our long-term success and goals relating to building value and generating distributions to our shareholders. The primary components of executive pay include base salary, annual cash bonuses and equity-based compensation. Our compensation committee is also responsible for applying our compensation policies by setting the base salary, annual bonuses and equity-based compensation for our executive officers, including our named executives, as well as setting equity-based compensation for all employees. Our named executives and their principal offices during 2011 were:

•	Mr. Schaeffer, our chairman and chief executive officer;

•	Mr. Salmon, our chief financial officer;

•	Mr. Licht, our chief operating officer;

•	Mr. Frappier, our executive vice-president—portfolio and risk management;

•	Mr. Sebra, our chief accounting officer; and

•

In addition, Mr. Mitrikov, our former executive vice president—asset management, ranks as a named executive based on the inclusion of severance payments in connection with his departure from us in July 2011.

See “Executive Officer Compensation” below. The role of our compensation committee, its use of a compensation consultant and the participation of executive officers in the compensation process are discussed above in “Information Concerning Our Board of Trustees, Committees and Governance-Compensation Committee.”

2011 Company Performance

In applying our compensation policies to the named executives in 2011, the compensation committee sought to recognize the executive management team’s financial and strategic accomplishments during 2011 in continuing to adapt RAIT’s business platform to current commercial real estate market conditions. During 2011, RAIT successfully met its debt reduction goals, increased its origination of commercial real estate loans, increased its investments in real estate and began two new business initiatives: (i) originating commercial mortgage backed securities, or CMBS, eligible loans and (ii) sponsoring non-traded REITs. RAIT generated positive operating income and adjusted funds from operations, or AFFO, throughout 2011 and resumed paying regular dividends on the common shares. Though RAIT reported a net loss for the year caused primarily by non-cash changes in the fair market value of some of its investments, the compensation committee felt RAIT management had positioned RAIT to take advantage of opportunities resulting from improved commercial real estate market fundamentals and sources of financing and had reduced RAIT’s exposure to near-term debt obligations. RAIT provides an analysis of its financial and operational performance and describes these new business initiatives in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of RAIT’s 2011 Annual Report on Form 10-K, or the 2011 annual report, filed with the SEC.

2011 Compensation Decisions

We believe that RAIT has an outstanding management team and that their long-term commitment is crucial to our future performance. We discuss below the decisions made by the compensation committee relating to

RAIT’s 2011 performance with respect to the components of the compensation of our named executives. The “Summary Compensation Table” below shows reductions in the total compensation for the named executives with historical information available. As discussed in “Equity Compensation” below, this does not reflect the share appreciation rights, or SARs, awards made by the compensation committee to the named executives in January 2012. In addition, as discussed in “Implementing Our Objectives-Employment Agreements” below, the compensation committee approved amending the employment agreements of Mr. Schaeffer and Mr. Frappier. Among other things, these amendments increased the scope of their covenants not to compete, and removed from these employment agreements the tax gross-up provisions relating to parachute payments (as defined in IRC Section 280G).

Equity Compensation: The compensation committee believes equity-based compensation is important to align the interests of our named executives with our shareholders. At RAIT’s 2011 annual meeting of shareholders, RAIT proposed to amend the incentive award plan to increase the number of common shares available for issuance pursuant to the plan. While holders of over 85% of the votes cast on the proposal voted to approve the amendment of the plan, the total votes cast on this proposal did not meet the NYSE requirement described above that over 50% of the outstanding common shares vote on the proposal. As a result, RAIT did not consider this proposal to have been approved even though the vote was sufficient for approval under Maryland law. Given the limited number of common shares remaining issuable under the incentive award plan, the compensation committee evaluated alternative methods of providing equity-based compensation to the named executives but did not make any awards in 2011. In January 2012, the compensation committee made awards of SARs to the named executives which vest in three equal annual installments and have a five year term (subject to earlier termination if the named executive’s employment ends). These SARs may be settled in cash or common shares, in the discretion of the compensation committee. Awards aggregating 1,500,000 SARs were made to the named executives valued at approximately $4.2 million, in the aggregate, based on a Black-Scholes option pricing model at the date of grant. In accordance with SEC rules, these SARs are not reflected in the “Summary Compensation Table” below, which reflects only the grant date fair value of awards made in the relevant year. The equity compensation awards to the named executives immediately preceding these SARs awards were made in January 2010. The compensation committee evaluated the 2012 SARs awards in light of the extended period since the named executives’ prior equity compensation awards, RAIT’s overall progress since the prior equity compensation awards and the compensation committee’s belief in the benefits to RAIT’s shareholders of having its executive officers own RAIT’s securities or, in the case of SARs, a security whose value is based on the performance of the common shares. In January 2012, the compensation committee also made additional awards aggregating 672,000 SARs to our non-executive officer employees, valued at approximately $1.9 million, in the aggregate, based on a Black-Scholes option pricing model at the date of grant.

The compensation committee continues to focus on equity compensation and has recommended to the board that the board propose to the shareholders the amendment and restatement of the incentive award plan described in Proposal 3 of this proxy statement. The compensation committee believes increasing the number of common shares available under the incentive award plan is important to enable the compensation committee to be able to continue to consider offering equity-based compensation. In addition, the compensation committee’s ability to settle SARs awards in common shares will be severely restricted if the number of common shares available under the plan is not increased and, as a result, the SARs awards must be settled in cash.

Cash Compensation: The base salaries of Mr. Schaeffer and Mr. Frappier were increased as part of the amendment of their respective employment agreements and the base salaries of the other named executive were maintained in 2011 from 2010 levels. The compensation committee awarded discretionary bonuses for 2011 to the five named executives other than Mr. Mitrikov, who left RAIT in 2011. The discretionary bonuses for these five named executives were increased in light of the compensation committee’s view of RAIT’s 2011 performance. The compensation committee did not establish a quantitative criteria-based bonus program for 2011 due to the difficulty and risk of setting fixed goals in a volatile economic environment. The compensation committee continues to consider whether to use discretionary bonuses, quantitative criteria-based bonus programs, other forms of cash awards or some combination of these alternatives in order to appropriately incentivize and reward RAIT’s executive officers.

2011 Pay Governance

RAIT seeks to maintain pay practices that foster good governance, which are demonstrated by:

•

Policies contained in RAIT’s insider trading policy prohibiting speculative transactions in RAIT securities such as short sales, transactions in puts, calls or other derivative securities on an exchange or in any other organized market, certain forms of hedging or monetization transactions and restrictions on the use of margin accounts and pledges.

•

The compensation committee’s engagement of an independent compensation consultant that does not provide any services to management and that had no prior relationship with management prior to the engagement.

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All grants under the incentive award plan will be subject to the applicable provisions of any applicable clawback or recoupment policies, share trading policies and other policies that may be approved by the board or the compensation committee, as such policies may be in effect from time to time.

•	Monitoring compliance with our stock ownership guidelines discussed below.

Impact of 2011 Say-on-Pay Vote

RAIT held its first shareholder advisory vote on executive officer compensation as required under the federal securities laws at its 2011 annual meeting of shareholders held on May 17, 2011. More than 85% of the votes cast on such proposal were in favor of the compensation of the named executive officers, as that compensation was disclosed in the compensation discussion and analysis and the various compensation tables and narrative that appeared in our proxy statement dated March 21, 2011. The compensation committee considered these voting results as supportive of the compensation committee’s general executive compensation practices. The compensation committee will continue to take into account future shareholder advisory votes on executive compensation in order to determine whether any subsequent changes to RAIT’s executive compensation programs and policies would be warranted to reflect any shareholder concerns reflected in those advisory votes. Based on the voting preference of our shareholders, the frequency of future “say-on-pay “ votes will be every three years. The next shareholder advisory vote on executive officer compensation will therefore occur in 2014.

Objectives of Our Compensation Policies

Our compensation policies for our named executives have the following objectives:

We seek to attract and retain key executives, including the named executives, by motivating them to achieve superior performance and rewarding them for that performance. Key elements of compensation may include one or more of the following:

•	a base salary that is determined in part by the named executive’s history of performance and prior compensation;

•

discretionary bonuses, quantitative criteria-based bonus programs, other forms of cash awards or some combination of these alternatives, that would be based on the compensation committee’s assessment of the named executive’s duties and performance within the context of the performance of RAIT or some designated portion of RAIT and whether quantitative criteria can be set that relate to the executive’s duties and performance and the performance of RAIT or some designated portion of RAIT; and

•

equity-based compensation in amounts that are based on the executive’s role and strategic impact with respect to long term objectives, the value of which is contingent upon the performance of RAIT’s common share price, and subject to vesting schedules that require continued service with RAIT.

We seek to align the interests of our named executives with our shareholders through long-term incentives in the form of equity-based compensation. As discussed above in “Executive Summary,” the compensation committee believes equity-based compensation is important to align the interests of our named executives with our shareholders. The compensation committee accordingly recommended to the board that the board propose to the shareholders the amendment and restatement of the incentive award plan described in Proposal 3 of this proxy statement.

Implementing Our Objectives

Determining Compensation. The compensation committee applies its business judgment in making compensation decisions and has sole discretion in making such decisions. In 2011, in light of the challenging and volatile business environment, the compensation committee did not use pre-set formulas or weights for the factors it considered in determining the amount and mix of compensation elements, but the compensation committee reviewed RAIT’s financial, operating, strategic and stock performance and carefully evaluated each executive’s performance during the year against anticipated results, leadership qualities, operational performance, business responsibilities, career with RAIT, current compensation arrangements and long-term potential to enhance shareholder value. Specific factors affecting compensation decisions in 2011 for the named executives included:

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measuring RAIT’s performance using key financial criteria, principally including debt reduction, rate of origination of commercial real estate loans and amount of investments in real estate, operating income, AFFO and dividend paying capability;

•

achieving strategic objectives principally including modifying and implementing a revised business model to focus on RAIT’s historical strength in commercial real estate while pursuing new business initiatives originating CMBS eligible loans and sponsoring non-traded REITS;

•	achieving specific operational goals for areas led by the named executive (such as developing alternative sources of financing and de-leveraging our investment portfolio); and

•	retaining key executives to provide management continuity in a volatile market.

No Reliance on Comparison Group. In making compensation decisions for 2011, while the compensation committee had access to market data about pay practices at certain real estate investment trusts as general reference points for levels and structures, it did not materially rely on any of this data in making compensation decisions. As RAIT’s business strategy evolves and as the business models and compensation programs for the real estate industry change, the compensation committee expects to consider whether to resume using a comparison group in any material fashion. For 2011, the compensation committee emphasized comparisons with historical pay levels and internal pay equity in setting the compensation for the executive officers, without placing any specific weight on each factor. In addition, the compensation committee reviewed broad-based information about trends in real estate financing and /or asset management businesses in compensation practices as general context for its compensation determinations.

Allocation Between Equity Compensation and Cash Payments. The compensation committee strives to achieve an appropriate mix between base salary, cash bonuses and equity incentive awards in order to meet RAIT’s compensation objectives. However, any pay mix objective is not applied rigidly and does not control the compensation committee’s compensation decisions; it serves as another tool to assess an executive’s total pay opportunities and whether appropriate incentives have been provided in order to accomplish our compensation objectives. The compensation committee also seeks to balance compensation elements that are based on individual contributions toward achieving RAIT’s financial, operational and strategic goals with others that are based on the performance of our common shares and our dividend record.

Allocation Between Types of Equity Compensation. From RAIT’s initial public offering in 1998 until 2004, the compensation committee granted stock options under the incentive award plan to RAIT’s executive officers and employees. From 2005 until 2010, the compensation committee granted phantom units to RAIT’s executive officers and employees under the incentive award plan. The compensation committee made this change because it viewed phantom units with dividend equivalents as a tangible and more effective compensation award. As discussed above in “Equity Compensation,” in 2012 the compensation committee made new equity compensation awards comprised of SARs to the named executives. Because of the limited number of common shares remaining issuable under the incentive award plan, the compensation committee made this change to utilize an available equity-based compensation that could be settled in cash or common shares. The compensation committee will evaluate whether to settle SARs in cash or common shares as they vest, subject to the availability of common shares under the incentive award plan.

Equity Grant Practices. In October 2009, the compensation committee adopted an equity award grant policy providing that awards under the incentive award plan will be made only on a date that corresponds to the date of any quarterly meeting of the board. The compensation committee considers exceptions to this practice when a new non-employee trustee is appointed to the board or when an employee or executive officer is hired or promoted by RAIT. In that event, an award may also be made on any date in the period beginning when the appointment, hiring or promotion occurs and ending one month thereafter. The compensation committee charter provides that non-employee trustees are not eligible to receive compensatory payments triggered by a change in control of RAIT, other than pursuant to change in control provisions in equity awards, which may be comprised of options, phantom units, restricted stock units, or any other equity compensation awards. Fees and expense reimbursement relating to service on the board are not considered change in control payments. Also, the charter provides trustee options are to be priced based upon the market price of common shares on the grant date and will not be granted during blackout periods (as defined in RAIT’s insider trading policy as in effect from time to time), except that new trustees are eligible for a grant of options priced based upon the market price of common shares during a defined period of time after their appointment. When the compensation committee makes cash awards to non-management trustees which may be used to make purchases of common shares on the open market, such purchases are historically scheduled to commence on the trading day immediately following the end of any “blackout period” then in effect, as defined in RAIT’s insider trading policy.

Stock Ownership Guidelines. In March 2011, the compensation committee adopted stock ownership guidelines, or the stock ownership guidelines, with the intent of encouraging close alignment of the interests of our trustees and senior management with our shareholders. The stock ownership guidelines apply to the following persons, including the named executives:

•	trustees on the board.

•	the following categories of officers:

•	the chairman of the board, president and CEO;

•

other officers designated by the board as being “officers” of RAIT within the meaning of Rule 16a-1(f) promulgated under the Exchange Act, subject to Section 16 of the Exchange Act, or Section 16 officers; and

•	officers of RAIT or any of its subsidiaries designated by the compensation committee, or designated officers.

The guideline for each trustee is to own eligible RAIT securities with a value equal to or exceeding five times the trustee’s annual cash retainer then in effect. Each trustee who is also an officer subject to the guidelines is subject to the stock ownership guidelines for officers. The guideline for each officer subject to the guidelines is to own eligible securities with a value equal to or exceeding the multiple of the annual base salary then in effect for the officer set forth below opposite the category the officer is in:

• chairman of the board, president and CEO	4x salary
• all other Section 16 officers	2x salary
• all designated officers	1x salary

As noted above, Mr. Schaeffer is our chairman of the board, president and CEO. There are currently four other Section 16 officers who are identified above in “Non-Trustee Executive Officers.” There are not currently any designated officers.

The guidelines, which were adopted in March 2011, provide that officers and trustees who do not meet the stock ownership guidelines have five years to achieve compliance, and must hold 100% of the net shares received from any awards made after the adoption of these stock ownership guidelines, including (a) 100% of net after-tax shares received upon vesting of full value share awards, and (b) 100% of net shares received (in other words, net of exercise price and taxes) upon option exercise. Once achieved, compliance is expected for so long as the individual is subject to the stock ownership guidelines. Upon any increase in the trustee’s annual retainer, in the case of a trustee, or a senior officer’s base salary, in the case of such senior officer, the individual will have five years from the date of such increase to achieve compliance based on the increased level of annual retainer or base salary. Any trustee or senior officer becoming subject to the stock ownership guidelines for the first time after the adoption of the guidelines is expected to achieve compliance within five years. If a trustee or senior officer achieves his or her guideline at any time during the specified five-year period, then such trustee or senior officer will be considered to be in compliance as long as he or she continues to own the same number of eligible securities that were sufficient to meet the stock ownership guidelines. Compliance with the stock ownership guidelines is expected, but not mandatory. However, in the event of non-compliance by any senior officer or trustee, any subsequent equity-based compensation awarded to such senior officer or trustee may be structured in a manner that would result in compliance with the stock ownership guidelines.

In March 2012, the CFO, the administrator of the guidelines, determined that all the named executives had met the guidelines. The CFO also determined that all six of the non-employee trustees currently serving on the board who had served since the adoption of the guidelines met the guidelines. The CFO found that a new trustee, who had joined the board in December 2011, had not yet met the guidelines and had a five year transition period until December 2016 to do so.

Employment Agreements. All of RAIT’s executive officers, including the named executives, have employment agreements with RAIT. The employment agreements set floor amounts for base salary and, in certain cases, bonus opportunities. In addition, these employment agreements have change-in-control and non-change in control severance protection for these executives. See “Executive Compensation—Narrative to Summary Compensation Table and Plan-Based Awards Table—Employment Agreements” and “Executive Compensation—Potential Payments upon Termination or Change in Control.” The compensation committee viewed these agreements as important components of a market-competitive executive compensation program and as critical compensation elements in support of the long-term retention of key executives. In 2011, as discussed above in “Executive Summary,” the employment agreements of Mr. Schaeffer and Mr. Frappier were amended to reflect their respective current positions with RAIT, to increase their respective base salaries, adjust the formula for severance payments, to increase the scope of their covenants not to compete, and to remove the tax gross-up provision relating to parachute payments (as defined in IRC Section 280G). The committee regularly reviews these employment agreements and severance protections and will periodically seek to make adjustments as competitive market practices evolve.

Risk Management and RAIT’s Compensation Policies and Procedures. The compensation committee considers the impact of RAIT’s compensation plans, and the incentives created by RAIT’s compensation plans, on RAIT’s risk profile. The compensation committee considers the impact of RAIT’s compensation plans, policies and practices, and the incentives created by the same, with respect to all employees, including executive officers, on RAIT’s risk profile. Based on this consideration, the compensation committee concluded that RAIT’s compensation policies and procedures are not reasonably likely to have a material adverse effect on RAIT. Some of the factors the compensation committee considered as mitigating the risks of RAIT’s plans include:

•	The compensation committee retains discretion to determine incentive awards based on its consideration of multiple performance factors and does not rely on a purely formulaic approach;

•

While the compensation committee had access to market compensation data for certain REITs, the compensation committee emphasized comparison with historical pay levels and internal pay equity in making its 2011 pay determinations. This approach recognizes the difficulty of identifying peer companies of similar size, industry focus and performance history and avoids the tendency to target the market median regardless of performance;

•	RAIT would respond to any executive misconduct in the manner described below under “Potential Impact on Compensation from Executive Misconduct”; and

•

Our stock ownership guidelines encourage close alignment of the interests of our trustees and senior management with our shareholders. These guidelines are monitored annually by the compensation committee.

The Effect of Regulatory Requirements on Our Executive Compensation

IRC Section 162(m). The compensation committee periodically reviews the potential implications of Section 162(m) of the Internal Revenue Code, or IRC. This section generally disallows a publicly-held corporation’s tax deduction for compensation paid to its chief executive officer and the next three highest paid executive officers (excluding the chief financial officer) in excess of $1,000,000 in any year unless the compensation is performance-based within the meaning of Section 162(m). Although the compensation committee will consider various alternatives for preserving the deductibility of compensation payments, the compensation committee reserves the right to award compensation to our executives that may not qualify under Section 162(m) as deductible compensation. Because of the discretionary cash bonuses and equity awards granted and vesting in 2011, a portion of our executive compensation expenses for Mr. Schaeffer may not be deductible for tax purposes in 2011. It is also likely that even if we were to adopt performance-based cash awards and performance-based equity awards in subsequent years, certain payments made to the named executives, such as previously awarded equity grants that vest in a subsequent year and discretionary cash awards, may not qualify for tax deduction under the provisions of Section 162(m). We do not expect that the payment of compensation that does not satisfy the requirements of Section 162(m) of the Code will have a material adverse federal income tax consequence to us.

IRC Section 409A. Section 409A of the IRC applies to all forms of nonqualified deferred compensation. The compensation committee takes Section 409A into account in determining the form and timing of compensation paid to our executives. RAIT intends to operate and administer its compensation arrangements in accordance with Section 409A.

IRC Sections 280G and 4999. IRC Section 280G limits our ability to take a tax deduction for certain “excess parachute payments” (as defined in Section 280G) and IRC Section 4999 imposes excise taxes on each executive that receives “excess parachute payments” paid by RAIT in connection with a change in control. Certain of our employment agreements provide for RAIT to pay amounts equal to the sum of any excise taxes payable by the executive officer by reason of the executive officer receiving any excess parachute payments plus the amount necessary to put the executive officer in the same after-tax position as if no excise taxes had been paid. As discussed above under “Employment Agreements,” in 2011, we amended the employment agreements of Mr. Schaeffer and Mr. Frappier to remove their respective Section 280G make whole provisions. We did not enter into any new agreements or materially amend any other existing agreements that include a Section 280G make whole provision and believe that, based on their current terms, these other existing agreements are unlikely to generate excess parachute payments. The compensation committee considers the adverse tax liabilities imposed by Sections 280G and 4999, as well as other competitive factors, when it structures compensation payable to our named executives in connection with a change of control. The potential adverse tax consequences to RAIT and/or the named executive, however, are not necessarily determinative factors in such decisions.

Accounting Rules. Various rules under generally accepted accounting principles determine the manner in which RAIT accounts for grants of equity-based compensation to our employees in our financial statements. The compensation committee takes into consideration the accounting treatment of alternative grant proposals under Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718, “Stock Compensation” (formerly, FASB Statement 123R), when determining the form and timing of equity compensation grants to employees, including our named executives. The accounting treatment of such grants, however, is not determinative of the type, timing, or amount of any particular grant of equity-based compensation to our employees.

Potential Impact on Compensation from Executive Misconduct. If the board determines that an executive officer has engaged in fraudulent or intentional misconduct, the board would take action to remedy the misconduct, prevent its recurrence, and impose such discipline on the officer as would be appropriate. Discipline would vary depending on the facts and circumstances, and may include, without limit, termination of employment, initiating an action for breach of fiduciary duty and, if the misconduct resulted in a significant restatement of RAIT’s financial results, seeking reimbursement of any portion of performance-based or incentive compensation paid or awarded to the executive that is greater than would have been paid or awarded if calculated based on the restated financial results. These remedies would be in addition to, and not in lieu of, any actions imposed by law enforcement agencies, regulators or other authorities. Under the Dodd-Frank Act, additional guidance will be forthcoming regarding mandatory recoupment of compensation. When such guidance is available, RAIT intends to adopt additional policies to implement the new requirements.

The Elements of Our Compensation

Annual Cash Compensation

Base Salary. Base salaries are not intended to compensate individuals for extraordinary performance or for above-average performance by RAIT. Base salaries for executive officers are determined in part based on the compensation committees’ general understanding of current compensation practices in other real estate financing and/or asset management businesses and REITs, and in part by prior compensation and by an assessment of individual performance relative to responsibilities and objectives for performance. Base salaries are reviewed annually by the compensation committee. All of our executive officers, including the named executives, have employment agreements with RAIT. These employment agreements set their base salary and provide that base salary may be increased but not decreased during the term of the agreement. See “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table in 2011-Employment Agreements.”

Bonus Plan. Executive officers are eligible to receive annual bonuses, which have historically been based generally on our overall performance during the preceding year and the individual’s specific contribution to that performance. RAIT does not currently have a pre-determined defined bonus pool. The compensation committee, in its discretion, determines the allocation and amount of annual bonus payments to executive officers based on company performance. The salaries paid and the annual bonuses awarded to the named executives in 2011 are discussed below and shown in the Summary Compensation Table below. The compensation committee considers various alternatives in structuring bonus programs, including discretionary bonuses, quantitative criteria-based bonus programs, other forms of cash awards or some combination of these alternatives, that is based on the compensation committee’s assessment of the named executive’s duties and performance within the context of the performance of RAIT or some designated portion of RAIT and whether quantitative criteria can be set that relate to the executive’s duties and performance and the performance of RAIT or some designated portion of RAIT. For 2011, the compensation committee has made annual cash bonus payments based on criteria that, in its judgment and experience, most appropriately reflect the overall performance of RAIT and the relative bonus compensation performance of the respective officers.

Equity-Based Compensation

Equity-based compensation awards are designed to focus executive officers on the long-term goals and performance of RAIT. See “Allocation Between Types of Equity Compensation” above for a discussion of the types of equity compensation RAIT has awarded historically and its most recent award of SARs to the named executives. All terms of any equity based awards under the incentive award plan are determined by the compensation committee at the time of grant in accordance with the terms of the incentive award plan. Participation in the incentive award plan is at the discretion of the compensation committee and is determined by potential contribution to, or impact upon, the performance of RAIT or some designated portion of RAIT by the employee. A SAR is the right to payment, in cash or in common shares in the discretion of the compensation committee, of the amount of the appreciation on a common share during the period beginning on the date of grant and ending on the date of exercise of the SAR. In this regard, SARs serve both to reward and retain executives, as the value of the SARs is linked to the price of common shares on the relevant exercise date.

Other Compensation

RAIT provides certain other forms of compensation and benefits to the named executives, including limited perquisites and 401(k) matching contributions, as discussed below. The compensation committee has reviewed these other components of compensation in relation to the total compensation of the named executives, and determined that they are reasonable and appropriate. Our named executives do not receive compensation directly from IRT, IMT or any other entities we sponsor for the named executives’ service to such sponsored entities. The compensation committee considers such service in determining each named executive’s compensation from RAIT.

Perquisites. None of our named executives received perquisites equal to or greater than $10,000 in 2011. In general, we do not emphasize perquisites as part of the compensation packages we offer and seek to emphasize other elements.

401(k)Plan. The RAIT 401(k) plan offers eligible employees the opportunity on the same terms and conditions to make long-term investments on a regular basis through salary contributions, which are supplemented by our matching cash contributions and potential profit sharing payments. RAIT currently provides a cash match of 4% of the employee contributions and may provide an additional cash match of 2% of eligible compensation as discretionary cash profit sharing payments. No discretionary profit sharing payments were made in 2011. Any matching contribution made by RAIT pursuant to the RAIT 401(k) plan vests 33% per year of service. All of the named executives participated in the RAIT Financial Trust 401(k) Plan in 2011. RAIT contributed employer matches on behalf of the named executives as set forth in footnote 3 in the Summary Compensation Table.

Post-Termination Compensation. We have employment agreements with members of our senior management team, including the named executives. Each of these agreements provides for payments and other benefits if the executive’s employment terminates under specified circumstances, including in the event of a “change in control”. See “Executive Compensation—Narrative to Summary Compensation Table and Plan-Based Awards Table—Employment Agreements” and “Executive Compensation—Potential Payments upon Termination or Change in Control” for a description of these severance and change in control benefits.

The compensation committee believes that these severance and change in control arrangements, which were entered into at the inception of the employment agreements by RAIT in 2002 for Mr. Schaeffer, in 2008 for Mr. Frappier and by TRFT in 2006 for the other named executives, are an important part of overall compensation for these named executives because they help to secure the continued employment and dedication of these named executives, notwithstanding any concern that they might have regarding their own continued employment prior to or following a change in control. The compensation committee also believes that these arrangements are important as a recruitment and retention device, as most of the companies with which we compete for executive talent have customarily had similar agreements in place for their senior employees.

The executive employment agreements also contain provisions that prohibit the executive from disclosing RAIT’s confidential information and prohibit the executive from engaging in certain competitive activities or soliciting any of our employees or customers. An executive will forfeit his right to receive post-termination compensation if he breaches these or other restrictive covenants in the employment agreements. We believe that these provisions help ensure the long-term success of RAIT.

Compensation Decisions for the Named Executives in 2011

The specific compensation decisions made for each of the named executives for 2011 reflect the conditions and considerations described above in “Executive Summary.” Compensation decisions for each of the named executives were tailored to their specific situations and are separately discussed.

Scott F. Schaeffer. In 2011, Mr. Schaeffer’s employment agreement was amended to reflect his current positions with RAIT as chairman, chief executive officer and president, to adjust his employment term from daily renewals for a three year periods to successive three year terms subject to non-renewal, to increase his base salary from an annual rate of $550,000 to $650,000, to increase the multiplier used in calculating Mr. Schaeffer’s severance in defined circumstances relating to termination without cause, resignation for good reason of non-renewal of the agreement by RAIT from 1.5 times to 2.25 times, to increase the scope of his restrictive covenant not to compete, and to remove the tax gross-up provision relating to parachute payments (as defined in IRC Section 280G). In January 2012, the compensation committee awarded Mr. Schaeffer a discretionary cash bonus of $600,000 in recognition of his performance for RAIT in 2011. In January 2012, the compensation committee awarded Mr. Schaeffer 600,000 SARs. Mr. Schaeffer’s cash bonus for 2011 was higher than his prior year’s bonus and his equity grants were greater than all other named officers to reflect Mr. Schaeffer’s critical roles as chairman, CEO and president in the long term success of RAIT. While the total compensation for Mr. Schaeffer reported for 2011 in the Summary Compensation Table went down from 2010, the value of his SARs award valued at approximately $1.7 million, in the aggregate, based on a Black-Scholes option pricing model at the date of grant, which is not included in his 2011 compensation in accordance with SEC rules, was considered by the compensation committee to be related to his 2011 performance. Mr. Schaeffer was primarily responsible for developing the strategy for the balance sheet restructuring effort, including the retirement and maturity extension of recourse debt. and managing our capital markets relationships resulting in the convertible offering in March 2011 and the recent secondary equity offering. He has been instrumental in rebuilding and funding our core commercial mortgage business which has resulted in increased loan opportunities, and continues to generate a considerable portion of RAIT’s cash flow. He has also set the strategy for the management of our owned portfolio of real estate which has resulted in an increase in property net operating income and cash flow.The compensation committee believes that it has been Mr. Schaeffer’s overall management skill and leadership that has enabled the executives and staff of RAIT to remain focused and productive through a difficult time.

Jack E. Salmon. In 2011, Mr. Salmon’s salary was maintained at an annual rate of $484,000, the level required by his employment agreement entered into with TRFT in 2006 . In January 2012, the compensation committee awarded Mr. Salmon a discretionary cash bonus of $250,000 in recognition of his performance for RAIT in 2011. In January 2012, the compensation committee awarded Mr. Salmon 225,000 SARs. Mr. Salmon’s share of the overall cash bonus and equity grant pools were consistent with the importance of his position and performance. Mr. Salmon’s discretionary bonus was an increase over his prior year’s bonus, was comparable to Mr. Licht’s and Mr. Frappier’s bonuses and was higher than the bonus paid to Mr. Sebra who reports to Mr. Salmon. Mr. Salmon’s equity grants were comparable to those of the other named executives except Mr. Schaeffer. While the total compensation for Mr. Salmon reported for 2011 in the Summary Compensation Table went down from 2010, the value of his SARs award valued at approximately $631,000, in the aggregate, based on a Black-Scholes option pricing model at the date of grant, which is not included in his 2011 compensation in accordance with SEC rules, was considered by the compensation committee to be related to his 2011 performance. Mr. Salmon has borne the responsibility of maintaining the financial affairs of RAIT in a time of enormous pressure. He has played a key role in the deleveraging process, raising new capital and negotiating discounted repayments and extensions of existing debt. He is responsible for interaction with our institutional shareholders and equity analysts. In addition, Mr. Salmon took the lead in sheparding IRT through the regulatory process with the SEC and the Financial Industry Regulatory Authority.

Raphael Licht. In 2011, Mr. Licht’s salary was maintained at an annual rate of $480,000, the level required by his employment agreement entered into with TRFT in 2006. In January 2012, the compensation committee awarded Mr. Licht a discretionary cash bonus of $250,000 in recognition of his performance for RAIT in 2011. In January 2012, the compensation committee awarded Mr. Licht 225,000 SARs. Mr. Licht’s share of the overall cash bonus and equity grant pools were consistent with the importance of his position and performance. Mr. Licht’s discretionary bonus was an increase over his prior year’s bonus, was comparable to Mr. Salmon’s and Mr. Frappier’s bonuses and was higher than the bonus paid to Mr. Sebra. Mr. Licht’s equity grants were comparable to those of the other named executives except Mr. Schaeffer. While the total compensation for Mr. Licht reported for 2011 in the Summary Compensation Table went down from 2010, the value of his SARs award valued at approximately $631,000, in the aggregate, based on a Black-Scholes option pricing model at the date of grant, which is not included in his 2011 compensation in accordance with SEC rules, was considered by the compensation committee to be related to his 2011 performance. Mr. Licht’s has played an important role in organizing business development opportunities and providing oversight to existing businesses In addition to his general management responsibilities, during 2011 Mr. Licht was instrumental in developing and executing RAIT’s strategies to expand Jupiter Communities, LLC’s, our multifamily property manager subsidiary, third party management contracts with receiverships and tenants in common investment groups, He was actively involved in the formation of IRT, and now leads a similar effort to develop IMT.

Ken R. Frappier. In 2011, Mr. Frappier’s employment agreement was amended to reflect his current positions with RAIT as executive vice president-portfolio and risk management, to adjust his employment term from successive three year terms to successive one-year terms subject to non-renewal, to increase his base salary from an annual rate of $325,000 to $385,000, to change an amount used in calculating Mr. Frappier’s severance in defined circumstances relating to termination without cause, resignation for good reason of non-renewal of the agreement from his base salary to the three year average of his bonus, to increase the scope of his restrictive covenant not to compete, and to remove the tax gross-up provision relating to parachute payments (as defined in IRC Section 280G). In January 2012, the compensation committee awarded Mr. Frappier a discretionary cash bonus of $250,000 in recognition of his performance for RAIT in 2011. In January 2012, the compensation committee awarded Mr. Frappier 225,000 SARs. Mr. Frappier’s share of the overall cash bonus and equity grant pools were consistent with the importance of his position and performance. Mr. Frappier’s discretionary bonus was the same as his prior year’s bonus, was comparable to Mr. Salmon’s and Mr. Licht’s bonuses and was higher than the bonus paid to Mr. Sebra. Mr. Frappier’s equity grants were comparable to those of the other named executives except Mr. Schaeffer. While the total compensation for Mr. Frappier reported for 2011 in the Summary Compensation Table went down from 2010, the value of his SARs award valued at approximately $631,000, in the aggregate, based on a Black-Scholes option pricing model at the date of grant, which is not included in his 2011 compensation in accordance with SEC rules, was considered by the compensation committee to be related to his 2011 performance. Mr. Frappier is responsible for identifying and addressing credit performance issues in RAIT’s investment portfolios, managing the performance of RAIT’s securitizations to ensure, to the extent possible through negotiations for restructurings, exchanges and modifications, that RAIT’s commercial real estate securitizations continue to pass all performance tests He manages and participates in the review of new investments as well as work-outs within our existing portfolio in an effort to keep loan losses to a minimum.

James J. Sebra. In 2011, Mr. Sebra’s salary was maintained at an annual rate of $363,000, the level required by his employment agreement. In January 2012, the compensation committee awarded Mr. Sebra a discretionary cash bonus of $150,000 in recognition of his performance for RAIT in 2011. In January 2012, the compensation committee awarded Mr. Sebra 225,000 SARs. Mr. Sebra’s share of the overall cash bonus and equity grant pools were consistent with the importance of his position and performance. Mr. Sebra’s discretionary bonus was an increase over his prior year’s bonus and was less than the other named executives’ bonuses. Mr. Sebra reports to

Mr. Salmon. Mr. Sebra’s equity grants were comparable to those of the other named executives except Mr. Schaeffer. The value of Mr. Sebra’s SARs award valued at approximately $631,000, in the aggregate, based on a Black-Scholes option pricing model at the date of grant, which is not included in his 2011 compensation in accordance with SEC rules, was considered by the compensation committee to be related to his 2011 performance. Mr. Sebra is the leader of RAIT’s accounting group and the primary liason with our accountants, Grant Thornton. He is responsible for RAIT’s and now IRT’s financial regulatory filings and accounting disclosures, which requires dealing with complex accounting issues. In addition, he functions as RAIT’s controller and budget officer, a highly important role in the nature of RAIT’s business activities.

Plamen B. Mitrikov. Mr. Mitrikov had focused primarily on structuring and managing securitizations collateralized by our portfolio of debt securities issued by U.S. and European real estate companies. The market for new securitizations and the performance and prospects of this portfolio were adversely impacted by recessionary economic conditions during the past three years. RAIT and Mr. Mitrikov mutually agreed to terminate his employment with RAIT effective July 15, 2011. Mr. Mitrikov had an employment agreement with RAIT that he had signed in 2006 with TRFT prior to its merger with RAIT, and the compensation committee approved a separation agreement between RAIT and Mr. Mitrikov, or the Mitrikov separation agreement, which evidenced this termination and implemented the severance provisions of his employment agreement. Pursuant to the Mitrikov separation agreement and consistent with Mr. Mitrikov’s employment agreement, RAIT paid a severance amount to Mr. Mitrikov of $825,000 which is reflected in the “All Other Compensation” column of the Summary Compensation Table below.

Compensation Committee Report

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis and discussed that analysis with management. Based on its review and discussions with management, the compensation committee recommended to RAIT Financial Trust’s (“RAIT”) board of trustees that the Compensation Discussion and Analysis be included in RAIT’s annual report on Form 10-K for 2011 and RAIT’s 2012 proxy statement. This report is provided by the following independent trustees who comprise the committee:

Arthur Makadon, Chairman
John F. Quigley, III
Murray Stempel, III

Executive Officer Compensation

The following table provides summary information about compensation expensed or accrued by RAIT during the fiscal year ended December 31, 2011, for the following persons, who we refer to as the named executives:

•	The person who served as our CEO during 2011: Scott F. Schaeffer.

•	The person who served as our CFO during 2011: Jack E. Salmon.

•

The three most highly compensated executive officers other than our CEO and CFO serving at the end of the fiscal year ended December 31, 2011 with total compensation in excess of $100,000: Raphael Licht, our chief operating officer, Ken R. Frappier, our executive vice-president—portfolio and risk management, and James J. Sebra, our senior vice president and chief accounting officer.

•	One additional individual for whom disclosure would have been provided but for the fact that he was not serving as an executive officer at the end of fiscal 2011: Plamen B. Mitrikov.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Scott F. Schaeffer Chief Executive Officer	2011	591,667	600,000	—	19,472	1,211,139
	2010	550,000	325,000	342,900	9,800	1,227,700
	2009	563,401	325,000	—	9,800	898,201

Jack E. Salmon Chief Financial Officer	2011	484,000	250,000	—	15,400	749,400
	2010	484,000	120,000	203,200	9,800	817,000
	2009	498,892	240,000	—	9,800	748,692

Raphael Licht Chief Operating Officer	2011	480,000	250,000	—	18,025	748,025
	2010	480,000	145,000	298,450	9,800	933,250
	2009	484,791	290,000	—	9,800	784,591

Ken R. Frappier Executive Vice- President —Portfolio and Risk Management	2011	370,000	250,000	—	15,441	635,441
	2010	325,000	250,000	203,200	9,800	788,000

James J. Sebra Senior Vice President and Chief Accounting Officer	2011	363,000	150,000	—	14,175	527,175

Plamen B. Mitrikov Executive Vice-President—Asset Management(4)	2011	270,833	—	—	836,338	1,107,171
	2010	500,000	50,000	—	9,800	559,800
	2009	515,385	200,000	—	36,350	751,735

(1)	Each of the named executives contributed a portion of their salary to the RAIT 401(k) plan. These contributions are included in the “Salary” column in the year earned.

(2)	This column represents the aggregate grant date fair value of share-based awards granted to each of the named executives in the respective years computed in accordance with FASB ASC Topic 718, “Compensation-Stock Compensation.” The amount of the award was based on the closing price of our common shares on the date of grant.

(3)	The following table describes the components of the amounts set forth in the “All Other Compensation” column in the Summary Compensation Table.

Name	Year	Company Contributions to Retirement and 401(k) Plans ($)(a)	Dividend Equivalents on Phantom Units and Dividends on Restricted Stock ($)(b)	Severance ($)(c)	Housing Allowance ($)(d)	Tax Reimbursement Payments ($)(e)	Total ($)(f)
Scott F. Schaeffer	2011	9,800	9,672	—	—	—	19,472
	2010	9,800	—	—	—	—	9,800
	2009	9,800	—	—	—	—	9,800

Jack E. Salmon	2011	9,800	5,600	—	—	—	15,400
	2010	9,800	—	—	—	—	9,800
	2009	9,800	—	—	—	—	9,800

Raphael Licht	2011	9,800	8,225	—	—	—	18,025
	2010	9,800	—	—	—	—	9,800
	2009	9,800	—	—	—	—	9,800

Ken R. Frappier	2011	9,800	5,641	—	—	—	15,441
	2010	9,800	—	—	—	—	9,800

James J. Sebra	2011	9,800	4,375	—	—	—	14,175

Plamen B. Mitrikov	2011	8,938	2,400	825,000	—	—	836,338
	2010	9,800	—	—	—	—	9,800
	2009	9,800	—	—	16,514	10,036	36,350

(a)	This column reports the total amount of RAIT matching contributions to the named executive’s RAIT 401(k) plan account, up to the limitations imposed under IRS rules. Under the RAIT 401(k) plan, RAIT provides a cash match of 4% of the employee contributions and may provide an additional cash match of 2% of eligible compensation as discretionary cash profit sharing payments. Any matching contribution made by RAIT pursuant to the RAIT 401(k) plan vests 33% per year of service. Under the RAIT 401(k) plan during 2011, RAIT matched 4% of employee’s eligible compensation but did not provide a 2% discretionary profit sharing match. See “Compensation Discussion and Analysis—The Elements of Our Compensation—Other Compensation—401(k) Plans”

(b)	Dividend equivalents are the right to receive an amount equal to the value of dividends paid on the common shares, as if the grant under the incentive award plan were common shares at the time of the dividend. This column reports the total amount of dividend equivalents paid to the named executives on their grants under the incentive award plan.

(c)	This column reports the amount paid to Mr. Mitrikov under the Mitrikov separation agreement which implemented the severance provisions of Mr. Mitrikov’s employment agreement with RAIT.

(d)	This column reports amounts paid as a housing allowance associated with Mr. Mitrikov’s responsibilities in a foreign location.

(e)	This column reports amounts paid as a tax reimbursement, or tax gross-up, associated with Mr. Mitrikov’s responsibilities in a foreign location.

(f)	The aggregate amount of perquisites and other personal benefits and property for any named executive, other than Mr. Mitrikov, as disclosed under the columns captioned “Housing Allowances” and “Tax Reimbursement Payments,” does not exceed $10,000 and so is not reflected in the total in accordance with SEC rules.

(4)	Mr. Mitrikov served as our executive vice-president—asset management until July 15, 2011 when RAIT and Mr. Mitrikov mutually agreed to terminate his employment with RAIT.

Grants of Plan-Based Awards in 2011

There were no grants of plan-based awards during 2011.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table in 2011

We provide additional disclosure below of factors relating to the Summary Compensation Table and Grants of Plan-Based Awards in 2011, including descriptions of the employment agreements of the named executives.

Employment Agreements

RAIT has entered into employment agreements with all of the named executives. The post-termination and severance provisions of these agreements are discussed in “Potential Payments on Termination or Change-In-Control” below.

Scott F. Schaeffer

As discussed above, in 2011, Mr. Schaeffer’s employment agreement with RAIT was amended to reflect his current positions with RAIT as chairman, chief executive officer and president, to adjust his employment term from daily renewals for a three year periods to successive three year terms subject to non-renewal, to increase his base salary from an annual rate of $550,000 to $650,000, to increase the multiplier used in calculating Mr. Schaeffer’s severance in defined circumstances relating to termination without cause, resignation for good reason of non-renewal of the agreement by RAIT from 1.5 times to 2.25 times, to broaden the scope of his restrictive covenant not to compete, and to remove the tax gross-up provision relating to parachute payments (as defined in IRC Section 280G). Mr. Schaeffer’s employment agreement provides that he agrees to continue to serve as the chairman, subject to the board’s right to elect a different person to serve as chairman, and that the election by the board of a different person to serve as chairman shall not be deemed to be good reason for Mr. Schaeffer to terminate his employment agreement so long as (i) he continues to have his duties assigned to him by the board and (ii) no executive officers or other employees of RAIT have their duties assigned to them by the chairman. Mr. Schaeffer’s employment agreement also provides that, during his employment term, RAIT will nominate him for election to the board at any meeting of the shareholders of RAIT where the election of the members of the board is included in the purposes of such meeting and that he shall serve as a member of the board subject to his election to the board by the shareholders. Under the agreement, Mr. Schaeffer’s base compensation must be reviewed annually for appropriate increases but may not be decreased. Mr. Schaeffer is also eligible for bonuses as determined by the compensation committee and is entitled to a car allowance of not less than $500 per month. Mr. Schaeffer is entitled to participate in all employee retirement and welfare benefit plans and programs or executive perquisites made available to the our senior level executives as a group or to its employees generally and to participate in any short-term and long-term incentive programs (including the incentive award plan) established for our senior level executives generally, at levels commensurate with the benefits provided to other senior executives and with adjustments appropriate for his position. Mr. Schaeffer is subject to non-competition, non-solicitation restrictions and confidentiality restrictions under the agreement. Mr. Schaeffer’s base salary, bonuses awarded and equity and other compensation are described above in “Compensation for the Named Executives in 2011.”

Jack E. Salmon

Mr. Salmon’s employment agreement with RAIT has a term of successive one year periods unless either party provides the other party with notice of non-renewal prior to three months before the expiration of the term. It provides that Mr. Salmon shall be chief financial officer (reporting to the chief executive officer) and provides for an initial annual base salary. Any increase in salary shall be subject to the discretion of the compensation committee. The employment agreement provides that Mr. Salmon may be eligible for an annual bonus which will be awarded by the compensation committee in its discretion. The employment agreement further provides that Mr. Salmon is eligible to participate in RAIT’s equity compensation plan and is eligible to receive the same benefits, including medical insurance coverage and retirement plan benefits in a 401(k) plan, to the same extent as other senior executives of RAIT, and such other benefits as are commensurate with his position. Participation in employee benefit plans will be subject to the terms of those benefit plans as in effect from time to time. Mr. Salmon is subject to non-competition, non-solicitation and confidentiality restrictions under the agreement. Mr. Salmon’s base salary, bonuses awarded and equity and other compensation are described above in “Compensation for the Named Executives in 2011.”

Raphael Licht

Mr. Licht’s employment agreement with RAIT has a term of successive one year periods unless either party provides the other party with notice of non-renewal prior to three months before the expiration of the term. It provides that Mr. Licht shall serve as RAIT’s chief operating officer and secretary (reporting to the chief executive officer) and provides for an annual base salary. Any increase in salary is subject to the discretion of the compensation committee. The employment agreement provides that Mr. Licht may be eligible for an annual bonus which will be awarded by the compensation committee in its discretion. The employment agreement further provides that Mr. Licht is eligible to participate in the RAIT’s equity compensation plan and eligible to receive the same benefits to the same extent as other senior executives of RAIT, and such other benefits as are commensurate with his position. Participation in employee benefit plans will be subject to the terms of those benefit plans as in effect from time to time. Mr. Licht is subject to non-competition, non-solicitation and confidentiality restrictions under the agreement. Mr. Licht’s base salary, bonuses awarded and equity and other compensation are described above in “Compensation for the Named Executives in 2011.”

Ken R. Frappier

In 2011, Mr. Frappier’s employment agreement was amended to reflect his current positions with RAIT as executive vice president-portfolio and risk management, to adjust his employment term from successive three year terms to successive one-year terms subject to non-renewal, to increase his base salary from an annual rate of $325,000 to $385,000, to change an amount used in calculating Mr. Frappier’s severance in defined circumstances relating to termination without cause, resignation for good reason of non-renewal of the agreement from his base salary to the three year average of his bonus, to broaden the scope of his restrictive covenant not to compete, and to remove the tax gross-up provision relating to parachute payments (as defined in IRC Section 280G). Under the agreement, Mr. Frappier’s base compensation must be reviewed annually for appropriate increases but may not be decreased. Mr. Frappier is also eligible for bonuses as determined by the compensation committee. Mr. Frappier is entitled to participate in all employee retirement and welfare benefit plans and programs or executive perquisites made available to the our senior level executives as a group or to its employees generally and to participate in any short-term and long-term incentive programs (including the incentive award plan) established for our senior level executives generally, at levels commensurate with the benefits provided to other senior executives and with adjustments appropriate for his position. Mr. Frappier is subject to non-competition, non-solicitation and confidentiality restrictions under the agreement. Mr. Frappier’s base salary, bonuses awarded and equity and other compensation are described above in “Compensation for the Named Executives in 2011.”

James J. Sebra

Mr. Sebra’s employment agreement with RAIT has a term of successive one year periods unless either party provides the other party with notice of non-renewal prior to three months before the expiration of the term. It provides that Mr. Sebra shall serve as RAIT’s senior vice president and chief accounting officer (reporting to the chief financial officer) and provides for an annual base salary. Any increase in salary is subject to the discretion of the compensation committee. The employment agreement provides that Mr. Sebra may be eligible for an annual bonus which will be awarded by the compensation committee in its discretion. The employment agreement further provides that Mr. Sebra is eligible to participate in the RAIT’s equity compensation plan and eligible to receive the same benefits to the same extent as other senior executives of RAIT, and such other benefits as are commensurate with his position. Participation in employee benefit plans will be subject to the terms of those benefit plans as in effect from time to time. Mr. Sebra is subject to non-competition, non-solicitation and confidentiality restrictions under the agreement. Mr. Sebra’s base salary, bonuses awarded and equity and other compensation are described above in “Compensation for the Named Executives in 2011.”

Plamen Mitrikov

Mr. Mitrikov had an employment agreement with RAIT and the compensation committee approved the Mitrikov separation agreement which evidenced the termination of Mr. Mitrikov’s employment by RAIT and implemented the severance provisions of his employment agreement. Pursuant to the Mitrikov separation agreement and consistent with Mr. Mitrikov’s employment agreement, RAIT paid a severance amount to Mr. Mitrikov of $825,000.

Outstanding Equity Awards at 2011 Fiscal Year-End

The following table provides information on the current holdings of stock options by the named executives. This table includes unexercised option awards. Each equity grant is shown separately for each named executive. The market value of the stock awards is based on the closing market price of RAIT common shares as of December 30, 2011, which was $4.75.

Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date
Scott F. Schaeffer	12,500	69.45	10/21/2013
Jack E. Salmon	—	—	—
Raphael Licht	—	—	—
Ken R. Frappier	3,000 833	59.55 79.20	4/3/2012 1/29/2014
James J. Sebra	—	—	—
Plamen Mitrikov	—	—	—

Option Exercises and Stock Vested in Fiscal 2011

The following table provides information for the named executives with respect to the number of shares acquired upon the vesting of stock awards in the form of phantom units or restricted shares or otherwise and the value realized, based upon the market price of our common shares on the date of vesting, each before payment of any applicable withholding tax and broker commissions. The named executives did not exercise any stock options during 2011 and all outstanding stock options had vested by 2011.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Scott F. Schaeffer(1)	45,000	372,600
Jack E. Salmon(2)	26,666	220,794
Raphael Licht(3)	39,166	324,294
Ken R. Frappier(4)	26,666	220,794
James J. Sebra(5)	20,833	172,497
Plamen Mitrikov(6)	26,666	220,794

(1)	Mr. Schaeffer vested in 45,000 phantom units on January 24, 2011 at a market price of $8.28. These vested units were redeemed for common shares on January 24, 2012. We withheld 18,616 common shares for tax withholding purposes.

(2)	Mr. Salmon vested in 26,666 phantom units on January 24, 2011 at a market price of $8.28. These vested units were redeemed for common shares on January 24, 2012. We withheld 11,961 common shares for tax withholding purposes.

(3)	Mr. Licht vested in 39,166 phantom units on January 24, 2011 at a market price of $8.28. These vested units were redeemed for common shares on January 24, 2012. We withheld 17,703 common shares for tax withholding purposes.

(4)	Mr. Frappier vested in 26,666 phantom units on January 24, 2011 at a market price of $8.28. These vested units were redeemed for common shares on January 24, 2012. We withheld 13,645 common shares for tax withholding purposes.

(5)	Mr. Sebra vested in 20,833 phantom units on January 24, 2011 at a market price of $8.28. These vested units were redeemed for common shares on January 24, 2012. We withheld 9,671 common shares for tax withholding purposes.

(6)	Mr. Mitrikov vested in 26,666 phantom units on January 24, 2011 at a market price of $8.28. These vested units were redeemed for common shares on his severance date.

Potential Payments on Termination or Change-In-Control

As noted under “Executive Compensation—Narrative to Summary Compensation Table—Employment Agreements,” we have entered into employment agreements with our named executives. These agreements provide for payments and other benefits if a named executive’s employment with us is terminated under circumstances specified in his or her respective agreement, including a “change in control” of RAIT (as defined in the agreement). A named executive’s rights upon the termination of his or her employment will depend upon the circumstances of the termination. The tables below summarize these rights and the amount of any payments and benefits due under the circumstances specified for the named executive indicated.

Scott F. Schaeffer

Under Mr. Schaeffer’s employment agreement, if his employment is terminated without “cause” or he resigns for “good reason” during the term of the employment agreement, or if RAIT sends a timely notice of non-renewal of the employment agreement, and he executes and does not revoke a mutual release, he will receive: (i) a lump sum cash severance payment equal to 2.25 times the sum of his base salary and average annual cash bonus for the three year period immediately prior to his termination of employment, (ii) a pro rata portion of his target bonus for the fiscal year of his termination (if there is no target bonus opportunity for the fiscal year, the target bonus for this purpose will be equal to a pro rata portion of the average annual cash bonus Mr. Schaeffer received for the three year period immediately prior to his termination of employment), (iii) continued medical coverage for 18 months for himself and his spouse and dependents as if he had continued in employment with RAIT, and (iv) all other amounts earned, accrued and owing but not yet paid to him. If his employment is terminated on account of his death or disability, he will receive all amounts earned and accrued as of such date and a pro rated bonus for the fiscal year of his death or disability (if there is no target bonus opportunity for the fiscal year, the target bonus for this purpose will be equal to 100% of his base salary).

Under his employment agreement Mr. Schaeffer is responsible for all taxes due with respect to any amount payable to or other benefit receivable by him thereunder, including, without limitation, any excise tax imposed by Section 4999 of the Code. However, the employment agreement provides that any amount or benefit deemed to be a parachute payment (as defined in IRC Section 280G) alone or when added to any other amount payable or paid to or other benefit receivable or received by Mr. Schaeffer which is deemed to constitute a parachute payment, and would result in the imposition on Mr. Schaeffer of an excise tax under IRC Section 4999, shall be reduced to the extent necessary so that no portion thereof shall be subject to the excise tax imposed by IRC Section 4999 but only if, by reason of such reduction, the net after-tax benefit received by Mr. Schaeffer exceeds the net after-tax benefit received by Mr. Schaeffer if no such reduction was made.

“Cause” is defined in Mr. Schaeffer’s employment agreement as any of the following grounds for termination of Mr. Schaeffer’s employment: (a) Mr. Schaeffer shall have been convicted of a felony; (b) Mr. Schaeffer intentionally and continually fails substantially to perform his reasonably assigned material duties to RAIT (other than a failure resulting from Mr. Schaeffer’s incapacity due to physical or mental illness), which failure has been materially and demonstrably detrimental to RAIT and has continued for a period of at least 30 days after a written notice of demand for substantial performance, signed by a duly authorized officer of RAIT, has been delivered to Mr. Schaeffer specifying the manner in which Mr. Schaeffer has failed substantially to perform; or (c) Mr. Schaeffer breaches the non-competition, non-solicitation, intellectual property and confidentiality restrictive covenants of the employment agreement.

“Good Reason” is defined in Mr. Schaeffer’s employment agreement as: (a) a reduction in Mr. Schaeffer’s annual rate of base salary; (b) a failure of RAIT to pay his base salary; (c) a significant adverse alteration in the nature or status of Mr. Schaeffer’s responsibilities (and non-election of Mr. Schaeffer to the board, the removal of Mr. Schaeffer from the position of CEO or president or requiring Mr. Schaeffer to report to any employee of RAIT shall be deemed to be a significant adverse alteration in the nature or status of Mr. Schaeffer’s responsibilities); provided, however, that the election by the board of a different person to serve as chairman shall not be deemed to be such an alteration so long as (i) Mr. Schaeffer continues to have his duties assigned to him by the board and (ii) no executive officers or other employees of RAIT have their duties assigned to them by the chairman; (d) any other material breach by RAIT of the employment agreement; or (e) relocation (without the written consent of Mr. Schaeffer) of RAIT’s executive offices to a location more than thirty (30) miles from its current location.

“Change of control” means the occurrence of any of the following: (a) the acquisition of the beneficial ownership, as defined under the Exchange Act, of 25% or more of RAIT’s voting securities or all or substantially all of the assets of RAIT by a single person or entity or group of affiliated persons or entities other than by a related entity (described below); or (b) the merger, consolidation or combination of RAIT with an unaffiliated entity, other than a related entity in which the trustees of RAIT immediately prior to such merger, consolidation or combination constitute less than a majority of the board of directors of the surviving, new or combined entity unless one-half of the board of directors of the surviving, new or combined entity, were trustees of RAIT immediately prior to such transaction and RAIT’s chief executive officer immediately prior to such transaction continues as the chief executive officer of the surviving, new or combined entity; or (c) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted the board cease for any reason to constitute at least two-thirds thereof, unless the election or nomination for the election by RAIT’s shareholders of each new trustee was approved by a vote of at least two-thirds of the trustees then still in office who were trustees at the beginning of the period; or (d) the transfer of all or substantially all of RAIT’s assets or all or substantially all of the assets of its primary subsidiaries to an unaffiliated entity, other than to a related entity. A related entity means an entity that is an “affiliate” of Mr. Schaeffer, or any member of Mr. Schaeffer’s immediate family, as determined in accordance with Rule 12b-2 of the Exchange Act.

RAIT may terminate Mr. Schaeffer’s employment if Mr. Schaeffer has been unable to perform the material duties of his employment and has been formally determined to be eligible for disability benefits under RAIT’s long-term disability plan.

Mr. Schaeffer’s employment agreement provides that during his employment term and without regard to its termination for any reason which does not constitute a breach of his employment agreement by RAIT or a resignation for good reason by Mr. Schaeffer and for a period of eight months thereafter, he will not directly or indirectly, own, manage, operate, finance, join, control or participate in the ownership, management, operation, financing or control of, or be connected as an officer, director, employee, partner, principal, agent, representative, consultant or otherwise with, or use or permit his name to be used in connection with any competing business (defined below) within any state in which RAIT currently engages in any substantial business activity or any state in which RAIT engaged in any substantial business activity during the thirty-six month period preceding the date Mr. Schaeffer’s employment terminates; provided, however, that Mr. Schaeffer may own no more than 5% of the capital stock of any corporation which is engaged in any competing business having a class of securities registered pursuant to the Exchange Act.

Mr. Schaeffer’s employment agreement provides that during his employment term and without regard to its termination for any reason which does not constitute a breach of his employment agreement by RAIT and for a period of twelve months thereafter, he will not (a) solicit or divert to any competing business any individual or entity which is an active or prospective customer of RAIT or was such an active or prospective customer at any time during the preceding 12 months; or (b) employ, attempt to employ, solicit or assist any competing business in employing any employee of RAIT whether as an employee or consultant.

The term “competing business” is defined as any entity or enterprise actively engaged in any business RAIT is actively engaged in (or is expected to be actively engaged in within 12 months) at the time of termination.

The table below summarizes these rights and the amount of any payments and benefits due under the indicated circumstances for Mr. Schaeffer assuming the circumstances occurred as of December 31, 2011:

	Resignation without Good Reason	Termination with Cause (2)	Termination without Cause (1)(2)	Resignation for Good Reason (1)(2)	Non-Renewal (1)(2)	Disability (2)	Death (2)
Bonus for Prior Periods(3)	$600,000	$600,000	$600,000	$600,000	$600,000	$600,000	$600,000
Severance Payment(4)	—	—	2,268,751	2,268,751	2,268,751	—	—
Medical Coverage(5)	—	—	16,069	16,069	16,069	—	—

Total	$600,000	$600,000	$2,884,820	$2,884,820	$2,884,820	$600,000	$600,000

(1)	Assumes that Mr. Schaeffer executes and does not revoke a written mutual release in a form acceptable to RAIT, of any and all claims against RAIT or Mr. Schaeffer relating to matters arising out of his employment by RAIT. Without this release, Mr. Schaeffer would only be entitled to amounts due under RAIT’s severance pay plan, if any. As of December 31, 2011, RAIT did not have a severance pay plan applicable to any named executive officer. These same provisions apply if termination occurs in these circumstances upon or after a change in control of RAIT.

(2)	Mr. Schaeffer also would be entitled to any base salary that was accrued and unpaid as of the date of his termination.

(3)	We have included Mr. Schaeffer’s $600,000 cash bonus as a bonus awarded, earned and accrued but not yet paid for 2011 before termination. Mr. Schaeffer would be entitled to his target annual cash bonus, or, in the absence of a target bonus opportunity for the fiscal year, a pro rata portion of the average annual cash bonus Mr. Schaeffer received for the three year period immediately prior to his termination of employment. For purposes of this table, the termination date is assumed to be the last day of the year, so the pro-ration is 100%.

(4)	Equal to 2.25 times the sum of (i) his base salary at the date of termination and (ii) his average annual cash bonus for the three year period immediately prior to the termination of his employment.

(5)	Mr. Schaeffer would be entitled to continuation of his medical coverage for a period of 18 months following the date of termination.

Additionally, Mr. Schaeffer may vest in certain ancillary benefits provided to all employees if he is terminated, including but not limited to the vested portion of our matching contributions to his 401(k) account.

Jack E. Salmon

Under Mr. Salmon’s employment agreement, if his employment ends for any reason, RAIT will pay accrued salary, bonuses and incentive payments already awarded but not paid (including a pro rata bonus for the year of termination), and other existing obligations. In addition, if RAIT terminates his employment without “cause” or if he terminates his employment for “good reason,” RAIT will be obligated to pay a lump sum payment of an amount equal to his then current annual base salary plus the highest bonus earned in the one-year period prior to termination times 1.5. Additionally, in the event of a termination by RAIT for any reason other than for cause or by Mr. Salmon for good reason, all of the outstanding equity-based awards (including options and phantom units)

granted to him will become fully vested. If RAIT gives notice that Mr. Salmon’s employment agreement will not be renewed at the end of the term, he will be entitled to (i) accrued annual salary and bonus, (ii) a lump sum payment of the sum of (x) 1.5 times his then current annual base salary and (y) his annual bonus for the fiscal year in which non renewal occurs and (iii) the full vesting of all outstanding equity-based awards.

Upon a “change of control” of RAIT, Mr. Salmon will become fully vested in his phantom units, options and restricted shares. In addition, if he terminates employment within six months after a change of control, for any reason, the termination will be deemed to be for good reason. If payments become due as a result of a change of control and the excise tax imposed by Section 4999 of the Internal Revenue Code applies, the terms of the employment agreement require RAIT to pay him a “gross up” payment in the amount of this excise tax plus the amount of income and other taxes due as a result of the gross up payment.

A “change of control” means the happening of any of the following: (i) any “person,” including a “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding RAIT, any entity controlling, controlled by or under common control with RAIT, any employee benefit plan of RAIT or any such entity, and Mr. Salmon and any “group” (as such term is used in Section 13(d)(3) of the Exchange Act) of which Mr. Salmon is a member) is or becomes the “beneficial owner” (as defined in Rule 13(d)(3) under the Exchange Act), directly or indirectly, of securities of RAIT representing 30% or more of either (A) the combined voting power of RAIT’s then outstanding securities or (B) the then outstanding common shares of RAIT (in either such case other than as a result of an acquisition of securities directly from RAIT) except that no change of control shall be deemed to have occurred upon a public offering of the common shares under the Securities Act of 1933, as amended, or the Securities Act; or (ii) any consolidation or merger of RAIT where the shareholders of RAIT, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, shares representing in the aggregate 50% or more of the combined voting power of the securities of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any); or (iii) there shall occur (A) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of RAIT, other than a sale or disposition by RAIT of all or substantially all of RAIT’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by “persons” (as defined above) in substantially the same proportion as their ownership of RAIT immediately prior to such sale or (B) the approval by shareholders of RAIT of any plan or proposal for the liquidation or dissolution of RAIT; or (iv) the members of the board at the beginning of any consecutive 24-calendar-month period, or the incumbent trustees, cease for any reason other than due to death to constitute at least a majority of the members of the board; provided that any trustee whose election, or nomination for election by RAIT’s shareholders, was approved by a vote of at least a majority of the members of the board then still in office who were members of the board at the beginning of such 24-calendar-month period, shall be deemed to be an incumbent trustee.

“Good reason” is defined as (i) the material reduction of his title, authority, duties and responsibilities or the assignment to him of duties materially inconsistent with his position or positions with RAIT; (ii) a reduction in his annual salary; or (iii) RAIT’s material and willful breach of the agreement.

Mr. Salmon’s employment agreement defines “cause” as Mr. Salmon’s (i) commission of, and indictment for or formal admission to a felony, or any crime of moral turpitude, dishonesty, or breach of RAIT’s code of ethics, or any crime involving RAIT; (ii) engaging in fraud, misappropriation or embezzlement; (iii) continued gross insubordination after written notice thereof by the board; (iv) continued failure to materially adhere to the directions of the board, to adhere to RAIT’s written policies and practices or to devote a substantial majority of his business time and efforts to RAIT and its subsidiaries; or (v) material breach of any of the non-competition or other restrictive covenants in his employment agreement.

The non-competition covenant in Mr. Salmon’s employment agreement provides that, during the employment term and ending 18 months following the date upon which he ceases to be an employee of RAIT and its affiliates, he shall not in the United States, directly or indirectly, (i) engage in RAIT’s type of business, as defined (other than for RAIT or its affiliates), or (ii) render any services in furtherance of RAIT’s type of business to any person, corporation, partnership or other entity engaged in RAIT’s type of business, or who has taken substantial measures, or made investments, evidencing an intention to engage in RAIT’s type of business, other than incidentally as is necessary to engage in its principal business, or for any originator (as defined below); or (iii) become interested in any originator or any person, corporation, partnership or other entity (other than RAIT or its affiliates) principally engaged in RAIT’s type of business as a partner, shareholder, principal, agent, employee, consultant or in any other relationship or capacity. Mr. Salmon may invest in securities of any entity, solely for investment purposes and without participating in the business thereof, if (A) such securities are traded on any national securities exchange or the National Association of Securities Dealers, Inc. Automated Quotation System, and (B) he is not a controlling person of, or a member of a group which controls, such entity (except to the extent expressly permitted by the agreement). In addition, the restrictive covenants do not apply to any of Mr. Salmon’s investments or other activities which have been disclosed in writing to and approved by the board prior to entering into his employment agreement. RAIT’s type of business is defined as the structuring, organization, consulting with, managing, servicing or otherwise engaging in the business of pooling trust preferred securities or providing financing through the issuance of similar debt securities or equity securities issued by REITs or real estate operating companies or their affiliates, wherever located, whether in a “CDO” structure or otherwise. “Originator” means a person corporation, partnership or entity who (x) at any point prior to the date of Mr. Salmon’s termination was paid fees or earned any fees or entered into any agreement with RAIT or its affiliates in respect of the origination of any financing transaction by or placement of securities or issued by REITs, real estate operating companies or their affiliates, wherever located, into or through a CDO transaction or warehouse line in which RAIT or any of its affiliates acted as collateral manager, or (y) which RAIT engaged or plans to engage for the purpose of the placement of securities into a CDO transaction or warehouse line.

The confidentiality restrictive covenant in Mr. Salmon’s employment agreement provides that during and after the period of his employment with RAIT and its affiliates, he will keep secret and retain in strictest confidence all confidential matters relating to RAIT’s business and the business of any of its affiliates and to RAIT and any of its affiliates, learned by him directly or indirectly from RAIT or any of its affiliates and shall not disclose such confidential information to anyone outside of RAIT except with RAIT’s express written consent and except for confidential information which is at the time of receipt or thereafter becomes publicly known through no wrongful act of Mr. Salmon or is received from a third party not under an obligation to keep such information confidential and without breach of his employment agreement.

The non-solicitation restrictive covenant in Mr. Salmon’s employment agreement provides that during the employment term and ending 18 months following the date upon which he ceases to be an employee of RAIT and its affiliates, he will not, directly or indirectly, knowingly (i) solicit or encourage to leave the employment or other service of RAIT, or any of its affiliates, any employee or independent contractor thereof or (ii) hire (on his behalf or any other person or entity) any employee who has left the employment of RAIT or any of its affiliates within the eighteen (18) month period which follows the termination of such employee’s employment with RAIT and its affiliates, and (iii), whether for his own account or for the account of any other person, firm, corporation or other business organization, intentionally interfere with RAIT’s or any of its affiliates’ relationship with, or endeavor to entice away from RAIT or any of its affiliates, any person who during his employment term is or was a customer or client of RAIT or any of its affiliates.

Mr. Salmon receives amounts under his employment agreement if his employment terminates due to death or disability. “Disability” means he is unable to perform substantially and continuously the duties assigned to him due to a disability as defined for purposes of RAIT’s long-term disability plan then in effect, or, if no such plan is in effect, by virtue of ill health or other disability for more than 180 consecutive or non-consecutive days out of any consecutive 12-month period.

The table below summarizes these rights and the amount of any payments and benefits due under the indicated circumstances for Mr. Salmon assuming the circumstances occurred as of December 31, 2011:

	Resignation without Good Reason (1)	Termination with Cause (1)	Termination without Cause (1)		Resignation for Good Reason (1)(2)		Non-Renewal (1)		Disability (1)(3)	Death (1)(3)
Bonus for Prior Periods(4)	$250,000	$250,000	$250,000		$250,000		$250,000		$250,000	$250,000
Severance Payment(5)	—	—	1,101,000	(6)	1,101,000	(6)	976,000	(7)	—	—

Total	$250,000	$250,000	$1,351,000		$1,351,000		$1,226,000		$250,000	$250,000

(1)	We have assumed no unpaid salary at December 31, 2011. In any instance of his employment being terminated, Mr. Salmon would be entitled to any base salary that was accrued and unpaid as of the date of his termination.

(2)	Mr. Salmon’s resignation within six months of a change in control (as defined in Mr. Salmon’s employment agreement) of RAIT is deemed to be a resignation for good reason.

(3)	Mr. Salmon or his estate also would be entitled to receive his annual salary for the remainder of the year in which the termination of his employment occurred.

(4)	We have included Mr. Salmon’s $250,000 cash bonus awarded, earned and accrued but not yet paid for 2011 before termination. Mr. Salmon would be entitled to a pro rata bonus earned through the date of termination, which will be calculated based on the bonus earned in the prior year, pro-rated for the number of days he was employed by RAIT in the year of his termination. For purposes of this table, the termination date is assumed to be the last day of the year, so the pro-ration is 100%.

(5)	For purposes of this table, the bonus amount included in any severance payment is assumed to be $250,000, the amount of the bonus paid by us to Mr. Salmon in 2012 associated with services provided during 2011.

(6)	Equal to Mr. Salmon’s annual salary (at the rate in effect immediately prior to termination) plus the highest bonus he earned in the one year period prior to termination times 1.5.

(7)	If RAIT terminates Mr. Salmon’s employment without cause and by notice of non-renewal of his employment agreement, this payment would be equal to the sum of (x) 1.5 times Mr. Salmon’s annual salary in effect immediately before such non-renewal, and (y) Mr. Salmon’s annual bonus for the fiscal year in which such non-renewal occurs.

Additionally, Mr. Salmon may vest in certain ancillary benefits provided to all employees if he is terminated, including but not limited to the vested portion of our matching contributions to his 401(k) account. If any of the above payments are be deemed to constitute a “parachute payment” as defined in IRC Section 280G, we are required to pay Mr. Salmon an amount in cash equal to the sum of the excise taxes payable by him by reason of receiving such payment plus the amount necessary to put him in the same after-tax position as if no excise taxes had been paid. We do not anticipate any of the payments would trigger this obligation.

Raphael Licht

Under Mr. Licht’s employment agreement, if his employment ends for any reason, RAIT will pay accrued salary, bonuses and incentive payments already awarded but not paid (including a pro rata bonus for the year of termination), and other existing obligations. In addition, if RAIT terminates his employment without “cause,” if he terminates his employment for “good reason” or in the event of any notice of non-renewal of his employment agreement by RAIT, RAIT will be obligated to pay a lump sum payment of an amount equal to 1.5 times the sum of (x) the highest bonus earned in one year period preceding the date of termination plus (y) the average of the annual salary amounts paid to Mr. Licht over the three calendar years prior to the date of termination. Additionally, in the event of a termination by RAIT for any reason other than for cause, by Mr. Licht for good reason, or in the event of any notice of non-renewal, all of the outstanding equity-based awards (including options and phantom units) granted to him will become fully vested. Mr. Licht’s employment agreement defines “cause” and “good reason” in the same manner as in Mr. Salmon’s employment agreement.

Upon a “change of control” of RAIT, Mr. Licht will become fully vested in his phantom units, options and restricted shares. In addition, if he terminates employment within six months after a change of control, for any reason, the termination will be deemed to be for good reason. If payments become due as a result of a change of control and the excise tax imposed by Section 4999 of the Internal Revenue Code applies, the terms of the employment agreement require RAIT to pay him a “gross up” payment in the amount of this excise tax plus the amount of income and other taxes due as a result of the gross up payment. The definition of “change of control” in Mr. Licht’s employment agreement is the same as the definition of “change of control” in Mr. Salmon’s employment agreement described above.

The non-competition and non-solicitation restrictive covenants in Mr. Licht’s employment agreement are the same as those in Mr. Salmon’s employment agreement.

Mr. Licht receives amounts under his employment agreement if his employment terminates due to death or disability. “Disability” is defined in Mr. Licht’s employment agreement in the same manner as in Mr. Salmon’s employment agreement.

The table below summarizes these rights and the amount of any payments and benefits that would have been due under the indicated circumstances for Mr. Licht assuming the circumstances occurred as of December 31, 2011:

	Resignation without Good Reason (1)	Termination with Cause (1)	Termination without Cause or Non-Renewal (1)	Resignation for Good Reason (1)(2)	Disability (1)(3)	Death (1)(3)
Bonus for Prior Periods(4)	$250,000	$250,000	$250,000	$250,000	$250,000	$250,000
Severance Payment(5)	—	—	1,095,000	1,095,000	—	—

Total	$250,000	$250,000	$1,345,000	$1,345,000	$250,000	$250,000

(1)	We have assumed no unpaid salary at December 31, 2011. In any instance of his employment being terminated, Mr. Licht would have been entitled to any base salary that was accrued and unpaid as of the date of his termination

(2)	Mr. Licht’s resignation within six months of a change in control (as defined in Mr. Licht’s employment agreement) of RAIT is deemed to be a resignation for “good reason” as defined in his employment agreement.

(3)	Mr. Licht or his estate also would be entitled to receive his annual salary for the remainder of the year in which the termination of his employment occurred.

(4)	We have included Mr. Licht’s $250,000 cash bonus awarded, earned and accrued but not yet paid for 2011 before termination. Mr. Licht would be entitled to a pro rata bonus earned through the date of termination, which will be calculated based on the bonus earned in the prior year, pro-rated for the number of days he was employed by RAIT in the year of his termination. For purposes of this table, the termination date is assumed to be the last day of the year, so the pro-ration is 100%.

(5)

Equal to 1.5 times the sum of (x) the highest bonus earned by Mr. Licht in the one year period preceding the date of termination of his employment plus (y) the greater of (a) Mr. Licht’s average annual salary over the three calendar years prior to termination of employment or, (b) if less than three years have elapsed between the date of Mr. Licht’s employment agreement and the termination of his employment, Mr. Licht’s highest annual salary in any calendar year prior to termination of employment or (c) if less than 12 months have elapsed from the date of Mr. Licht’s employment agreement to the date of termination of employment, the highest annual salary received in any month times 12. For purposes of this table, the bonus amount is assumed to be $250,000, the amount of the bonus paid by us to Mr. Licht in 2012 associated with his services during 2011.

Additionally, Mr. Licht would have vested in certain ancillary benefits provided to all employees if he had been terminated, including but not limited to the vested portion of our matching contributions to his 401(k) account. If any of the above payments would have been deemed to constitute a “parachute payment” as defined in IRC Section 280G, we also would have been required to pay Mr. Licht an amount in cash equal to the sum of the excise taxes payable by him by reason of receiving such payment plus the amount necessary to put him in the same after-tax position as if no excise taxes had been paid. We do not anticipate that any of the above payments would trigger this obligation.

Ken R. Frappier

Under Mr. Frappier’s employment agreement, if his employment is terminated without “cause” or he resigns for “good reason” during the term of the employment agreement, or if RAIT sends a timely notice of non-renewal of the employment agreement, and he executes and does not revoke a mutual release, he will receive: (i) a lump sum cash severance payment equal to one and a half times the sum of his base salary and average annual cash bonus for the three year period immediately prior to his termination of employment, (ii) a pro rata portion of his target bonus for the fiscal year of his termination (if there is no target bonus opportunity for the fiscal year, the target bonus for this purpose will be equal to a pro rata portion of the average annual cash bonus Mr. Frappier received for the three year period immediately prior to his termination of employment), (iii) continued medical coverage for 18 months for himself and his spouse and dependents as if he had continued in employment with RAIT, and (iv) all other amounts earned, accrued and owing but not yet paid to him. If his employment is terminated on account of his death or disability, he will receive all amounts earned and accrued as of such date and a pro rated bonus for the fiscal year of his death or disability (if there is no target bonus opportunity for the fiscal year, the target bonus for this purpose will be equal to a pro rata portion of the average annual cash bonus Mr. Frappier received for the three year period immediately prior to his termination of employment).

Upon a “change of control” (as defined below) while Mr. Frappier is employed by RAIT, all outstanding unvested equity-based awards held by Mr. Frappier shall fully vest and shall become immediately exercisable, as applicable.

Under his employment agreement Mr. Frappier is responsible for all taxes due with respect to any amount payable to or other benefit receivable by Mr. Frappier thereunder, including, without limitation, any excise tax imposed by Section 4999 of the Code. However, the employment agreement provides that any such amount or benefit deemed to be a parachute payment (as defined in IRC Section 280G) alone or when added to any other amount payable or paid to or other benefit receivable or received by Mr. Frappier which is deemed to constitute a parachute payment, and would result in the imposition on Mr. Frappier of an excise tax under IRC Section 4999, all such amounts and benefits shall be reduced to the extent necessary so that no portion thereof shall be subject to the excise tax imposed by IRC Section 4999 but only if, by reason of such reduction, the net after-tax benefit received by Mr. Frappier exceeds the net after-tax benefit received by Mr. Frappier if no such reduction was made.

“Cause” and “Change of control” are defined in the same manner as in Mr. Schaeffer’s employment agreement.

“Good reason” is defined as (i) the material reduction of Mr. Frappier’s title, authority, duties and responsibilities or the assignment to Mr. Frappier of duties materially inconsistent with Mr. Frappier’s position or positions with RAIT; (ii) a reduction in Mr. Frappier’s base salary; or (iii) RAIT’s material and willful breach of Mr. Frappier’s employment agreement.

“Disability” means he has been unable to perform the material duties of his employment for a period of ninety (90) consecutive days in any twelve (12) month period because of physical or mental injury or illness.

The non-competition, non-solicitation, intellectual property and confidentiality restrictive covenants of Mr. Frappier’s employment agreement are the same as those in Mr. Schaeffer’s employment agreement.

The table below summarizes these rights and the amount of any payments and benefits due under the indicated circumstances for Mr. Frappier assuming the circumstances occurred as of December 31, 2011:

	Resignation without Good Reason	Termination with Cause (2)	Termination without Cause (1)(2)	Resignation for Good Reason (1)(2)	Non-renewal (1)(2)	Disability (2)	Death (2)
Bonus for Prior Periods(3)	$250,000	$250,000	$250,000	$250,000	$250,000	$250,000	$250,000
Severance Payment(4)	—	—	930,000	930,000	930,000	—	—
Medical Coverage(5)	—	—	16,069	16,069	16,069	—	—

Total	$250,000	$250,000	$1,196,069	$1,196,069	$1,196,069	$250,000	$250,000

(1)	Assumes that Mr. Frappier executes and does not revoke a written mutual release in a form acceptable to RAIT, of any and all claims against RAIT or Mr. Frappier relating to matters arising out of his employment by RAIT. Without this release, Mr. Frappier would only be entitled to amounts due under RAIT’s severance pay plan, if any. As of December 31, 2011, RAIT did not have a severance pay plan applicable to any named executive officer. These same provisions apply if termination occurs in these circumstances upon or after a change in control of RAIT.

(2)	Mr. Frappier also would be entitled to any base salary that was accrued and unpaid as of the date of his termination.

(3)	We have included Mr. Frappier’s $250,000 cash bonus as a bonus awarded, earned and accrued but not yet paid for 2011 before termination. Mr. Frappier would be entitled to his target annual cash bonus, or, in the absence of a target bonus opportunity for the fiscal year, a pro rata portion of the average annual cash bonus Mr. Frappier received for the three year period immediately prior to his termination of employment. For purposes of this table, the termination date is assumed to be the last day of the year, so the pro-ration is 100%.

(4)	Equal to one and one-half times the sum of (i) his base salary at the date of termination and (ii) his average annual cash bonus for the three year period immediately prior to the termination of his employment.

(5)	Mr. Frappier would be entitled to continuation of his medical coverage for a period of 18 months following the date of termination.

Additionally, Mr. Frappier may vest in certain ancillary benefits provided to all employees if he is terminated, including but not limited to the vested portion of our matching contributions to his 401(k) account.

James J. Sebra

Under Mr. Sebra’s employment agreement, if his employment ends for any reason, RAIT will pay accrued salary, bonuses and incentive payments already awarded but not paid (including a pro rata bonus for the year of termination), and other existing obligations. In addition, if RAIT terminates his employment without “cause,” if he terminates his employment for “good reason” or in the event of any notice of non-renewal of his employment agreement by RAIT, RAIT will be obligated to pay a lump sum payment of an amount equal to 1.5 times the sum of (x) his annual salary (at the rate in effect immediately prior to his termination) plus (y) the highest bonus earned in the preceding three year period preceding the date of termination. Additionally, in the event of a termination by RAIT for any reason other than for cause, by Mr. Sebra for good reason, or in the event of any notice of non-renewal, all of the outstanding equity-based awards (including options and phantom units) granted to him will become fully vested.

Mr. Sebra’s employment agreement defines “cause” and “good reason” in the same manner as Mr. Salmon’s employment agreement.

Upon a “change of control” of RAIT, Mr. Sebra will become fully vested in his phantom units, options and restricted shares. In addition, if he terminates employment within six months after a change of control, for any reason, the termination will be deemed to be for good reason. If payments become due as a result of a change of control and the excise tax imposed by Section 4999 of the Internal Revenue Code applies, the terms of the employment agreement require RAIT to pay him a “gross up” payment in the amount of this excise tax plus the amount of income and other taxes due as a result of the gross up payment. The definition of “change of control” in Mr. Sebra’s employment agreement is the same as the definition of “change of control” in Mr. Salmon’s employment agreement described above.

The non-competition covenant, confidentiality restrictive covenant and the non-solicitation restrictive covenant in Mr. Sebra’s employment agreement are the same as the covenants in Mr. Salmon’s employment agreement described above.

Mr. Sebra receives amounts under his employment agreement if his employment terminates due to death or disability. “Disability” is defined in Mr. Sebra’s employment agreement in the same manner as in Mr. Salmon’s employment agreement.

The table below summarizes these rights and the amount of any payments and benefits that would have been due under the indicated circumstances for Mr. Sebra assuming the circumstances occurred as of December 31, 2011:

	Resignation without Good Reason (1)	Termination with Cause (1)	Termination without Cause or Non-Renewal (1)	Resignation for Good Reason (1)(2)	Disability (1)(3)	Death (1)(3)
Bonus for Prior Periods(4)	$150,000	$150,000	$150,000	$150,000	$150,000	$150,000
Severance Payment(5)	—	—	769,500	769,500	—	—

Total	$150,000	$150,000	$919,500	$919,500	$150,000	$150,000

(1)	We have assumed no unpaid salary at December 31, 2011. In any instance of his employment being terminated, Mr. Sebra would be entitled to any base salary that was accrued and unpaid as of the date of his termination

(2)	Mr. Sebra’s resignation within six months of a change in control (as defined in Mr. Sebra’s employment agreement) of RAIT is deemed to be a resignation for “good reason” as defined in his employment agreement.

(3)	Mr. Sebra or his estate also would be entitled to receive his annual salary for the remainder of the year in which the termination of his employment occurred.

(4)	We have included Mr. Sebra’s $150,000 cash bonus awarded, earned and accrued but not yet paid for 2011 before termination. Mr. Sebra would be entitled to a pro rata bonus earned through the date of termination, which will be calculated based on the bonus earned in the prior year, pro-rated for the number of days he was employed by RAIT in the year of his termination. For purposes of this table, the termination date is assumed to be the last day of the year, so the pro-ration is 100%.

(5)	Equal to 1.5 times the sum of (x) the highest bonus earned by Mr. Sebra in the three-year period preceding the date of termination of his employment plus (y) Mr. Sebra’s current base salary. For purposes of this table, the bonus amount is assumed to be $150,000, the amount of the bonus paid by us to Mr. Sebra in 2012 associated with his services during 2011.

Additionally, Mr. Sebra would vest in certain ancillary benefits provided to all employees if he is terminated, including the vested portion of our matching contributions to his 401(k) account. If any of the above payments would be deemed to constitute a “parachute payment” as defined in IRC Section 280G, we also would be required to pay Mr. Sebra an amount in cash equal to the sum of the excise taxes payable by him by reason of receiving such payment plus the amount necessary to put him in the same after-tax position as if no excise taxes had been paid. We do not anticipate that any of the above payments would trigger this obligation.

Plamen Mitrikov

Mr. Mitrikov had an employment agreement with RAIT and the compensation committee approved the Mitrikov separation agreement which evidenced the termination of Mr. Mitrikov’s employment by RAIT and implemented the severance provisions of his employment agreement. Pursuant to the Mitrikov separation agreement and consistent with Mr. Mitrikov’s employment agreement, RAIT paid a severance amount to Mr. Mitrikov of $825,000.

Trustee Compensation

For the period from January 1, 2011 through December 31, 2011, the compensation committee approved the following compensation for each non-employee trustee of RAIT:

•	an annual cash retainer of $40,000 payable in four quarterly installments of $10,000;

•	a lump sum cash award of $50,000, $30,000 of which may be used by the trustee to purchase outstanding common shares of RAIT;

•	with respect to the members of the audit committee, an additional cash fee of $20,000 for the chairman and an additional cash fee of $10,000 for each other member of the audit committee;

•

with respect to the members of the compensation committee, an additional cash fee of $20,000 for the chairman and an additional cash fee of $10,000 for each other member of the compensation committee; and

•

with respect to the members of the nominating and governance committee, an additional cash fee of $4,000 for the chairman and an additional cash fee of $2,000 for each other member of the nominating and governance committee.

In January 2011, the compensation committee awarded the non-employee trustees a $50,000 cash award. Of this cash award, the non-employees trustees each elected to use $30,000 to purchase 2,700 common shares in February 2011. Each non-employee trustee agreed not to sell these common shares for one year.

The following table sets forth information regarding the compensation paid or accrued by RAIT during 2011 to each of our non-employee trustees:

Trustee Compensation in 2011

Name	Fees Earned or Paid in Cash($)	All Other Compensation ($)(1)	Total($)
Edward S. Brown	$60,000	$50,000	$110,000
Frank A. Farnesi	50,000	50,000	100,000
S. Kristin Kim	52,000	50,000	102,000
Arthur Makadon(2)	40,877	50,000	90,877
Daniel Promislo(2)(3)	57,493	50,000	107,493
John F. Quigley, III	52,000	50,000	102,000
Jon C. Sarkisian(4)	1,739	—	1,739
Murray Stempel, III	54,000	50,000	104,000

	$368,109	$350,000	$718,109

(1)	In January 2011, the compensation committee awarded the non-employee trustees a $50,000 cash award. Of this cash award, each non-employees trustee elected to use $30,000 to purchase common shares. In February 2011, each non-employee trustee purchased 2,700 common shares. Each non-employee trustee agreed not to sell these common shares for one year.

(2)	On December 15, 2011, Mr. Promislo retired from the board and as the chairman of the compensation committee and the board appointed Mr. Makadon to replace Mr. Promislo as chairman of the compensation committee. Their 2011 trustee compensation reflects the period of time each of them served on the compensation committee in 2011.

(3)	As noted above, on December 15, 2011, Mr. Promislo retired from the board and as the chairman of the compensation committee. The compensation reported above excludes amounts due to Mr. Promislo under the Promislo consulting agreement which commenced after his retirement for his services as a “trustee emeritus.” The Promislo consulting agreement provides that RAIT pay Mr. Promislo a consulting fee equal to $110,000 for each twelve month period during the term thereof. The Promislo consulting agreement is terminable by either party giving 60 days notice of non-renewal to the other party prior to any automatic annual renewal date.

(4)	As noted above, on December 15, 2011, the board elected Jon C. Sarkisian to serve on the board to fill the vacancy on the board created by Mr. Promislo’s retirement.

For the period from January 1, 2012 through December 31, 2012, the compensation committee maintained the same compensation program as in 2011 for non-employee trustees of RAIT. In January 2012, the compensation committee awarded the non-employee trustees a $50,000 cash award. Of this cash award, the non-employees trustees each elected to use $30,000 to purchase 5,250 common shares in February 2012. Each non-employee trustee agreed not to sell these common shares for one year.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Our trust governance guidelines provide that our board must maintain a conflicts committee, consisting of no fewer than three members and consisting entirely of independent trustees (as defined in the trust governance guidelines). The conflicts committee is responsible, and has the sole authority and full power of the board, to approve or reject all related party transactions on behalf of RAIT. The trust governance guidelines define a related party transaction as any transaction that we would be required to disclose in our financial statement footnotes under FASB ASC Topic 850, “Related Party Disclosures”, or in our proxy statement under Item 404 of Regulation S-K, “Transactions with Related Persons, Promoters and Certain Control Persons,” as amended or interpreted. As permitted by our trust governance guidelines, the board has designated the audit committee to serve as the conflicts committee in the audit committee’s charter.

Our code of business conduct and ethics provides that all related party transactions shall be reviewed and approved or rejected by the audit committee. The code provides that the board has determined that no conflict of interest exists with respect to any investment acquisition, services arrangement, transaction or other matter, including, without limitation, any related party transaction, which is approved by the audit committee and which is determined by the audit committee to be on terms comparable to those available on an arm’s-length basis from an unaffiliated third party or otherwise not creating a conflict of interest. If the audit committee finds a conflict of interest to exist with respect to a particular matter, including a related party transaction, that matter is prohibited unless a waiver of this policy is approved under the waiver process described in the code. Subject to this audit committee review process, the code provides that the board has determined that RAIT may enter into any contract or transaction of any kind with any person subject to the code or agent of RAIT or any of their affiliates, whether or not any of them has a financial interest in the transaction, as permitted by Article IX, Section 5 of our declaration of trust. The code provides that any waiver of the code may be made only by the audit committee. Any such waiver for executive officers, those persons described in Item 5.05 of Form 8-K or trustees will be promptly publicly disclosed to the extent required by law or stock exchange regulation.

The audit committee may, in its discretion, engage independent advisors and legal counsel to assist it in its review when it deems it advisable. Our internal financial and legal staff are primarily responsible for the development and implementation of processes and controls to obtain information from the trustees and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether the transaction needs to be reviewed under the processes described above.

In the ordinary course of our business operations, we have ongoing relationships and have engaged in transactions with the related entities described below. We describe in this section relationships or transactions in which the amount involved exceeds $120,000 since January 1, 2011. All of these relationships and transactions were approved or ratified by the audit committee as being on terms comparable to those available on an arm’s-length basis from an unaffiliated third party or otherwise not creating a conflict of interest.

Scott F. Schaeffer is our chairman, CEO and president, and is a trustee. Mr. Schaeffer’s spouse is a director of The Bancorp, Inc., or Bancorp, and she and Mr. Schaeffer own, in the aggregate, less than 1% of Bancorp’s outstanding common shares. Each transaction with Bancorp is described below:

(a). Cash and Restricted Cash—We maintain checking and demand deposit accounts at Bancorp. As of December 31, 2011, we had $515,000 of cash and cash equivalents and $447,000 of restricted cash on deposit at Bancorp. We did not receive any interest income from the Bancorp during the year ended December 31, 2011. Restricted cash held at Bancorp relates to borrowers’ escrows for taxes, insurance and capital reserves. Any interest earned on these deposits enures to the benefit of the specific borrower and not to us.

(b). Office Leases—We sublease a portion of our downtown Philadelphia office space from Bancorp under a lease agreement extending through August 2014 at an annual rental expense based upon the amount of square footage occupied. We have a sublease agreement with a third party for the remaining term of our sublease. Rent paid to Bancorp was $319,000 for the year ended December 31, 2011. Rent received for our sublease was $170,000 for the year ended December 31, 2011.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers, trustees and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC and to furnish RAIT with copies of all such reports.

Based solely on our review of the reports received by us, or representations from certain reporting persons that no Form 5 filings were required for those persons, we believe that during fiscal 2011, no officers, trustees or beneficial owners failed to file reports of ownership and changes of ownership on a timely basis. As of the date of this proxy statement, we believe that all reports of ownership and changes in ownership required to be filed with the SEC relating to transactions in fiscal 2011 have been filed.

SHAREHOLDER PROPOSALS AND NOMINATIONS

Under rules promulgated by the SEC, holders of common shares who desire to submit proposals for inclusion in the proxy statement of RAIT for its 2013 annual meeting of shareholders, subject to compliance with the eligibility standards specified in such rules, must submit such proposals to the Secretary of RAIT by November 30, 2012. The proxy for the 2013 annual meeting of shareholders may confer discretionary authority to vote on any matters brought before that meeting where:

•

RAIT receives notice of the proposal by February 13, 2013 and advises shareholders in the 2013 proxy statement about the nature of the proposal and how management intends to vote on the proposal, subject to exceptions, or

•	RAIT has not received notice of the matter by February 13, 2013.

According to our by-laws, only such persons as are duly nominated by

•	the incumbent trustees or

•

a shareholder who is entitled to vote at the annual meeting of shareholders and who has filed his nominations with the Secretary of RAIT at least twenty days before the time scheduled for said meeting, shall be eligible for election.

A shareholder who wishes to submit recommendations for trustee candidates to the nominating committee should send a written recommendation to our executive offices, attention: nominating committee chairman. The shareholder must represent that the shareholder is a shareholder of RAIT and the shareholder will remain so through the date of the relevant annual meeting of shareholders of RAIT and, if the shareholder is not a record owner of common shares, provide such information about the record owner as RAIT may request. The recommendation must also include the written consent of the person so recommended, or the recommended person, to serve as a trustee if nominated and elected. The shareholder and the recommended person must also provide such additional information as the nominating committee may request, including any information requested concerning their respective backgrounds and relationships with one another and RAIT and concerning the qualifications of the recommended person. All shareholder recommendations received by the nominating committee will begin to be reviewed at the first meeting of the nominating committee held after receipt of the recommendation and any additional information requested by the nominating committee. The nominating committee expects to consider nominees recommended by security holders for the 2013 annual meeting if submitted as described above by November 1, 2012 in order that the submission may be considered by the nominating committee in its deliberations to determine its recommendations to the board regarding persons to be nominated by the board for election to the board at such annual meeting.

ANNUAL REPORT AND REPORT ON FORM 10-K

Our 2011 Annual Report to Shareholders, including the financial statements and management’s discussion and analysis of financial condition and results of operations for the year ended December 31, 2011, was sent to shareholders of record as of March 12, 2012. Shareholders of record as of March 12, 2012, and beneficial owners of the common shares on that date, may obtain from RAIT, without charge, a copy of our most recent Annual Report on Form 10-K filed with the SEC, exclusive of the exhibits thereto, by a request in writing. We will also furnish any exhibit to the Annual Report upon the payment of reasonable fees relating to our expenses in furnishing the exhibit. Such requests should be directed to RAIT, at its Philadelphia address stated herein, and to the attention of the Secretary. Beneficial owners must include in their written requests a good faith representation that they were beneficial owners of the common shares on March 12, 2012.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on May 22, 2012. The notice of annual meeting, proxy statement and RAIT’s annual report on Form 10-K for the fiscal year ended December 31, 2011 are available on RAIT’s website at http://www.snl.com/irweblinkx/FinancialDocs.aspx?iid=113624.

By order of the Board of Trustees

/s/ RAPHAEL LICHT
Raphael Licht,
Secretary

March 22, 2012

APPENDIX A

GUIDELINES OF RAIT FINANCIAL TRUST AUDIT COMMITTEE

FOR PRE-APPROVAL OF INDEPENDENT AUDITOR SERVICES

The Audit Committee (the “Committee”) of RAIT Financial Trust (“RAIT”) has adopted the following guidelines regarding the engagement of RAIT’s independent auditor to perform services for RAIT:

For audit services, the independent auditor will provide the Committee with an engagement letter with respect to any fiscal year sufficiently in advance of the October quarterly meeting of the Committee immediately preceding that fiscal year, if practicable, and otherwise by the January quarterly meeting of the Committee in that fiscal year outlining the scope of the audit services proposed to be performed during that fiscal year, together with a fee proposal which may include a range of fees. If agreed to by the Committee, this engagement letter and associated fee(s) will be formally accepted by the Committee at either its October or January quarterly Committee meeting.

For non-audit services, RAIT management will submit to the Committee for approval any non-audit services that it recommends the Committee engage the independent auditor to provide for any fiscal year. RAIT management and the independent auditor will each confirm to the Committee that any non-audit service so submitted is permissible under all applicable legal requirements, including the listing requirements of the NYSE. In addition to these planned non-audit services, a budget estimating the expense of any such non-audit service for that fiscal year will be provided. The Committee will approve both the permissible non-audit services and the budget for such services. The Committee will be informed routinely as to the non-audit services actually provided by the independent auditor pursuant to this pre-approval process.

To ensure prompt handling of unexpected matters, the Committee delegates to its Chairman or, if the Chairman is not reasonably available, any other member of the Committee, the authority to amend or modify the list of approved permissible non-audit services and fees. The Chairman or such other member, as the case may be, will report action taken to the Committee at the next Committee meeting.

The independent auditor must ensure that all audit and non-audit services provided to RAIT have been approved by the Committee. The Chief Financial Officer will be responsible for tracking all independent auditor fees against the budget for such services and report at least quarterly to the Audit Committee.

APPENDIX B

RAIT FINANCIAL TRUST

2012 INCENTIVE AWARD PLAN

(As Proposed to be Amended and Restated as of May 22, 2012)

ARTICLE I

GENERAL

1.01 Purpose. The purposes of this Plan are to: (a) closely associate the interests of the management and trustees of the Company with the shareholders of RAIT by reinforcing the relationship between compensation and shareholder gains; (b) provide senior management and trustees of the Company with an equity ownership in RAIT commensurate with RAIT’s performance, as reflected in increased shareholder value; (c) provide the Company the ability to grant Cash Awards to senior management that qualifies for the qualified performance-based compensation exemption under section 162(m) of the Code; (d) maintain competitive compensation levels; and (e) provide an incentive to senior management and trustees for continuous employment or service with the Company.

1.02 Definitions. In this Plan, the following definitions shall apply:

(a) “Affiliate” means any person or entity which directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with RAIT.

(b) “Board” means the Board of Trustees of RAIT.

(c) “Cash Award” means a cash award that is payable on the attainment of specified performance goals over a performance period, as described in Article VIII.

(d) “Change of Control” means the first to occur of any of the following events:

(i) Any “person” (as such term is used in sections 13(d) and 14(d) of the Exchange Act) becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of RAIT representing more than 50% of the voting power of the then outstanding securities of RAIT; provided that a Change of Control shall not be deemed to occur as a result of a transaction in which RAIT becomes a subsidiary of another real estate investment trust and in which the shareholders of RAIT, immediately prior to the transaction, will beneficially own, immediately after the transaction, shares entitling such shareholders to more than 50% of all votes to which all shareholders of the parent entity would be entitled in the election of trustees (without consideration of the rights of any class of shares to elect trustees by a separate class vote);

(ii) The consummation of (A) a merger or consolidation of RAIT with another real estate investment trust where the shareholders of RAIT, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such shareholders to more than 50% of all votes to which all shareholders of the surviving real estate investment trust would be entitled in the election of trustees (without consideration of the rights of any class of shares to elect trustees by a separate class vote), (B) a sale or other disposition of all or substantially all of the assets of RAIT, or (C) a liquidation or dissolution of RAIT; or

(iii) Trustees are elected such that a majority of the members of the Board shall have been members of the Board for less than two years, unless the election or nomination for election of each new trustee who was not a trustee at the beginning of such two-year period was approved by a vote of at least two-thirds of the trustees then still in office who were trustees at the beginning of such period.

Notwithstanding the foregoing, the Committee may provide for a different definition of “Change of Control” in a Grant Agreement to be compliant with section 409A of the Code and the Grant will become payable on a Change of Control.

(e) “Code” means the Internal Revenue Code of 1986, as amended.

(f) “Committee” means the Compensation Committee of the Board or its successor, or such other committee that the Board has delegated with authority to administer the Plan, subject to any limitations imposed by RAIT’s bylaws and charter and applicable laws, rules and regulations. Notwithstanding the foregoing, the “Committee” may be the Board, to the extent that the Board has retained authority to administer the Plan with respect to all or any specific Grants and the Board may ratify any Grants it deems necessary or appropriate.

(g) “Common Shares” means common shares of beneficial interest, par value $0.03, of RAIT.

(h) “Company” means RAIT, any Parent, any Subsidiary, and any Affiliate.

(i) “Consultant” means consultants and advisors who perform services for the Company, but does not mean any consultant or advisor who (i) does not render bona fide services to the Company, (ii) performs services that are in connection with the offer and sale of securities in a capital-raising transaction, and (iii) directly or indirectly promotes or maintains a market for RAIT’s securities.

(j) “Date of Grant” means the date a Grant is effective; provided, however, that no retroactive Grants will be made.

(k) “Dividend Equivalent” means an amount determined by multiplying the number of Common Shares or Units subject to a Grant by the per-share cash dividend, or the per-share fair market value (as determined by the Committee) of any dividend in consideration other than cash, paid by RAIT on its Common Shares on a dividend payment date.

(l) “Effective Date” means May 22, 2012. The Plan initially became effective on December 5, 1997 and was last amended and restated May 20, 2008.

(m) “Employee” means an employee of the Company (including any officer or trustee who is an employee).

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(o) “Fair Market Value” means (i) the closing price during regular trading hours on the relevant date or on the next business day, if such relevant date is not a business day, of a Common Share reported on the New York Stock Exchange (or any other exchange on which the Common Shares are listed), or (ii) if the Common Shares are not principally traded on such exchange, the mean between the last reported “bid” and “asked” prices of Common Shares on the relevant date, as reported on the OTC Bulletin Board. If the Common Shares are not publicly traded or, if publicly traded, are not subject to reported transactions or “bid” or “asked” quotations as set forth above, the Fair Market Value per Common Share shall be as determined by the Committee. In no event shall the Fair Market Value of any Common Share be less than its par value.

(p) “Grant” means an Option, SAR, Unit, Share Award, Dividend Equivalent, Other Share-Based Award or Cash Award granted under the Plan.

(q) “Grant Agreement” means the written agreement that sets forth the terms and conditions of a Grant, including any amendments thereto.

(r) “Non-Employee Trustee” means a member of the Board, or member of the board of trustees of a Subsidiary, who is not an employee of the Company.

(s) “Incentive Stock Option” means an option that is intended to meet the requirements of section 422 of the Code, as described in Article II.

(t) “Nonqualified Option” means a stock option that is not intended to meet the requirements of section 422 of the Code, as described in Article II.

(u) “Option” means an Incentive Stock Option or Nonqualified Option to purchase Common Shares at an Option Price for a specified period of time.

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(v) “Option Price” means the purchase price per Common Share deliverable upon the exercise of a Option.

(w) “Other Share-Based Award” means any Grant based on, measured by or payable in Common Shares (other than Grants described in Articles II, III, IV, V, and VI), as described in Article VII.

(x) “Parent” means any direct or indirect parent of RAIT.

(y) “Participant” means an Employee, Non-Employee Trustee or Consultant designated by the Committee to receive a Grant under the Plan.

(z) “Phantom Share Plan” means the RAIT Investment Trust Phantom Share Plan.

(aa) “Plan” means this RAIT Financial Trust 2012 Incentive Award Plan (formerly known as the RAIT Financial Trust 2008 Incentive Award Plan).

(bb) “RAIT” means RAIT Financial Trust, a Maryland real estate investment trust (formerly known as RAIT Investment Trust).

(cc) “SAR” means an award of a share appreciation right, as described in Article III.

(dd) “Share Award” means an award of Common Shares, as described in Article V.

(ee) “Subsidiary” means any direct or indirect subsidiary of RAIT.

(ff) “Ten Percent Shareholder” means a person who on the date the Option is granted owns ten percent (10%) or more of the total combined voting power of RAIT and its Parent or Subsidiaries, taking into account the attribution rules contained in section 424(d) of the Code.

(gg) “Unit” means an award of a phantom unit, representing one or more Common Shares, as described in Article IV.

1.03 Administration.

(a) The Plan shall be administered and interpreted by the Committee. Ministerial functions relating to the Plan may be performed by Employees designated with such authority by the Committee.

(b) The Committee shall have the authority, in its sole discretion and from time to time to:

(i) designate the Employees, Non-Employee Trustees and Consultants who are eligible to participate in the Plan;

(ii) make Grants provided in the Plan in such form and amount as the Committee shall determine;

(iii) impose such limitations, restrictions and conditions upon any such Grant as the Committee shall deem appropriate; and

(iv) interpret the Plan and any Grant, adopt, amend and rescind rules and regulations relating to the Plan and any Grant, and make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Plan.

(c) The Committee shall have full power and express discretionary authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee’s interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons who have any interest in the Plan or in any Grants awarded hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of RAIT, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals. No member of the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any Grant thereunder.

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1.04 Eligibility for Participation. Participants in the Plan shall be selected by the Committee from the Employees of the Company. In addition, Non-Employee Trustees and Consultants who have contributed to the success of the Company shall be eligible to participate in the Plan. In making this selection and in determining the form of Grant and number of Common Shares, value of the Cash Award or other rights subject to the Grant, the Committee shall consider any factors deemed relevant, including the individual’s functions, responsibilities, value of services to the Company and past and potential contributions to the Company’s profitability and sound growth.

1.05 Grants. Grants under the Plan may be in the form of any one or more of the following: (a) Options, (b) SARs, (c) Units, (d) Share Awards, (e) Dividend Equivalents, (f) Other Share-Based Awards and (g) Cash Awards. All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with the Plan as the Committee deems appropriate and as are specified in writing by the Committee in separate guidelines or to the Participant in the Grant Agreement or an amendment to the guidelines or Grant Agreement. The Committee shall approve the form and provisions of each Grant Agreement. Grants under a particular Article of the Plan need not be uniform as among Participants. All Grants shall be made conditional upon the Participant’s acknowledgment, in writing or by acceptance of the Grant, that all decisions and determinations of the Committee shall be final and binding on the Participant, his or her beneficiaries, and any other person having or claiming an interest under such Grant. Notwithstanding any provision of the Plan to the contrary, the Committee may make Grants that are contingent on, and subject to, shareholder approval of the Plan or an amendment to the Plan.

1.06 Aggregate Limitation on Awards.

(a) Shares which may be issued under the Plan shall be Common Shares. The maximum number of Common Shares which may be issued under the Plan shall be 4,000,000 Common Shares, subject to adjustment as described in Section 11.10 below. The Common Shares may be authorized but unissued Common Shares or reacquired Common Shares, including Common Shares purchased by RAIT on the open market for purposes of the Plan. Grants paid in cash shall not count against the foregoing Common Share limit. SARs settled in whole or in part in Common Shares shall count against the foregoing Common Share limit only to the extent of the number of Common Shares issued upon the exercise of the SARs, not the number of SARs exercised.

(b) For administrative purposes, when the Committee makes a Grant payable in whole or in part in Common Shares, the Committee shall reserve Common Shares equal to the maximum number of Common Shares that may be payable under the Grant. With respect to SARs, no reservation is required until the Committee determines to settle the SARs in whole or in part in Common Shares; and any such reservation may be limited to the number of Common Shares the Committee determines to be issuable upon any exercise of the SARs. Any reservation of Common Shares by the Committee may be adjusted by the Committee at any time and from time to time in its discretion. To the extent that any Grants are paid in cash, and not in Common Shares, any Common Shares previously reserved for issuance or transfer pursuant to such Grants will again be available for issuance or transfer under the Plan. If and to the extent Options or SARs granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised or if any Share Awards, Units, Dividend Equivalents or other share-based awards are forfeited or terminated, or otherwise not paid in full, or if the Committee otherwise reduces the number of Common Shares reserved for such Grants, the Common Shares subject to such Grants which have not been issued will again be available for purposes of the Plan. Common Shares surrendered in payment of the Option Price of an Option or withheld for purposes of satisfying the Company’s minimum tax withholding obligations with respect to Grants under the Plan will be available for re-issuance or transfer under the Plan.

(c) All Grants under the Plan, other than Dividend Equivalents and Cash Awards, shall be expressed in Common Shares. The maximum aggregate number of Common Shares with respect to which all Grants, other than Dividend Equivalents and Cash Awards, may be made under the Plan to any individual during any calendar year shall be 1,000,000 Common Shares, subject to adjustment as described in Section 11.10 below. The maximum aggregate number of Common Shares with respect to which all Grants, other than

4

Options, SARs, Dividend Equivalents and Cash Awards, that may be made under the Plan to any individual in any calendar year shall be 500,000 Common Shares, subject to adjustment as described in Section 11.10 below. A Participant may not accrue Dividend Equivalents during any calendar year in excess of $2,500,000. The maximum Cash Award that an Employee may be paid under the Plan in any twelve month period is $2,500,000. The individual limits of this subsection (c) shall apply without regard to whether the Grants are to be paid in Common Shares or in cash. All cash payments (other than Dividend Equivalents and Cash Awards) shall equal the Fair Market Value of the Common Shares to which the cash payment relates.

1.07 Effective Date and Term of Plan.

(a) This amendment and restatement of the Plan is effective as of the Effective Date, subject to approval by RAIT’s shareholders.

(b) No Grants shall be made under the Plan after the day immediately preceding the tenth anniversary of the Effective Date, provided, however, that the Plan and all Grants made under the Plan prior to such date shall remain in effect until such Grants have been satisfied or terminated in accordance with the Plan and the terms of such Grants.

ARTICLE II

OPTIONS

2.01 Award of Options. The Committee may from time to time, and subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, grant to any Participant in the Plan Options.

2.02 Option Agreements. The Grant of an Option shall be evidenced by a written Grant Agreement, executed by RAIT and the holder of the Option, stating the number of Common Shares subject to the Option, the type of Option, and the terms and conditions of the Option.

2.03 Type of Option and Price.

(a) The Committee may grant Incentive Stock Options or Nonqualified Options or a combination of Incentive Stock Options and Nonqualified Options. Incentive Stock Options may only be granted to Employees of RAIT or its Parent or Subsidiaries; provided, however, that for purposes of eligibility to receive an Incentive Stock Option, Parent must be a “parent corporation,” as defined in section 424(e) of the Code,” of RAIT, and the Subsidiary must be a “subsidiary corporation,” as defined in section 424(f) of the Code, of RAIT. Nonqualified Options may be granted to Employees, Non-Employee Trustees and Consultants.

(b) The Option Price shall be determined by the Committee and shall not be less than 100% of the Fair Market Value of a Common Share on the Date of Grant of the Option; provided, however, that an Incentive Stock Option may not be granted to an Employee who, at the Date of Grant, is a Ten Percent Shareholder, unless the Option Price is not less than 110% of the Fair Market Value of the Common Shares subject to the Option on the Date of Grant.

2.04 Term and Exercise.

(a) The Committee shall determine the term of each Option. The term shall not exceed ten years from the Date of Grant. However, an Incentive Stock Option that is granted to an Employee who, at the Date of Grant, is a Ten Percent Shareholder, may not have a term that exceeds five years from the Date of Grant. No Option shall be exercisable after the expiration of its term.

(b) Each Option shall be fully exercisable from and after the date(s) prescribed by the Committee in the Grant Agreement for the Option, subject to such terms and conditions set forth in the Grant Agreement. The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.

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The Committee may also provide in the Grant Agreement that the Participant may elect to exercise all or part of the Option before it otherwise has become exercisable. Any Common Shares so purchased shall be restricted Common Shares and shall be subject to a repurchase right in favor of RAIT during a specified restriction period and shall have such other terms and conditions as determined by the Committee.

2.05 Manner of Exercise. A Participant may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to RAIT or its designated agent. The Participant shall pay the Option Price and any withholding taxes for the Option (a) in cash or by certified check, (b) with the approval of the Committee, by delivering Common Shares owned by the Participant and having a Fair Market Value on the date of exercise equal to the Option Price or by attestation (on a form prescribed by the Committee) to ownership of Common Shares having an aggregate Fair Market Value on the date of exercise equal to the Option Price, (c) subject to approval of the Committee or its designee, in cash, on the T+3 settlement date that occurs after the exercise date specified in the notice of exercise, provided that the Participant exercises the Option through an irrevocable agreement with a registered broker and the payment is made in accordance with procedures permitted by Regulation T of the Federal Reserve Board and such procedures do not violate applicable law, or (d) by such other method as the Committee may approve, to the extent permitted by applicable law. Common Shares used to exercise an Option shall have been held by the Participant for the requisite period of time to avoid adverse accounting consequences to RAIT with respect to the Option. Payment for the Common Shares pursuant to the Option, and any required withholding taxes, must be received by the time specified by the Committee depending on the type of payment being made.

2.06 Termination of Employment or Service. Except as otherwise provided in the Grant Agreement or in this Section 2.06, an Option may only be exercised while the Participant is employed by, or providing service to, the Company.

(a) Unless the Committee determines otherwise, upon the death of the Participant, any Option exercisable on the date of death may be exercised by the optionee’s estate, or by a person who acquires the right to exercise such Option by bequest or inheritance or by reason of the death of the Participant, provided that such exercise occurs within the earlier of (i) the one year period after the Participant’s termination of employment or service or (ii) the remaining effective term of the Option. The provisions of this subsection shall apply notwithstanding the fact that the Participant’s employment may have terminated prior to death, but only to the extent of any rights exercisable on the date of death.

(b) Unless the Committee determines otherwise, upon termination of the Participant’s employment or service by reason of retirement or permanent disability (as each is determined by the Committee), the Participant may, within the earlier of (i) the six month period after the Participant’s termination of employment or service or (ii) the remaining effective term of the Option, exercise any Options to the extent such Options are exercisable at the time of the Participant’s termination of employment or service; provided, however, that if the Option is an Incentive Stock Option, if the termination of employment is on account of retirement, the Option may only be exercised as an Incentive Stock Option within 3 months after the Participant’s termination of employment and if the Incentive Stock Option is exercised after the end of such 3 month period, the Option will be exercised as a Nonqualified Option.

(c) Unless the Committee determines otherwise, if the Participant has a termination of employment or service for any reason other than in subsection (a) or (b), all Options held by the Participant shall terminate upon the termination of the Participant’s employment or service.

2.07 Reload Options. In the event that Common Shares are used to exercise an Option, the terms the Grant Agreement for such Option may provide for a Grant of additional Options, or the Committee may grant additional Options, to purchase a number of Common Shares equal to the number of whole Common Shares used to exercise the Option and the number of whole Common Shares, if any, withheld in payment of any taxes. Such Options shall be granted with an Option Price equal to the Fair Market Value of the Common Shares on the Date of Grant of such additional Options, or at such other Exercise Price as the Committee may establish, provided,

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that the Option Price shall not be less than the Fair Market Value of the Common Shares on the Date of Grant of such additional Option, and the additional Option shall not have a term longer than the unexpired term of the exercised Option and shall have such other terms as the Committee shall determine.

2.08 Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that if the aggregate Fair Market Value on the Date of Grant with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year, under the Plan or any other stock option plan of RAIT or a Parent or Subsidiary, exceeds $100,000, then the Option, as to the excess, shall be treated as a Nonqualified Option.

ARTICLE III

SARs

3.01 Award of SARs. The Committee may from time to time, and subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, grant to any Participant in the Plan SARs. Each SAR shall represent the right of the Participant to receive, upon settlement of the SAR, as determined by the Committee, in its sole discretion, Common Shares or cash equal to the amount by which the Fair Market Value of a Common Share on the date of exercise of the SAR exceeds the base amount of the SAR as described below in Section 3.04.

3.02 SAR Agreements. The Grant of an SAR shall be evidenced by a written Grant Agreement, executed by RAIT and the holder of a SAR, and shall specify the number of SARs to be granted, the base amount, the vesting and other restrictions applicable to SARs, and the period during which SARs will remain exercisable.

3.03 Terms. The Committee shall determine the terms and conditions of SARs and may grant SARs separately from or in tandem with any Option (for all or a portion of the applicable Option); provided, however, that the term of any SAR shall not exceed ten years from the Date of Grant. Tandem SARs may be granted either at the time the Option is granted or any time thereafter while the Option remains outstanding; provided, however, that in the case of an Incentive Stock Option, SARs may be granted only at the time of the grant of the Incentive Stock Option.

3.04 Base Amount. The Committee shall establish the base amount of the SAR at the time the SAR is granted, but such base amount shall not be less than the Fair Market Value of the corresponding Common Shares on the Date of Grant.

3.05 Payment With Respect to SARs. The Committee shall determine whether the appreciation in an SAR shall be paid in the form of cash, in Common Shares, or in a combination of the two, in such proportion as the Committee deems appropriate. For purposes of calculating the number of Common Shares to be received, Common Shares shall be valued at its Fair Market Value on the date of exercise of the SAR. If Common Shares are to be received upon exercise of an SAR, cash shall be delivered in lieu of any fractional share.

3.06 Termination of Employment or Service. The Committee shall determine in the Grant Agreement under what circumstances a Participant may retain SARs after termination of the Participant’s employment or service, and the circumstances under which SARs may be forfeited.

ARTICLE IV

UNITS

4.01 Award of Units. The Committee may from time to time, and subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, grant to any Participant in the Plan Units. Each Unit shall represent the right of the Participant to receive, as determined by the Committee, in its sole discretion, a Common Share or an amount based on the value of a Common Share. All Units shall be credited to accounts on RAIT’s records for purposes of the Plan.

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4.02 Unit Agreements. The Grant of a Unit shall be evidenced by a written Grant Agreement, executed by RAIT and the holder of a Unit, and shall specify the number of Units to be granted, the vesting date, the redemption date, and the other terms and conditions of the Unit.

4.03 Terms. The Committee may grant Units that are payable if specified performance goals or other conditions are met, or under other circumstances. Units may be redeemed at the end of a specified performance period or other period, or redemption may be deferred to a date authorized by the Committee.

4.04 Redemption With Respect to Units. Redemptions with respect to Units shall be made in cash, in Common Shares, or in a combination of the two, as determined by the Committee.

4.05 Termination of Employment or Service. The Committee shall determine in the Grant Agreement under what circumstances a Participant may retain Units after termination of the Participant’s employment or service, and the circumstances under which Units may be forfeited.

ARTICLE V

SHARE AWARDS

5.01 Award of Share Awards. The Committee may from time to time, and subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, issue or transfer to any Participant in the Plan Share Awards. Each Share Award shall represent the right of the Participant to receive a Common Share if certain conditions are met.

5.02 Share Award Agreements. The Grant of a Share Award shall be evidenced by a written Grant Agreement, executed by RAIT and the holder of a Share Award, and shall specify the number of Common Shares to be granted pursuant to the Share Award, when the restrictions, if any, will lapse, and the other terms and conditions of the Share Award.

5.03 Terms. Common Shares issued or transferred pursuant to Share Awards may be issued or transferred for consideration or for no consideration, and subject to restrictions or no restrictions, as determined by the Committee. The Committee may, but shall not be required to, establish conditions under which restrictions on Share Awards shall lapse over a period of time or according to such other criteria as the Committee deems appropriate, including, without limitation, restrictions based upon the achievement of specific performance goals. The period of time during which the Share Awards will remain subject to restrictions will be designated in the Grant Agreement as the “Restriction Period.”

5.04 Termination of Employment or Service. The Committee shall determine in the Grant Agreement under what circumstances a Participant may retain Share Awards after termination of the Participant’s employment or service, and the circumstances under which Share Awards may be forfeited.

5.05 Restrictions on Transfer and Legend on Share Certificate. During the Restriction Period, a Participant may not sell, assign, transfer, pledge or otherwise dispose of the Common Shares subject to the Share Award. Each certificate for a Common Share of a Share Award, or electronic book entry equivalent, for a Common Share of a Share Award shall contain a legend giving appropriate notice of the restrictions in the Grant. The Participant shall be entitled to have the legend removed from the share certificate covering the Common Shares subject to restrictions when all restrictions on such Common Shares have lapsed. The Committee may determine that RAIT will not issue certificates for Share Awards until all restrictions on such shares have lapsed, or that RAIT will retain possession of certificates for Common Shares of Share Awards until all restrictions on such shares have lapsed.

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5.06 Right to Vote and to Receive Dividends. The Committee shall determine to what extent, and under what conditions, the Participant shall have the right to vote Common Shares of a Share Award and to receive any dividends or other distributions paid on such Common Shares during the Restriction Period. The Committee may determine that a Participant’s entitlement to dividends or other distributions with respect to a Share Award shall be subject to achievement of performance goals or other conditions. The Committee may determine that dividends on Share Awards shall be withheld while the Share Awards are subject to restrictions and that dividends shall be payable only upon the lapse of the restrictions on the Share Awards, or on such other terms as the Committee determines; provided, however, that if the Share Awards are subject to achievement of performance goals, then dividends may accrue, but shall be payable only upon, and to the extent of, the satisfaction of such performance goals.

ARTICLE VI

DIVIDEND EQUIVALENTS

6.01 General Requirements. The Committee may from time to time, and subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, grant to any Participant in the Plan Dividend Equivalents separately from any other Grants. In addition, when the Committee makes a Grant under the Plan, the Committee may grant Dividend Equivalents in connection with such Grants, under such terms and conditions as the Committee deems appropriate under this Article VI; provided, however, that the Committee may not grant Dividend Equivalents in connection with Grants of Options or SARs. Dividend Equivalents may be paid to Participants currently or may be deferred, as determined by the Committee. All Dividend Equivalents that are not paid currently shall be credited to accounts on RAIT’s records for purposes of the Plan. Dividend Equivalents may be accrued as a cash obligation, or may be converted to Units for the Participant, as determined by the Committee. Unless otherwise specified in the Grant Agreement, deferred Dividend Equivalents will not accrue interest. The Committee may provide that Dividend Equivalents shall be payable based on the achievement of specific performance goals. Any Dividend Equivalents with respect to performance-based Grants shall vest and be paid only to the extent the underlying Grant vests and is paid.

6.02 Payment with Respect to Dividend Equivalents. Dividend Equivalents may be payable in cash or Common Shares or in a combination of the two, as determined by the Committee.

ARTICLE VII

OTHER SHARE-BASED AWARDS

The Committee may grant Other Share-Based Awards, which are awards that are based on, measured by or payable in Common Shares to any Participant, on such terms and conditions as the Committee shall determine. Other Share-Based Awards may be awarded subject to the achievement of performance goals or other conditions and may be payable in cash, Common Shares or any combination of the foregoing, as the Committee shall determine in the Grant Agreement. Common Shares to be issued under the Phantom Share Plan to participants in the Phantom Share Plan shall be issued under the Plan pursuant to this Article VII.

ARTICLE VIII

CASH AWARDS

The Committee may grant Cash Awards to any Employee, subject to such terms, conditions and restrictions as the Committee shall determine. Cash Awards shall be awarded subject to the achievement of performance goals, as the Committee shall determine in the Grant Agreement, over the performance period, as determined by the Committee and set in the Grant Agreement. All Cash Awards shall be payable solely in cash.

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ARTICLE IX

QUALIFIED PERFORMANCE-BASED COMPENSATION

9.01 Designation as Qualified Performance-Based Compensation. The Committee may determine that Units, Share Awards, Dividend Equivalents, Other Share-Based Awards or Cash Awards granted to an Employee shall be considered “qualified performance-based compensation” under section 162(m) of the Code. The provisions of this Article IX shall apply to any such Grants that are to be considered “qualified performance-based compensation” under section 162(m) of the Code. To the extent that Grants of Units, Share Awards, Dividend Equivalents, Other Share-Based Awards or Cash Awards designated as “qualified performance-based compensation” under section 162(m) of the Code are made, no such Grant may be made as an alternative to another Grant that is not designated as “qualified performance based compensation” but instead must be separate and apart from all other Grants made.

9.02 Performance Goals. When Units, Share Awards, Dividend Equivalents, Other Share-Based Awards or Cash Awards that are to be considered “qualified performance-based compensation” are granted, the Committee shall establish in writing (a) the objective performance goals that must be met, (b) the period during which performance will be measured, (c) the maximum amounts that may be paid if the performance goals are met, and (d) any other conditions that the Committee deems appropriate and consistent with the Plan and the requirements of section 162(m) of the Code for “qualified performance-based compensation.” The performance goals shall satisfy the requirements for “qualified performance-based compensation,” including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the performance goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. The Committee shall not have discretion to increase the amount of compensation that is payable upon achievement of the designated performance goals, but the Committee may reduce the amount of compensation that is payable upon achievement of the designated performance goals.

9.03 Criteria Used for Objective Performance Goals. The Committee shall use objectively determinable performance goals based on one or more of the following criteria: Common Share price, earnings per Common Share, net earnings, operating earnings, total fees generated, assets under management, economic book value, REIT taxable income, capital gains, capital losses, funds from operations, adjusted funds from operations, enterprise value, market capitalization (of the Common Shares, any series of the Company’s preferred shares or any combination of any or all classes or series of the Company’s equity securities), return on capital, return on assets, shareholder return, return on equity, growth in assets, unit volume, sales, market share, or strategic business criteria consisting of one or more objectives based on meeting specific revenue goals, market penetration goals, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures. The performance goals may relate to the Participant’s business unit or the performance of RAIT, a Subsidiary, a Parent, or Affiliate, an entity sponsored by RAIT, or RAIT and its Subsidiaries and Affiliates as a whole, or any combination of the foregoing. For purposes of measuring the performance goals, the goals may exclude any or all of the following, as determined by the Committee at the time of establishing the performance goals: capital gains, capital losses, amounts resulting from accounting changes, merger, acquisition or divestiture-related amounts, non-recurring or special items or amounts resulting from restructuring, or any combination of the foregoing. Performance goals need not be uniform as among Participants. Performance goals may be measured against prior year, any other time period, an absolute goal and/or relative to a peer group or market index.

9.04 Timing of Establishment of Goals. The Committee shall establish the performance goals in writing either before the beginning of the performance period or during a period ending no later than the earlier of (a) 90 days after the beginning of the performance period or (b) the date on which 25% of the performance period has been completed, or such other date as may be required or permitted under applicable regulations under section 162(m) of the Code.

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9.05 Certification of Results. The Committee shall certify and announce the results for the performance period to all Participants after RAIT announces RAIT’s financial results for the performance period. The Committee shall determine the amount, if any, to be paid pursuant to each Grant based on the achievement of the performance goals and the terms of each Grant Agreement.

9.06 Death, Disability or Other Circumstances. The Committee may provide in the Grant Agreement that Grants shall be payable, in whole or in part, in the event of the Participant’s death or disability, a Change of Control or under other circumstances consistent with the Treasury regulations and rulings under section 162(m) of the Code.

9.07 Shareholder Approval for “Qualified Performance Based Compensation”. If Units, Share Awards, Dividend Equivalents, Other Share-Based Awards or Cash Awards are granted as “qualified performance-based compensation” under this Article IX, the Plan must be reapproved by RAIT’s shareholders no later than the first shareholders meeting that occurs in the fifth year following the year in which the shareholders previously approved the provisions of Article IX, if additional Grants are to be made under Article IX and if required by section 162(m) of the Code or the regulations thereunder.

ARTICLE X

CONSEQUENCES OF A CHANGE OF CONTROL

10.01 Assumption of Grants. Upon a Change of Control where RAIT is not the surviving entity (or survives only as a subsidiary of another entity), unless the Committee determines otherwise, all outstanding Options and SARs that are not exercised shall be assumed, or replaced with comparable options or rights, by the surviving entity (or a parent or subsidiary of the surviving entity), and other outstanding Grants shall be converted to similar grants of the surviving entity (or a parent or subsidiary of the surviving entity).

10.02 Other Alternatives. Notwithstanding the foregoing, in the event of a Change of Control, the Committee may take any of the following actions with respect to any or all outstanding Grants: the Committee may (a) determine that outstanding Options and SARs shall accelerate and become exercisable, in whole or in part, upon the Change of Control or upon such other event as the Committee determines, (b) determine that the restrictions and conditions on outstanding Share Awards shall lapse, in whole or in part, upon the Change of Control or upon such other event as the Committee determines, (c) determine that Participants holding Units shall receive a redemption in settlement of such Units and that Dividend Equivalents and Other Share-Based Awards shall become fully payable in cash or Common Shares in amounts determined by the Committee, (d) require that Participants surrender their outstanding Options and SARs in exchange for a payment by RAIT, in cash or Common Shares as determined by the Committee, in an amount equal to the amount by which the then Fair Market Value of the Common Shares subject to the Participant’s unexercised Options and SARs exceeds the Option Price of the Options or the base amount of SARs, as applicable, or (e) after giving Participants an opportunity to exercise their outstanding Options and SARs, terminate any or all unexercised Options and SARs at such time as the Committee deems appropriate. Such surrender, termination or settlement shall take place as of the date of the Change of Control or such other date as the Committee may specify. The Committee shall have no obligation to take any of the foregoing actions, and, in the absence of any such actions, outstanding Grants shall continue in effect according to their terms (subject to any assumption pursuant to Section 10.01).

ARTICLE XI

MISCELLANEOUS

11.01 General Restriction. Each Grant under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (a) the listing, registration or qualification of the Common Shares subject or related thereto upon any securities exchange or under any state or Federal law, (b) the consent or approval of any

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government regulatory body, or (iii) an agreement by the recipient of a Grant with respect to the disposition of Common Shares, is necessary or desirable as a condition of, or in connection with, the granting of such Grant or the issue or purchase of Common Shares thereunder, such Grant may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

11.02 No Repricing without Shareholder Approval. Notwithstanding anything in the Plan to the contrary, except in connection with an extraordinary transaction involving the Company (including, without limitation, any Common Share dividend, Common Share split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the Committee may not reprice Options or SARs, nor may the Committee amend the Plan to permit repricing of Options or SARs, unless the shareholders of the Company provide prior approval for such repricing. “Repricing” subject to this approval requirement includes (a) amending the terms of outstanding Options or SARs to reduce the exercise price of such outstanding Options or SARs, (b) canceling outstanding Options or SARs in exchange for Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs or (c) buyouts or exchanges of outstanding Options or SARs for cash or other Grants at a time when the exercise price of such Options or SARs is higher than the Fair Market Value of the Common Shares.

11.03 Non-Assignability. No Grant under the Plan shall be assignable or transferable by the recipient thereof, except by will or by the laws of descent and distribution. During the life of the recipient, such Grant shall be exercisable only by such person or by such person’s guardian or legal representative. Notwithstanding the foregoing, the Committee may provide in a Grant Agreement, or amend an otherwise outstanding Grant Agreement to provide, that a Participant may transfer Nonqualified Options to family members of the Participant, one or more trusts in which family members of the Participant have more than 50% of the beneficial interest, foundations in which family members of the Participant (or the Participant) control the management of assets, or any other entity in which family members of the Participant (or the Participant) own more than 50% of the voting interests, consistent with applicable securities laws, according to such terms as the Committee may determine; provided that the Participant receives no consideration for the transfer of a Nonqualified Option and the transferred Nonqualified Option shall continue to be subject to the same terms and conditions as were applicable to the Nonqualified Option immediately before the transfer.

11.04 Withholding Taxes. Whenever RAIT proposes or is required to issue or transfer Common Shares under the Plan, the Company shall have the right to require the Participant to remit to the Company an amount sufficient to satisfy any Federal, state and/or local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. The Company may also deduct from the payment of cash payable pursuant to a Grant or other wages paid by the Company to the Participant the amount of any withholding taxes due with respect to such Grants. Alternatively, if the Committee so permits, a Participant may elect to satisfy the Company’s tax withholding obligation with respect to Grants paid in Common Shares by having shares withheld at the time such Grants become taxable, up to an amount that does not exceed the Participant’s minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities. In addition, with respect to any required tax withholding amount that exceeds the minimum applicable withholding tax rate, the Committee may permit a Participant to satisfy such withholding obligation with respect to such excess amount by providing that the Participant may elect to deliver to RAIT the Common Shares owned by the Participant that have been held by the Participant for the requisite period of time to avoid adverse accounting consequences to RAIT. The elections described in this Section 11.04 must be in a form and manner prescribed by the Committee and may be subject to the prior approval of the Committee. For withholding tax purposes, the Common Shares shall be valued on the date the withholding obligation is incurred.

11.05 Employment or Service.

(a) Nothing in the Plan or in any Grant Agreement entered into pursuant to the Plan shall confer upon any Participant the right to continue in the employment or service of the Company or effect any right which the Company may have to terminate the employment or service of such Participant.

(b) The terms “employ” or “employment” shall, where the context requires, be deemed to include the hiring, continuation or termination of the services of any Consultant participating in the Plan.

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11.06 Non-Uniform Determinations. The Committee’s determinations under the Plan (including without limitation determinations of the persons to receive Grants, the form, amount and timing of such Grants, the terms and provisions of such Grants and the Grant Agreements evidencing same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Grants under the Plan, whether or not such persons are similarly situated.

11.07 Rights as a Shareholder. The recipient of any Grant under the Plan shall have no rights as a shareholder with respect thereto unless and until certificates for Common Shares are issued to him.

11.08 Leaves of Absence. The Committee shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by the recipient of any Grant. Without limiting the generality of the foregoing, the Committee shall be entitled to determine (i) whether or not any such leave of absence shall constitute a termination of employment or service within the meaning of the Plan and (ii) the impact, if any, of any such leave of absence on Grants under the Plan theretofore made to any recipient who takes such leave of absence.

11.09 Newly Eligible Persons. The Committee shall be entitled to make such rules, regulations, determinations and Grants as it deems appropriate in respect of any person who becomes eligible to participate in the Plan or any portion thereof after the commencement of a Grant or incentive period.

11.10 Adjustments. If there is any change in the number or kind of Common Shares outstanding (a) by reason of a Common Share dividend, spinoff, recapitalization, Common Share split or combination or exchange of Common Shares, (b) by reason of a merger, reorganization or consolidation, (c) by reason of a reclassification or change in par value, or (d) by reason of any other extraordinary or unusual event affecting the outstanding Common Shares as a class without RAIT’s receipt of consideration, or if the value of outstanding Common Shares is substantially reduced as a result of a spinoff or RAIT’s payment of an extraordinary dividend or distribution, the maximum number of Common Shares available for issuance under the Plan, the maximum number of Common Shares for which any individual may receive pursuant to Grants (other than Dividend Equivalents and Cash Awards) in any year, the kind and number of shares covered by outstanding Grants, the kind and number of shares issued and to be issued under the Plan, and the price per share or the applicable market value of such Grants shall be equitably adjusted by the Committee, in such manner as the Committee deems appropriate, to reflect any increase or decrease in the number of, or change in the kind or value of, the issued Common Shares to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the Plan and such outstanding Grants; provided, however, that any fractional shares resulting from such adjustment will be eliminated. In addition, in the event of a Change of Control, the provisions of Article X of the Plan shall apply. Any adjustments to outstanding Grants shall be consistent with section 409A or 422 of the Code, to the extent applicable. Any adjustments determined by the Committee shall be final, binding and conclusive.

11.11 Amendment of the Plan.

(a) The Committee may amend or terminate this Plan at any time; provided, however, that the Committee shall not amend the Plan without shareholder approval if such approval is required in order to comply with the Code or applicable laws, to comply with applicable stock exchange requirements or pursuant to Section 11.02. The Committee may also condition or modify Grants under this Plan in response to changes in securities, tax or other laws or rules, regulations or regulatory interpretations thereof applicable to this Plan or to comply with the rules or requirements of any stock exchange on which the Common Shares are listed or quoted.

(b) The Committee may at any time and from time to time terminate or modify or amend the Plan in any respect, except that without shareholder approval the Committee may not (i) increase the maximum number of Common Shares which may be issued under the Plan (other than increases pursuant to

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Section 11.10), (ii) extend the maximum period during which any Grant may be granted or exercised, or (iii) extend the term of the Plan. The termination or any modification or amendment of the Plan, except as provided in subsection (a), shall not without the consent of a Participant, adversely affect his or her rights under a Grant previously awarded to him or her.

11.12 Deferrals. The Committee may permit or require a Participant to defer receipt of the payment of cash or the delivery of Common Shares that would otherwise be due to the Participant in connection with any Grant. The Committee shall establish rules and procedures for such deferrals taking into account the terms of the Plan and section 409A of the Code.

11.13 Grants in Connection with Transactions and Otherwise. Nothing contained in this Plan shall be construed to (a) limit the right of the Committee to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, real estate investment trust, firm or association, including Grants to employees thereof who become Employees, or for other proper purposes, or (b) limit the right of RAIT to grant options or make other awards outside of this Plan. Without limiting the foregoing, the Committee may make a Grant to an employee of another real estate investment trust who becomes an Employee by reason of a merger, consolidation, acquisition of shares or property, reorganization or liquidation involving RAIT in substitution for a grant made by such real estate investment trust. The terms and conditions of the substitute Grants may vary from the terms and conditions required by the Plan and from those of the substituted share incentives. The Committee shall prescribe the provisions of the substitute Grants.

11.14 Compliance with Law.

(a) The Plan, the exercise of Options and the obligations of RAIT to issue or transfer Common Shares under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to section 16 of the Exchange Act, it is the intent of RAIT that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of RAIT that the Plan and applicable Grants comply with the applicable provisions of sections 162(m) and 422 of the Code and any deferrals under the Plan comply with section 409A of the Code. To the extent that any legal requirement of section 16 of the Exchange Act or sections 162(m), 409A or 422 of the Code as set forth in the Plan ceases to be required under section 16 of the Exchange Act or sections 162(m), 409A or 422 of the Code, that Plan provision shall cease to apply. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Participants. The Committee may, in its sole discretion, agree to limit its authority under this Section.

(b) The Plan is intended to comply with the requirements of section 409A of the Code, to the extent applicable. Each Grant shall be construed and administered such that the Grant either (i) qualifies for an exemption from the requirements of section 409A of the Code or (ii) satisfies the requirements of section 409A of the Code. If a Grant is subject to section 409A of the Code, (A) distributions shall only be made in a manner and upon an event permitted under section 409A of the Code, (B) payments to be made upon a termination of employment shall only be made upon a “separation from service” under section 409A of the Code, (C) unless the Grant specifies otherwise, each installment payment shall be treated as a separate payment for purposes of section 409A of the Code, and (D) in no event shall a Participant, directly or indirectly, designate the calendar year in which a distribution is made except in accordance with section 409A of the Code. Any Grant that is subject to section 409A of the Code and that is to be distributed to a “specified employee” (within the meaning of section 409A of the Code and its corresponding regulations) upon separation from service shall be administered so that any distribution with respect to such Grant shall be postponed for six months following the date of the Participant’s separation from service, if required by section 409A of the Code.

14

11.15. Company Policies. All Grants under the Plan shall be subject to the applicable provisions of any applicable clawback or recoupment policies, share trading policies and other policies that may be approved by the Board or the Committee, as such policies may be in effect from time to time.

11.16 Enforceability. The Plan shall be binding upon and enforceable against RAIT and its successors and assigns.

11.17 Funding of the Plan; Limitation on Rights. This Plan shall be unfunded. Neither RAIT nor any other Company shall be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. Nothing contained in the Plan and no action taken pursuant hereto shall create or be construed to create a fiduciary relationship between RAIT or any other Company and any Participant or any other person. No Participant or any other person shall under any circumstances acquire any property interest in any specific assets of RAIT or any other Company. To the extent that any person acquires a right to receive payment from RAIT hereunder, such right shall be no greater than the right of any unsecured general creditor of RAIT.

11.18 Rights of Participants. Nothing in this Plan shall entitle any Employee, Non-Employee Trustee, Consultant or other person to any claim or right to receive a Grant under this Plan.

11.19 No Fractional Common Shares. No fractional Common Shares shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

11.20 Participants Subject to Taxation outside the United States. With respect to Participants who are subject to taxation in countries other than the United States, the Committee may make Grants on such terms and conditions as the Committee deems appropriate to comply with the laws of the applicable countries, and the Committee may create such procedures, addenda and subplans and make such modifications as may be necessary or advisable to comply with such laws.

11.21 Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Agreements issued under the Plan shall be governed and construed by and determined in accordance with the laws of State of Maryland, without giving effect to the conflict of laws provisions thereof.

15

Appendix C

ANNUAL MEETING OF SHAREHOLDERS OF

RAIT FINANCIAL TRUST

May 22, 2012

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 22, 2012:

The notice of annual meeting, proxy statement and annual report to shareholders are available at http://www.snl.com/irweblinkx/FinancialDocs.aspx?iid=113624

Please mark, sign, date and

mail your proxy card

promptly in the enclosed

envelope.

iPlease detach along perforated line and mail in the envelope provided.i

¢	00033333333303000000 2	052212

PLEASE MARK, SIGN, DATE AND MAIL YOUR PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER SPECIFIED HEREIN BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES LISTED; “FOR” APPROVAL OF GRANT THORNTON LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR RAIT FINANCIAL TRUST FOR FISCAL 2012; AND “FOR” THE AMENDMENT AND RESTATEMENT OF THE INCENTIVE AWARD PLAN. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT, POSTPONEMENT OR CONTINUATION THEREOF. BY EXECUTING THIS PROXY, THE UNDERSIGNED HEREBY REVOKES ALL PRIOR PROXIES.

		1.	ELECTION OF TRUSTEES	FOR	AGAINST	ABSTAIN
			Scott F. Schaeffer	☐	☐	☐
			Edward S. Brown	☐	☐	☐
			Frank A. Farnesi	☐	☐	☐
			S. Kristin Kim	☐	☐	☐
			Arthur Makadon	☐	☐	☐
			John F. Quigley, III	☐	☐	☐
			Jon C. Sarkisian	☐	☐	☐
			Murray Stempel, III	☐	☐	☐
		2.	PROPOSAL TO APPROVE THE SELECTION OF GRANT THORNTON LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2012 FISCAL YEAR.	☐	☐	☐
		3.	PROPOSAL TO APPROVE AN AMENDMENT AND RESTATEMENT OF THE RAIT FINANCIAL TRUST 2008 INCENTIVE AWARD PLAN, INCLUDING RENAMING IT AS THE RAIT FINANCIAL TRUST 2012 INCENTIVE AWARD PLAN.	☐	☐	☐
		4.	To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

¢	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	¢

ANNUAL MEETING OF SHAREHOLDERS OF

RAIT FINANCIAL TRUST

May 22, 2012

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

Vote online until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER
ACCOUNT NUMBER

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 22, 2012:

The notice of annual meeting, proxy statement and annual report to shareholders are available at http://www.snl.com/irweblinkx/FinancialDocs.aspx?iid=113624

iPlease detach along perforated line and mail in the envelope provided IF you are not voting via the Internet.i

¢	00033333333303000000 2	052212

PLEASE MARK, SIGN, DATE AND MAIL YOUR PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER SPECIFIED HEREIN BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES LISTED; “FOR” APPROVAL OF GRANT THORNTON LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR RAIT FINANCIAL TRUST FOR FISCAL 2012; AND “FOR” THE AMENDMENT AND RESTATEMENT OF THE INCENTIVE AWARD PLAN. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT, POSTPONEMENT OR CONTINUATION THEREOF. BY EXECUTING THIS PROXY, THE UNDERSIGNED HEREBY REVOKES ALL PRIOR PROXIES.

		1.	ELECTION OF TRUSTEES	FOR	AGAINST	ABSTAIN
			Scott F. Schaeffer	☐	☐	☐
			Edward S. Brown	☐	☐	☐
			Frank A. Farnesi	☐	☐	☐
			S. Kristin Kim	☐	☐	☐
			Arthur Makadon	☐	☐	☐
			John F. Quigley, III	☐	☐	☐
			Jon C. Sarkisian	☐	☐	☐
			Murray Stempel, III	☐	☐	☐
		2.	PROPOSAL TO APPROVE THE SELECTION OF GRANT THORNTON LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2012 FISCAL YEAR.	☐	☐	☐
		3.	PROPOSAL TO APPROVE AN AMENDMENT AND RESTATEMENT OF THE RAIT FINANCIAL TRUST 2008 INCENTIVE AWARD PLAN, INCLUDING RENAMING IT AS THE RAIT FINANCIAL TRUST 2012 INCENTIVE AWARD PLAN.	☐	☐	☐
		4.	To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

¢	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	¢

☐	¢

RAIT FINANCIAL TRUST

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE

BOARD OF TRUSTEES OF RAIT FINANCIAL TRUST

The undersigned hereby appoints Scott F. Schaeffer, Jack E. Salmon and Raphael Licht, and each of them, as and for the proxies of the undersigned, each with the power to appoint such proxy’s substitute, and hereby authorizes them, or any of them, to vote all of the Common Shares of Beneficial Interest of RAIT Financial Trust held of record by the undersigned on March 12, 2012 at the Annual Meeting of Shareholders of RAIT Financial Trust, to be held at 9:00 A.M. on Tuesday, May 22, 2012 in the Revolution Room located in the Hub, the Cira Centre, 2929 Arch Street, Philadelphia, Pennsylvania, and at any and all adjournments, postponements or continuations thereof as set forth on the reverse side hereof. If you wish to attend the annual meeting and vote in person, you may contact RAIT’s Investor Relations at (215) 243-9000 for directions. Each of the Proposals in this proxy is proposed by RAIT Financial Trust. These Proposals are not related to or conditioned on the approval of other matters.

(Continued and to be signed on the reverse side)

¢	14475	¢